EXECUTION

RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of May, 2007 by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller” or “LBH”), PHH MORTGAGE CORPORATION, f/k/a Cendant Mortgage Corporation, a New Jersey corporation (the “Servicer”) having an office at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and acknowledged by WELLS FARGO BANK, N.A., as trustee (the “Trustee”), recites and provides as follows:

RECITALS

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”) acquired certain first lien, residential mortgage loans (the “Mortgage Loans”) from Sovereign Bank, FSB (“Sovereign”) pursuant to an Assignment, Assumption and Recognition Agreement dated as of March 29, 2007, by and among the Bank, Sovereign and the Servicer, attached hereto as Exhibit B-1 (the “Sovereign Assignment Agreement”).

WHEREAS, the Servicer serviced the Mortgage Loans for Sovereign pursuant to a Mortgage Loan Flow Purchase, Sale and Servicing Agreement dated as of April 19, 2002, by among Sovereign, the Servicer and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) (“Bishop’s Gate”).

WHEREAS, pursuant to the Sovereign Assignment Agreement, the Bank and the Servicer agreed that the obligations, covenants and representations and warranties of each of them under the Sovereign Assignment Agreement and the Mortgage Loans conveyed to the Bank thereunder would be treated in all respects as though such obligations, covenants and representations and warranties were initially made, and the Mortgage Loans conveyed by the Servicer to the Bank, pursuant to the Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of November 1, 2005, by and among the Bank, as purchaser, the Servicer, as seller and Bishop’s Gate, as modified by Section 5 of the Sovereign Assignment Agreement, attached hereto at Exhibit B-2 (the “Sale and Servicing Agreement”).

WHEREAS, on or prior to the Closing Date (as defined herein) the Bank and LBH will enter into an Assignment and Assumption Agreement, dated as of May 1, 2007 (the “Assignment and Assumption Agreement”) pursuant to which the Bank will assign all of its rights, title and interest in and to certain of such mortgage loans as identified on Exhibit D hereto (the “Mortgage Loans”) to LBH and LBH will assume all other rights and obligations of the Bank under the Sale and Servicing Agreement to the extent the Sale and Servicing Agreement relates to the Mortgage Loans.

WHEREAS, on or prior to May 30, 2007, the Seller shall convey the Mortgage Loans to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO” or the “Depositor”), which in turn shall convey the Mortgage Loans to the Trustee, pursuant to a trust agreement dated as of May 1, 2007 (the “Trust Agreement”), by and among the Trustee, the Master Servicer and SASCO, as Depositor.

WHEREAS, the Mortgage Loans are currently being serviced pursuant to the Sale and Servicing Agreement as modified by the Sovereign Assignment Agreement.

WHEREAS, the Seller and the Trustee desire that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein;

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right under the conditions specified herein to terminate for cause the rights and obligations of the Servicer under this Agreement.

WHEREAS, the Seller and the Servicer intend that the Trustee be an intended third party beneficiary of this Agreement, so long as the Trust Agreement remains in effect.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Sale and Servicing Agreement incorporated by reference herein (regardless of whether such terms are defined in the Sale and Servicing Agreement), shall have the meanings ascribed to such terms in the Trust Agreement.

2. Custodianship. The parties hereto acknowledge that the custodial division of Wells Fargo Bank, N.A. will act as custodian of the Servicer’s Mortgage Files for the Trustee pursuant to the Trust Agreement.

3. Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Sale and Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Sale and Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

The Servicer additionally agrees that the Servicer will fully furnish, in accordance with the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”) and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit F, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

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4. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the LMT 2007-5 Trust Fund (the “Trust Fund”) created pursuant to the Trust Agreement, shall have the same rights as the Seller as purchaser under the Sale and Servicing Agreement to enforce the obligations of the Servicer under such Sale and Servicing Agreement and the term “Purchaser” as used in the Sale and Servicing Agreement in connection with any rights of the Seller shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Section 10.01 of the Sale and Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Seller under the Sale and Servicing Agreement; and in connection with the performance of the Master Servicer’s duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

5. Compliance with HOEPA. The Servicer is currently in compliance with the Home Ownership and Equity Protection Act (“HOEPA”) and will continue to operate its business in compliance with HOEPA.

6. No Representations. Except as described herein, neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Mortgage Loans (other than those representations and warranties made in Section 3.03 of the Sale and Servicing Agreement as of the date thereof) in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

7. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attention: Jerald W. Dreyer (LMT 2007-5)
Telephone: (720) 945-3481
Facsimile: (720) 945-3123

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All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

The Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC,
Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: LMT 2007-5

All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Services Manager, LMT 2007-5
(or in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

All notices required to be delivered to the Seller hereunder shall be delivered to the Seller at the following address:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 13th Floor
New York, New York 10019
Attention: Mortgage Finance, LMT 2007-5
Telephone: (212) 526-7000
Facsimile: (212) 526-8950

All written information required to be delivered to the Servicer hereunder shall be delivered to the address of its office as set forth in the first paragraph of this Agreement.

8. Acknowledgement. The Servicer hereby acknowledges that the rights and obligations of the Bank under the Sale and Servicing Agreement will be assigned to the Seller on the Closing Date pursuant to the Assignment and Assumption Agreement; that such rights and obligations, as amended by this Agreement will, in turn, be re-assigned by the Seller to SASCO under the Mortgage Loan Sale and Assignment Agreement; and that such rights and obligations will simultaneously be re-assigned by SASCO, as Depositor, to the Trust Fund under the Trust Agreement. The Servicer agrees that the Assignment and Assumption Agreement, the Mortgage Loan Sale and Assignment Agreement and the Trust Agreement will each be a valid assignment and assumption agreement or other assignment document required pursuant to Section 2.05 of the Sale and Servicing Agreement and will constitute a valid assignment and assumption of the rights and obligations of the Bank to the Seller, by the Seller to SASCO, and by SASCO to the Trust Fund, as applicable. In addition, the Trust Fund will make a REMIC election. The Servicer hereby consents to each such assignment and assumption and acknowledges the Trust Fund’s REMIC election.

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9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10. Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this  Agreement is executed by Wells Fargo Bank, N.A. (i) it is executed and delivered by such party, not in its individual capacity but solely as Trustee under the Trust Agreement dated as of May 1, 2007, among the Depositor, the Trustee, and any other party named therein in the exercise of the powers and authority conferred to and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the Trust Fund is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended solely for the purpose of binding only the Trust Fund, and (iii) under no circumstances shall the Trustee in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement or any related document.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

12. Reconstitution. The Seller and the Servicer agree that this Agreement constitutes the Assignment, Assumption and Recognition Agreement required by the Sale and Servicing Agreement.

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Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By:  /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Authorized Signatory

PHH MORTGAGE CORPORATION,
as Servicer

By:  /s/ Karen Collins
Name:  Karen Collins
Title: Assistant Vice President

AURORA LOAN SERVICES LLC
as Master Servicer

By:  /s/ Linda Sherman
Name: Linda Sherman
Title: Senior Vice President

Acknowledged:

WELLS FARGO BANK, N.A.,
not in its individual capacity but solely as Trustee

By:  /s/ Michael Pinzon
Name: Michael Pinzon
Title:  Vice President

EXHIBIT A

Modifications to the Sale and Servicing Agreement

Unless otherwise specified herein, for purposes of this Agreement, including definitions, relating to (i) representations and warranties of the Purchaser, (ii) the sale and purchase of the Mortgage Loans, (iii) Funding Dates and (iv) Specially Serviced Mortgage Loans, shall be disregarded. Unless otherwise specified herein, the exhibits to the Sale and Servicing Agreement and all references to such exhibits shall also be disregarded.

1.
For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

2.	A new definition of “Accepted Servicing Practices” is hereby added to Article I as the first definition to read as follows:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with all applicable state, federal and local laws.

3.	The definition of “Business Day” in Article I is hereby amended as follows:

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Colorado, Maryland, Minnesota and New Jersey are authorized or obligated by law or executive order to be closed.

4.	New definitions of “PHH Servicing Fee” and “PHH Servicing Fee Rate” are hereby added to Article I to immediately follow the definition of “PHH Guide” and to read as follows:

PHH Servicing Fee: With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (a) the PHH Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. The PHH Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

PHH Servicing Fee Rate: The rate set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan.

5.	The definition of “Collection Account” is hereby deleted and all references to “Collection Account” herein are hereby replaced with references to “Custodial Account.”

6.	A new definition of “Custodial Account” is hereby added to Article I to immediately follow the definition of “Credit Documents”, to read as follows:

Custodial Account: The separate account or accounts created and maintained pursuant to Section 5.04.

7.	A new definition of “Custodial Agreement” is hereby added to Article I to immediately follow the definition of “Custodial Account” to read as follows:

Custodial Agreement means the Custodial Agreement dated as of May 1, 2007 between the Custodian and the Trustee.

8.	A new definition of “Custodian” is hereby added to Article I to immediately follow the definition of “Custodial Agreement” to read as follows:

Custodian: means Wells Fargo Bank, N.A., and each of its successors in interest, or any successor custodian appointed pursuant to the Custodial Agreement.

9.	The definition of “Cut Off Date” in Article I is hereby amended in its entirety to read as follows:

Cut Off Date: May 1, 2007.

10.	The definition of “Eligible Account” is hereby deleted.

11.	New definitions of “Eligible Deposit Account” and “Eligible Institution” are hereby added to Article I to immediately follow the definition of “Due Period” and to read as follows:

Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution: Any of the following:

(i)	an institution whose:

(A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-“ by S&P, if the amounts on deposit are to be held in the account for no more than 365 days; or

(B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (i)(A) or clause (i)(B), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii) the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

12.	The terms “Environmental Assessment,” “Environmental Conditions Precedent to Foreclosure” and “Environmental Laws” are hereby deleted.

13.	A new definition of “Environmental Problem Property” in Article I is hereby added to immediately follow the definition of “Eligible Institution” and to read as follows:

Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

14.	The definition of “Escrow Account” in Article I is hereby amended in its entirety to read as follows:

Escrow Account: The separate account or accounts created and maintained pursuant to Section 5.06.

15.	New definitions of “General Servicing Fee” and “General Servicing Fee Rate” are hereby added to Article I to immediately follow the definition of “Funding Date” and to read as follows:

General Servicing Fee: With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (a) the General Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. The General Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

General Servicing Fee Rate: 0.500% per annum.

16.	The definition of “Monthly Advance” in Article I is hereby amended in its entirety to read as follows:

Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker’s price opinion and any other information or reports obtained by the Servicer which may support such determinations.

17.	The definition of “Mortgage Loan Schedule” in Article I is hereby amended in its entirety to read as follows:

Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans, including the applicable PHH Servicing Fee Rate and the applicable Prepayment Charge, if any, with respect to each Mortgage Loan, which Mortgage Loan Schedule is attached as Exhibit B to this Agreement.

18.	The definition of “Note Rate” in Article I is hereby amended in its entirety to read as follows:

Note Rate: The annual rate of interest borne on a Mortgage Note after giving effect to any applicable Relief Act Reduction.

19.	A new definition of “Opinion of Counsel” is hereby added to Article I to read as follows:

Opinion of Counsel A written opinion of counsel, who may be an employee of the Servicer, that is reasonably acceptable to the Trustee, and the Master Servicer provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee, the Master Servicer and the Seller, who (i) is in fact independent of any Seller, the Servicer and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any master servicer of the Mortgage Loans or in an affiliate of any such entity and (iii) is not connected with any Seller, the Servicer or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

20.	The definition of “Primary Insurance Policy” is hereby deleted and all references to “Primary Insurance Policy” herein are hereby replaced with references to “PMI Policy.”

21.	New definition of “PMI Policy” is hereby added to Article I to immediately follow the definition of “Pledge Instruments” and to read as follows:

PMI Policy: A policy of primary mortgage guaranty insurance including all endorsements thereto issued by a Qualified Mortgage Insurer, including any Bulk Policy or other primary mortgage insurance policy acquired in respect of the Mortgage Loans, as required by this Agreement or the Trust Agreement with respect to certain Mortgage Loans whether acquired by the Mortgagor, the lender or the Seller on behalf of the Trust Fund.

22.	New definitions of “Prepayment Charge” and Prepayment Charge Schedule” are hereby added to Article I to immediately follow the definition of “Prepaid Monthly Payment” and to read as follows:

Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

Prepayment Charge Schedule: A data field in the Mortgage Loan Schedule which indicates the amount of the Prepayment Charge and the term during which it is imposed with respect to a Mortgage Loan.

23.	The definition of “Prepayment Interest Shortfall Amount” in Article I is hereby amended in its entirety to read as follows:

Prepayment Interest Shortfall Amount: With respect to any Remittance Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period (other than Principal Prepayments relating to a repurchase of the Mortgage Loan by a Seller or any other Person), which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in the succeeding Principal Prepayment Period, the amount of interest (net the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of the related Principal Prepayment Period.

24.	The definition of “Qualified Mortgage Insurer” in Article I is hereby amended in its entirety to read as follows:

Qualified Mortgage Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

25.	A new definition of “Relief Act Reduction” is hereby added to Article I to immediately follow the definition of “Refinanced Mortgage Loan” and to read as follows:

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

26.	A new definition of “REMIC Provisions” is hereby added to Article I to read as follows:

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

27.	The definition of “REO Property” in Article I is hereby amended by replacing the word “Purchaser” with “Trustee on behalf of the Trust Fund”.

26.	A new definition of “Sarbanes Certifying Party” is hereby added to Article I to immediately follow the definition of “Required Surety Payment” and to read as follows:

Sarbanes Certifying Party: A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

27.	New definitions of “Seller Remittance Amount” and “Seller Remittance Rate” are hereby added to Article I to immediately follow the definition of “Seller Information” and to read as follows:

Seller Remittance Amount: With respect to each Due Period and any Mortgage Loan, an amount equal to one-twelfth the product of (a) the Seller Remittance Rate and (b) the outstanding principal balance of the Mortgage Loan as of the related Determination Date. The Seller Remittance Amount with respect to any Due Period shall not be reduced by the amount of any Prepayment Interest Shortfall Amount with respect to the Mortgage Loan. The obligation of the Servicer to pay the Seller Remittance Amount with respect to a Mortgage Loan is limited to, and the Seller Remittance Amount is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Disposition proceeds) of the Monthly Payments collected by the Servicer with respect to such Mortgage Loan, or as otherwise provided herein.

Seller Remittance Rate: With respect to each Mortgage Loan, the difference between the General Servicing Fee Rate and the PHH Servicing Fee Rate.

28.
The definitions of “Servicing Fee” and “Servicing Fee Rate” in Article I are hereby deleted. Unless otherwise indicated herein, references to “Servicing Fee” and Servicing Fee Rate” are hereby replaced with references to “General Servicing Fee” and “General Servicing Fee Rate.”

29.
The parties hereto acknowledge that Section 2.02 (Possession of Mortgage Files) shall be inapplicable to this Agreement, as superseded by the provisions of the Custodial Agreement and the Trust Agreement.

30.
The parties hereto acknowledge that Section 2.05 (Transfer of Mortgage Loans) of the Sale and Servicing Agreement shall be modified to indicate that the Custodian shall prepare and execute at the direction of the Seller any note endorsements in connection with transfer of the Mortgage Loans to the Trust Fund as the owner of the Mortgage Loans and that the Seller shall pay for any fees associated with the preparation and execution of such note endorsements to the Trust Fund.

31.	Section 3.01(h) is hereby replaced in its entirety with the following:

(h) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Company’s or any Subservicer’s knowledge, threatened, against the Company or any Subservicer, which, either in any one instance or in the aggregate, if determined adversely to the Company or any Subservicer would adversely affect the ability of the Company or any Subservicer to service the Mortgage Loans hereunder in accordance with the terms hereof, the execution, delivery or enforceability of this Agreement or any of the Mortgage Loans or result in any material liability of the Company or any Subservicer, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Company or any Subservicer, or would be likely to impair materially the ability of Company to perform under the terms of this Agreement.

32.	For purposes of servicing only, the second, third, fourth and fifth paragraphs of Section 3.04 (Repurchase & Substitution) are hereby restated to read as follows:

(2) Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 3.02 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer selected by the Master Servicer with the prior consent and approval of the Trustee. Such assignment shall be made in accordance with Section 12.01.

(3) In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund, and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 3.04 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

(4) Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

33.	Section 3.06 (Additional Representations and Warranties of the Servicer) is hereby amended by:

(i) replacing the words “to the Purchaser and to any Depositor” with “to the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance.

(ii) replacing the words “to the Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance.

(iii) replacing the words “to the Purchaser or such Depositor” with “to the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance.

(iv) replacing Section 3.06(1)(vii) in its entirety with the following:

(vii) there are no affiliations, relationships or transactions relating to a Seller, the Servicer, any Subservicer or any Third-Party Originator with respect to any party listed on Exhibit 14 hereto of a type described in Item 1119 of Regulation AB.

34.	Section 5.01 (PHH Mortgage to Act as Servicer; Servicing Standards; Additional Documents; Consent of the Purchaser) is hereby replaced in its entirety with the following:

Section 5.01. Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the related Mortgage Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund; provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably forseeable, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Note Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of such modification, the Company shall calculate the Monthly Payment for such Mortgage Loan based on the modified terms of such Mortgage Loan and shall only be required to make Monthly Advances pursuant to Section 6.03 to the extent of such new Monthly Payment. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 6.04. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, that, upon full release or discharge, the Company shall notify the related Custodian of the related Mortgage Loan of such full release or discharge. Upon the reasonable request of the Servicer, the Trustee shall execute and deliver to the Servicer with any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

The Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Trustee’s name without indicating the Servicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan. If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Master Servicer at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge not collected; provided, however, that with respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer's possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 3.20 if the failure to collect such amount is the result of inaccurate or incomplete information regarding Prepayment Charges included on the Mortgage Loan Schedule relating to the related Mortgage Loan. With respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer's possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer may rely on the Prepayment Charge data set forth on the related Mortgage Loan Schedule and the Servicer shall not have any liability for any loss resulting from the Servicer's calculation of the Prepayment Charge utilizing the data contained in the related Mortgage Loan Schedule. Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (ii)(c) below) a Prepayment Charge without paying to the Master Servicer the amount of such Prepayment Charge only if such Prepayment Charge (i) relates to a defaulted Mortgage Loan (defined as 61 days or more delinquent), and such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan, or (ii) if the prepayment is not a result of a refinance by the Servicer or any of its affiliates and (a) a default under the Mortgage Loan is reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such a prepayment charge and the related Mortgage Loan, (b) the collection of the Prepayment Charge would be in violation of applicable laws or (c) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is in foreclosure.

35.	Section 5.04 (Establishment of Custodial Account; Deposits in Custodial Account) is hereby amended as follows:

(i)   by amending the first paragraph thereof as follows:

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “PHH Mortgage Corporation in trust for Wells Fargo Bank, N.A., as Trustee for the Lehman Mortgage Trust, Series 2007-5.” The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. Any funds deposited in the Custodial Account may be invested in Permitted Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit 5.04 hereto. A copy of such certification or letter agreement shall be furnished to the Master Servicer no later than thirty (30) days after the Closing Date in the form of Exhibit 15 hereto.

(ii)	by replacing each reference to the phrase “Funding Date” in the second paragraph of Section 5.04 with the phrase “Cut-off Date”

(iii)	by adding new clauses (12), (13), (14), (15) and (16) to read as follows:

(12)   all Prepayment Charges;

(13)
with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount per month of the General Servicing Fee actually received for such month for the Mortgage Loans;

(14)
any amounts received from the Seller of the Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

(15)	any amounts received by the Servicer under a PMI Policy; and

(16)	any Seller Remittance Amount.

36.	Section 5.05 (Permitted Withdrawals from the Custodial Account) is hereby amended by adding new clauses (9) and (10) to read as follows:

(9)  to transfer funds to another Eligible Institution in accordance with Section 5.09 hereof; and

(10) to invest funds in certain Permitted Investments in accordance with Section 5.09 hereof.

37.	Section 5.06 (Establishment of Escrow Accounts; Deposits in Escrow) is hereby amended by adding the following as the first paragraph thereof:

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting escrow payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “PHH Mortgage Corporation in trust for Wells Fargo Bank, N.A., as Trustee for the Lehman Mortgage Trust, Series 2007-5” The Escrow Accounts shall be established with either (i) an Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an Eligible Institution in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit 5.06 hereto. A copy of such certification or letter agreement shall be furnished to the Master Servicer.

38.	Section 5.09 (Transfer of Accounts) is hereby amended in its entirety as follows:

Section 5.09 Transfer of Accounts.

The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution no later than 30 days after any such transfer is made in the form of Exhibit G-4 hereto. The Servicer shall give notice to the Master Servicer of any change in the location of the Custodial Account. The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Permitted Investments. Any such Permitted Investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such Permitted Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Permitted Investment may mature on the related Remittance Date. Any such Permitted Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Permitted Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized. If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Permitted Investments.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Permitted Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”), the Servicer shall be obligated to invest the excess amount over the Insured Amount in Permitted Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Permitted Investment shall mature no later than the Business Day immediately preceding the related Remittance Date. Any such Permitted Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Permitted Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account by the Servicer out of its own funds immediately as realized.

39.	Section 5.13 (Realization Upon Specially Serviced Mortgage Loans and REO Properties) and Section 5.15 (Sale of REO Properties) are hereby deleted.

40.	Section 5.14 (Management of REO Properties) is hereby amended in its entirety as follows:

Section 5.14 Management of REO Properties.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee in trust for the benefit of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee and the Certificateholders.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by Master Servicer in writing within five (5) days after its receipt (or deemed receipt) of such notice in accordance with the terms and provisions of this Agreement. Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer's written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure. If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker's price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the Master Servicer.

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 6.03.

The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 5.10, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 5.13 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

41.	A new Section 5.19 (Real Estate Owned Reports) is hereby added to read as follows:

Section 5.19 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 6.02, the Servicer shall furnish to the Master Servicer on or before the Remittance Date in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and, if requested, the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

42.	A new Section 5.20 (Safeguarding Customer Information) is hereby added to read as follows:

Section 5.20 Safeguarding Customer Information.

The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on March 1, 2001, 66 Fed. Reg. 8616 and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

The Servicer shall promptly provide the Master Servicer and the Trustee information reasonably available to it regarding such security measures upon the reasonable request of the Master Servicer and the Trustee which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Servicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Servicer with respect to its security measures to the extent reasonably necessary in order for the Owner to satisfy its obligations under the Guidelines.

43.	A new Section 5.21 (Compensating Interest) is hereby added to read as follows:

Section 5.21 Compensating Interest

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount of the Servicing Fee actually received for such month for the Mortgage Loans.

44.	A new Section 5.22 (Indemnification with Respect to Certain Taxes and Loss of REMIC Status) is hereby added to read as follows:

Section 5.22 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the Master Servicer, the Trustee, and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate, the Trustee and the Trust Fund now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

45.	Section 6.01 (Remittances) is hereby amended by replacing the word “Purchaser” with “Master Servicer” and by replacing paragraphs (1) and (2) of such section with the following:

(1) On each Remittance Date, the Servicer shall remit to the Master Servicer (a) all amounts credited to the Custodial Account as of the close of business on the last day of the related Due Period (including (1) the amount of any Principal Prepayment, together with interest thereon at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs and (2) all proceeds of any REO Disposition net of amounts payable to the Servicer pursuant to Section 5.14), net of charges against or withdrawals from the Custodial Account in accordance with Section 5.05, which charges against or withdrawals from the Custodial Account the Servicer shall make solely on such Remittance Date, plus (b) the Seller Remittance Amount, plus (c) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 6.03; provided that the Servicer shall not be required to remit, until the next following Remittance Date, any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period.

(2) All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

The Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC,
Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: LMT 2007-5

46.	Section 6.02 (Reporting) is hereby amended by replacing the word “Purchaser” with “Master Servicer” and by replacing the first paragraph of such section with the following:

Not later than the tenth (10th) calendar day (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer (i) (a) monthly loan data in the format set forth in Exhibit 16 hereto, (b) default loan data in the format set forth in Exhibit 17 hereto and (c) information regarding realized losses and gains in the format set forth in Exhibit 18 hereto (or as it relates to Exhibit 16, Exhibit 17 and Exhibit 18 in such other formats and contents mutually agreed between the Servicer and the Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape or other similar media reasonably acceptable to both the Servicer and the Master Servicer and (iii) all supporting documentation with respect to the information required pursuant to clause (i)(c) above. The format of this monthly reporting may be amended from time to time to the extent necessary to comply with applicable law.

The Servicer shall promptly notify the Trustee, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit 14 to this Agreement.

If so requested by the Trustee, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Trustee, the Master Servicer and the Depositor pursuant to the preceding sentence, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 3.06 or, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Servicer shall provide to the Trustee, the Master Servicer and the Depositor prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Servicer, the Servicer's engagement of any Subservicer, Subcontractor or vendor to perform or assist in the performance of any of the Servicer's obligations under this Agreement, any material litigation involving the Servicer, and any affiliation or other significant relationship between the Servicer and other transaction parties.

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall provide to the Trustee, the Master Servicer and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Due Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D.

47.	Section 6.03 (Monthly Advances by Servicer) is hereby amended by adding the following new sentence immediately following the second sentence of such subsection (1):

Any Prepaid Monthly Payments so used to make Monthly Advances shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Trust Fund required to be made on such Remittance Date.

48.
Section 6.06 is hereby amended by (i) replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance; (ii) replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance; (iii) replacing the words “the Purchaser and the Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance; (iv) replacing the words “the Purchaser or Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance; and (v) replacing the words “as reasonably identified by the Purchaser” with “as reasonably identified by the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance.

49.	Section 6.06(i)(D) is hereby replaced in its entirety with the following:

(D) a description of any affiliation or relationship between a Seller or the Servicer, each Third-Party Originator or each Subservicer, as applicable, and any of the parties listed on Exhibit 14 hereto.

50.	References to “Servicing Fee” in Section 7.03 (Servicing Compensation) are hereby replaced with references to “PHH Servicing Fee.”

51.
Section 7.04(2) is hereby amended by (i) replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer”; and (ii) replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer”.

52.	Section 7.05(1) is hereby deleted in its entirety.

53.
Section 7.05(2) is hereby amended by (i) replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance; and (ii) replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance.

54.	Section 7.05(2)(i)(A) is hereby amended by replacing the second sentence of such Section with the following:

Such report shall be addressed to the Trust Fund, the Depositor, the Trustee and the Master Servicer and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on Exhibit 19 hereto.

55.	Section 7.05(2)(i)(C) is hereby deleted in its entirety and replaced with the following:

(C) cause each Subservicer and each Subcontractor determined by the Servicer pursuant to Section 7.08(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), and for which the Servicer does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 7.05(2); and

56.	Section 7.05(2)(i)(D) is hereby amended by changing the reference “Exhibit A” to “Exhibit 11-2.”

57.	Section 7.06 (Purchaser’s Right to Examine Servicer Records) is hereby amended by replacing the word “Purchaser” with “Master Servicer”.

58.
Section 7.08 is hereby amended by (i) replacing the words “the Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance; (ii) replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer”; (iii) replacing the words “(or any designee of the Depositor, such as a master servicer or administrator)” with “(or any designee of such party)” in each instance; and (iv) replacing the words “the Purchaser and such Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance.

59.	Section 7.08(ii) is hereby amended by

(i) by replacing clause (C) in the first paragraph of such Section with the following:

(C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor for which the Servicer does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06 identified pursuant to clause (B) of this paragraph.

(ii) by replacing the last sentence of the second paragraph of such section with the following :

The Servicer shall be responsible for obtaining from each Subcontractor for which the Servicer does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06 and delivering to the Purchaser, the Master Servicer, the Trustee, the Trust Fund or any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 7.05(2), in each case as and when required to be delivered.

(iii) by replacing clause (B) in the third paragraph of such Section with the following:

(B) cause (x) each Subservicer and (y) each Subcontractor for which the Servicer does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06, with respect to which the Purchaser, the Master Servicer, the Trustee, the Trust Fund or any Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 7.05(2).

60.	A new Section 8.02 (Reporting Requirements of the Commission and Indemnification) is hereby added to read as follows:

Section 8.02 Reporting Requirements of the Commission and Indemnification.

Notwithstanding any other provision of this Agreement, the Servicer acknowledges and agrees that the purpose of Sections 6.02 and 7.05 of this Agreement is to facilitate compliance by the Trustee, the Master Servicer and the Depositor with the provisions of Regulation AB. Therefore, the Servicer agrees that (a) the obligations of the Servicer hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) such obligations may change over time due to interpretive advice or guidance of the Commission, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the Servicer shall agree to enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with such interpretive advice or guidance, convention, consensus, advice of counsel, or otherwise, (d) the Servicer shall otherwise comply with requests made by the Trustee, the Master Servicer or the Depositor for delivery of additional or different information as all parties may determine in good faith is necessary to comply with the provisions of Regulation AB and (e) the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with any such clarification, interpretive guidance, convention or consensus and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information regarding this Agreement and matters related to the Servicer, (collectively, the “Servicer Information”), provided that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Depositor in its sole discretion and its counsel to be necessary or advisable to comply with any Commission and industry guidance and convention.

The Servicer hereby agrees to indemnify and hold harmless the Depositor, its respective officers and directors and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, its respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, its respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor by or on behalf of the Servicer specifically in connection with this Agreement.

61.
Section 9.01 (Indemnification; Third Party Claims) is hereby amended by (i) changing the word “Purchaser” to “Master Servicer, the Depositor, the Trustee and the Trust Fund” in each instance; and (ii) changing the word “its” in the first line to “their”.

62.	Section 9.01(2)(C) is hereby amended by replacing the words “the Purchaser, any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer”.

63.	Section 9.02 (Merger or Consolidation of the Seller) is hereby amended by changing the word “Purchaser” to “Trustee” where it appears in the proviso to the second paragraph thereof.

64.	Section 9.04 (Servicer Not to Resign) is hereby amended in its entirety to read as follows:

The Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall be fully liable for such tasks as if the Servicer performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Trustee and the Master Servicer, which consent shall be granted or withheld in the reasonable discretion of such parties, provided, however, that the Servicer may assign its rights and obligations hereunder without prior written consent of the Trustee and the Master Servicer to any entity that is directly owned or controlled by the Servicer, and the Servicer guarantees the performance of such entity hereunder. In the event of such assignment by the Servicer, the Servicer shall provide the Trustee and the Master Servicer with a written statement guaranteeing the successor entity's performance of the Servicer's obligations under the Agreement.

65.	Section 10.01 (Events of Default) is hereby amended as follows:

(i) by changing the words “3 Business Days” in Section 10.01(1) to “1 Business Day” and deleting the remainder of Section 10.01(1);

(ii) by amending subclause (7) as follows:

(7) PHH Mortgage at any time is neither FNMA or FHLMC approved servicer, and the Master Servicer has not terminated the rights and obligations of PHH Mortgage under this Agreement and replaced PHH Mortgage with a FNMA or FHLMC approved servicer within 30 days of the absence of such approval;

(iii) by replacing the words “Purchaser or Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance.

(iv) by replacing the words “Purchaser or any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance.

(v) by replacing the words “Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer (including any of its assignees or designees)”.

66.	The parties hereto acknowledge that the remedies set forth in Section 10.01 may be exercised by either the Master Servicer or the Trustee on behalf of the Trust Fund.

67.	Section 11.01 (Term and Termination) is hereby amended by changing the references to “Purchaser” in the second and third paragraph of such section to “Master Servicer.”

68.	Section 12.01 (Successor to the Servicer) is hereby amended in its entirety to read as follows:

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 9.04, 10.01 or 11.01, the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement set forth in Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer that is not at that time a Servicer of other Mortgage Loans for the Trust Fund shall be subject to the approval of the Master Servicer, the Seller, the Trustee and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Depositor, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.02 and the remedies available to the Trustee under Sections 3.04 and 9.01, it being understood and agreed that the provisions of such Sections 3.02, 3.04 and 9.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.02 and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 12.01 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver within ten (10) Business Days to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan Documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

69.
Section 12.12 (Intention of the Parties) is hereby amended by (i) replacing the words “the Purchaser and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer” in each instance; (ii) replacing the words “Neither the Purchaser nor any Depositor” with “None of the Trust Fund, the Depositor, the Trustee and the Master Servicer”; (iii) by replacing the words “the Purchaser or any Depositor” with the “Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance; (iv) replacing the words “the Purchaser (including any of its assignees or designees) and any Depositor” with the “Trust Fund, the Depositor, the Trustee or the Master Servicer (including any of its assignees or designees)”; and (v) replacing the words “the Purchaser or such Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer”.

70.	A new Section 12.14 (Intended Third Party Beneficiaries) is hereby added to read as follows:

Section 12.14 Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee, the Master Servicer, the Depositor and the Trust Fund receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee, the Master Servicer, the Depositor and the Trust Fund as if they were parties to this Agreement, and the Trustee, the Master Servicer, the Depositor and the Trust Fund shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Trustee, the Master Servicer, the Depositor and the Trust Fund hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

71.	A new Section 12.15 (Request for Release) is hereby added to read as follows:

Section 12.15 Request for Release. When requesting a release of documents from the Custodian, the Servicer shall use the form attached hereto as Exhibit 13.

72.	Exhibit E hereto is hereby added to the Sale and Servicing Agreement as Exhibit 13 thereto.

73.	Exhibit 5.04 of the Sale and Servicing Agreement shall be deleted in its entirety and replaced by Exhibit G-1 hereto.

74.	Exhibit 5.06 of the Sale and Servicing Agreement shall be deleted in its entirety and replaced by Exhibit G-2 hereto.

75.	Exhibit G-3 hereto is hereby added to the Sale and Servicing Agreement as Exhibit 14 thereto.

76.	Exhibit G-4 hereto is hereby added to the Sale and Servicing Agreement as Exhibit 15 thereto.

77.	Exhibit H-1 hereto is hereby added to the Sale and Servicing Agreement as Exhibit 16 thereto.

78.	Exhibit H-2 hereto is hereby added to the Sale and Servicing Agreement as Exhibit 17 thereto.

79.	Exhibit H-3 hereto is hereby added to the Sale and Servicing Agreement as Exhibit 18 thereto.

80.	Exhibit I hereto is hereby added to the Sale and Servicing Agreement as Exhibit 19 thereto.

EXHIBIT B-1

Sovereign Assignment Agreement

B-1-1

EXECUTION

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Agreement”) dated as of March 29, 2007 (the “Closing Date”), is by and among Sovereign Bank, FSB (the “Assignor”), Lehman Brothers Bank, FSB (the “Assignee”) and PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation) (the “Company”).

WHEREAS, the Company conveyed certain mortgage loans on a servicing-retained basis to the Assignor pursuant to that certain mortgage loan flow purchase, sale and servicing agreement, dated as of April 19, 2002 (the “Sovereign Agreement”), between the Assignor, the Company and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) (“Bishop’s Gate”);

WHEREAS, pursuant and subject to Section 2.05 of the Sovereign Agreement, the Assignor has the right to assign all or any part of its interest under the Sovereign Agreement and designate any person to exercise any rights of ‘Purchaser’ thereunder;

WHEREAS, the Assignor desires to assign, and the Assignee desires to accept assignment of, all of Assignor’s interest in, to and under the Sovereign Agreement with respect to the mortgage loans (the “Mortgage Loans”) attached hereto as Schedule I-A (the “Mortgage Loan Schedule”) on the terms and conditions herein; and

WHEREAS, the Assignee and the Company desire to amend the terms and conditions of the Sovereign Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the mutual promises made herein and for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Assignment and Assumption.

(a) Subject to paragraph (b) of this Section 1, the Assignor hereby sells, assigns, transfers and grants to the Assignee all of its right, title and interest, in, to and under the Mortgage Loans, the Sovereign Agreement, and all rights related thereto, as though the Assignee was the ‘Purchaser’ under the Sovereign Agreement, solely to the extent related to the Mortgage Loans. The Assignee hereby accepts such assignment from the Assignor. The Assignee shall be entitled to (i) all principal received after March 1, 2007 (the “Cut-off Date”), (ii) all other recoveries of late charges, assumption fees or other charges collected after the Cut-off Date, and (iii) all payments of interest on the Mortgage Loans at the Note Rate. It is the intention of the Assignor, the Assignee and the Company that this Agreement shall be binding upon and inure to the benefit of the Assignee and the Assignor and their successors and assigns. To the extent not modified herein, the Sovereign Agreement remains in full force and effect.

(b) Certain Terms of Assignment and Assumption.

1.
Purchase Price. Simultaneously with the execution of this Agreement and subject to the satisfaction of the closing conditions set forth in Section 7 of this Agreement, the Assignee shall pay to the Assignor the purchase price (the “Purchase Price”) for the Mortgage Loans as calculated in a purchase confirmation, dated the date hereof, in immediately available funds by wire transfer to the account specified by the Assignor.

2.
Delivery. Prior to the date hereof, the Assignor shall have delivered, for each Mortgage Loan, all of the documents set forth on Schedule II hereto for each Mortgage Loan (the “Mortgage Loan Documents”) to the Assignee or its designee, which delivery shall be evidenced by an initial certification of Wells Fargo Bank, N.A., as custodian (the “Custodian”). Thereafter, the Assignor shall deliver to the Custodian any other documents from time to time that are or come into Assignor’s possession. The ownership of each Mortgage Loan Document and the contents of the Legal Documents, Credit Documents and any other documents or files relating to the Mortgage Loans, as of the sale, shall be vested in the Assignee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Assignor shall immediately vest in the Assignee and shall be retained and maintained, in trust, by the Assignor at the will of the Assignee in a custodial capacity only. Within thirty (30) days of receipt by the Assignor of any notice from the Assignee or the Custodian that any of the Mortgage Loan Documents is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Assignor shall cure such Material Defect (and, in such event, the Assignor shall provide the Assignee with an officer’s certificate confirming that such cure has been effected). If the Assignor does not so cure such Material Defect, it shall, if such Material Defect would reasonably be expected to result in a loss, repurchase the related Mortgage Loan at the repurchase price, as set forth in the Commitment Letter. A loss shall be deemed to be attributable to the failure of the Assignor to cure a Material Defect if, as determined by the Assignee acting in good faith, absent such Material Defect, such loss would not have been incurred. In addition to such repurchase obligation, the Assignor shall indemnify the Assignee and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any missing, mutilated or improper Mortgage Loan Document, or any claim, demand, defense or assertion based on or grounded upon, or resulting therefrom, as well as for any expenses reasonably incurred by the Assignee in enforcing its remedies hereunder in connection with any missing, mutilated or improper Mortgage Loan Document.

3.
Records. The sale of each Mortgage Loan hereunder shall be reflected on the Assignor’s balance sheet and other financial statements as a sale of assets by the Assignor. The purchase of each Mortgage Loan hereunder shall be reflected on the Assignee’s balance sheet and other financial statements as a purchase of assets by the Assignee. This Agreement continuously, from the time of its execution, shall be an official record of the Assignor and Assignee, and each will maintain a copy of this Agreement and each agreement related hereto in its official books and records.

2. Recognition of Assignee.

From and after the date of this Agreement, the Company shall note the transfer of the Mortgage Loans as of the date hereof to the Assignee in its books and records. The Company shall recognize the Assignee as the owner of the Mortgage Loans and shall service the Mortgage Loans in accordance with the terms of this Agreement.

3. Representations and Warranties of the Assignor.

The Assignor hereby represents and warrants to the Assignee as of the date hereof (i) that the copy of the Sovereign Agreement attached hereto as Exhibit A is true, correct and complete, (ii) that the Assignor has not received notice of, and has no knowledge of any offsets, counterclaims or other defenses available to the Company with respect to the Sovereign Agreement or the Mortgage Loans except for accrued servicing fees that are not due as of the date hereof, and (iii) that the Assignor has not waived or agreed to any waiver under, or agreed to any amendment or modification of, the Sovereign Agreement except as set forth on Exhibit A or the Mortgage Loans except for such amendments, modifications, and waivers as are in writing and are reflected in the Mortgage Loan Schedule and copies of which are contained in the Mortgage Loan Files. The Assignor makes the representations and warranties attached hereto as Exhibit B to the Assignee as of the date hereof. As to each Mortgage Loan, the Assignor makes the representations and warranties attached hereto as Exhibit C to the Assignee as of the date hereof.

It is understood and agreed that the representations and warranties set forth in Exhibit B and Exhibit C shall survive the sale of the Mortgage Loans to the Assignee and the delivery of the Mortgage Loan Documents to the Assignee and shall inure to the benefit of the Assignee, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Assignor or the Assignee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee in the Mortgage Loans, or which materially and adversely affects the value of the Mortgage Loan or the interest of Assignee in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a “Breach”), the party discovering such Breach shall give prompt written notice to the other. Within 60 days of the earlier of either discovery by or notice to the Assignor of any Breach, the Assignor shall use commercially reasonable efforts to promptly cure such Breach in all material respects and, if such Breach cannot be cured, the Assignor shall, at the Assignee’s option, repurchase such Mortgage Loan at the repurchase price as set forth in a side letter dated the date hereof. In the event that a Breach shall involve any representation or warranty of Assignor set forth in Exhibit B, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Assignor of such Breach, all of the Mortgage Loans shall, as the Assignee’s option, be repurchased by the Assignor at the repurchase price (the “Repurchase Price”) as set forth in a side letter dated the date hereof.

Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Assignee or in accordance with the Assignee’s instructions. At the time of repurchase, the Assignee and the Assignor shall arrange for the reassignment of the Mortgage Loan to the Assignor and the delivery to the Assignor of any documents held by the Custodian relating to the Mortgage Loan. In the event of a repurchase, the Assignee shall, simultaneously with such reassignment, give written notice to the servicer of the Mortgage Loans that such repurchase has taken place, and the Mortgage Loan Schedule shall be deemed amended to reflect the withdrawal of the Mortgage Loan from this Agreement. For the month of repurchase, distributions to Assignee shall include the Monthly Payment due on any such Mortgage Loan prior to the repurchase cut-off date for such repurchase, and the Assignor shall thereafter be entitled to retain all amounts subsequently received by the Assignor in respect of such Mortgage Loan. In connection with any repurchase of any Mortgage Loan, the Assignee shall represent and warrant to the Assignor that, except for such actions as are taken in accordance with Accepted Servicing Practices, (i) the Assignee is transferring to the Assignor substantially as good title to such Mortgage Loan as was transferred to the Assignee, free and clear of all liens, encumbrances and participation interests granted by the Assignee, (ii) since the Closing Date no provision of such Mortgage Loan has been materially amended or modified and no obligor under such Mortgage Loan has been granted a full or partial release thereunder and (iii) since the Closing Date, the lien of the Mortgage securing such Mortgage Loan has not been satisfied, released or subordinated.

In addition to such repurchase obligation, the Assignor shall indemnify the Assignee and hold it harmless against any out of pocket costs, expenses, penalties and fines incurred by the Assignee, including without limitation, reasonable and necessary legal fees and related costs, resulting from a Breach of the representations and warranties made by the Assignor (excluding losses resulting from a repurchase of a Mortgage Loan by the Assignee at a price higher than the Repurchase Price). It is understood and agreed that the obligations of the Assignor set forth in this Section 3 to cure or repurchase a defective Mortgage Loan and to indemnify the Assignee as provided in this Section 3 and in Section 6 constitute the sole remedies of the Assignee respecting a Breach of the foregoing representations and warranties.

Any cause of action against the Assignor relating to or arising out of a Breach shall accrue upon (i) discovery of such Breach by the Assignee or notice thereof by the Assignor to the Assignee, (ii) failure by the Assignor to cure such Breach within the applicable cure period or repurchase any applicable Mortgage Loan as specified above, and (iii) demand upon the Assignor by the Assignee for compliance with this Agreement.

The provisions of this Section 3 shall survive the termination of this Agreement.

4. Representations and Warranties of the Company.

The Company hereby represents and warrants as of the date hereof (i) that the copy of the Sovereign Agreement attached hereto as Exhibit A is true, correct and complete, (ii) that the Company has not received notice of, and has no knowledge of any offsets, counterclaims or other defenses available to the Assignor with respect to the Sovereign Agreement or the Mortgage Loans and (iii) that the Company has not waived or agreed to any waiver under, or agreed to any amendment or modification of, the Sovereign Agreement or the Mortgage Loans except as set forth on Exhibit A. Subject to Section 5 of this Agreement, the Company makes the representations and warranties attached hereto as Exhibit D to the Assignee and the Assignor as of the date hereof. Subject to Section 5 of this Agreement, as to each Mortgage Loan, the Company makes the representations and warranties attached hereto as Exhibit E to the Assignee as of the date hereof.

5. Modification of Conveyance, Servicing and Other Rights and Obligations Under the Sovereign Agreement.

The Assignee and the Company, notwithstanding anything else in this Agreement to the contrary hereby agree, for the benefit of the other, that obligations, covenants and representations and warranties of the other under this Agreement, and the Mortgage Loans conveyed from the Assignor to the Assignee under this Agreement shall be treated, as of the date hereof and hereafter, in all respects (including, without limitation, conveyance, repurchase and indemnification obligations, servicing, reporting, remitting, reconstituting, complying with Regulation AB (17 C.F.R. §§229.1100-229.1123, as amended from time to time) obligations, events of default and governing law) as though such obligations, covenants and representations were initially made and such Mortgage Loans were initially conveyed from the Company to the Assignee on the date hereof pursuant to that certain mortgage loan flow purchase, sale and servicing agreement, dated as of November 1, 2005 (the “LBB Agreement”), between the Assignee, the Company and Bishop’s Gate; provided, however, (i) the representations and warranties of the Company made pursuant to Sections 3.01 and 3.02 of the LBB Agreement shall be deleted in their entirety and replaced with the representations and warranties made in Exhibit D hereto as of the date hereof and (ii) the representations and warranties of the Company made pursuant to Section 3.03 of the LBB Agreement shall be deleted in their entirety and replaced with the representations and warranties made in Exhibit E hereto as of the date hereof. For purposes of clarification, this Section 5 is intended solely for the benefit of each of the Assignee and the Company and, to the extent applicable, their respective affiliates, directors, officers and employees. No other person, including, without limitation, the Assignor, may rely upon, benefit from or make any claim with respect to the agreements, rights and obligations contained and/or referenced in this Section 5.

6. Indemnification.

The Assignor agrees to indemnify the Assignee and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Assignee may sustain (excluding losses resulting from a repurchase of a Mortgage Loan by the Assignee at a price higher than the Repurchase Price) in any way related to (i) any third party claim based on, grounded upon, or resulting from a Breach of any of the Assignor’s representations and warranties contained herein and (ii) the failure of the Assignor to perform in any way its duties in strict compliance with the terms of this Agreement. The Assignor shall immediately notify the Assignee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Assignee and with counsel reasonably satisfactory to the Assignee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Assignee in respect of such claim but failure to so notify the Assignee shall not limit its obligations hereunder. The Assignor agrees that it will not enter into any settlement of any such claim without the consent of the Assignee unless such settlement includes an unconditional release of the Assignee from all liability that is the subject matter of such claim. In addition to the obligations of the Assignor set forth in this Section 6 (except with respect to any claim by the Assignee relating to the Breach by the Assignor of any representation or warranty), the Assignee may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The provisions of this Section 6 shall survive termination of this Agreement.

7. Closing Conditions.

In addition to the condition in Section 1 of this Agreement, the assignment hereunder shall be subject to the following conditions:

(a) The delivery, to each party hereto, of a fully executed copy of this Agreement;

(b) A security release certification, in a form acceptable to the Assignee, by the Assignor and any other person if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person, stating that the Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien;

(c) A side letter regarding the Repurchase Price of Mortgage Loans;

(d) A purchase confirmation;

(e) An assignment and assumption of the custodial agreement, dated as of April 1, 2000, by and between the Assignee and Wells Fargo Bank, N.A.;

(f) A certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Assignor by merger or acquired or originated by the Assignor while conducting business under a name other than its present name; and

(g) A MERS Report reflecting the Assignee as Investor, the Custodian as custodian and no Person as Interim Funder for each MERS Designated Mortgage Loan, delivered by the Company to the Assignee within thirty (30) days of the Closing Date.

8. Customer Information.

The Assignor shall keep confidential and shall not divulge to any party, without the prior written consent of the Assignee, the Purchase Price or the Repurchase Price, except (i) to the extent that it is appropriate for the Assignor to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (ii) to the extent necessary in legal proceedings to defend against any claim brought by the Assignee, or (iii) to the extent otherwise required by law.

The Assignor hereby acknowledges that the Assignee is subject to certain privacy and information security laws and regulations pursuant to which the Assignee is required to obtain certain undertakings from the Assignor with regard to the privacy, use and protection of nonpublic personal financial information of the Mortgagors and certain other parties. Therefore, notwithstanding anything to the contrary contained in this Agreement, the Assignor agrees that it (i) will comply with any applicable laws and regulations regarding the privacy and security of Customer Information, including but not limited to the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et. seq., (ii) will not use Customer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Customer Information, (iii) will not disclose Customer Information to third parties (including, without limitation, third party service providers) except (w) at the specific written direction of the Assignee, (x) at the request of government agencies to the extent such disclosure is appropriate, (y) in response to a subpoena or other legal requirement, or (z) to the extent necessary in legal proceedings to defend against any claim brought by the Assignee, and (iv) will immediately notify the Assignee of any actual or suspected breach of the confidentiality of the Customer Information that would have a material and adverse effect on the Assignee. In connection with any potential disclosure of Consumer Information pursuant to subclauses (x) and (y) of clause (iii) in the above sentence, unless prohibited by law, the Assignor (a) will provide notice reasonably in advance of such potential disclosure and will provide reasonable assistance so that Assignee may, at its expense, seek a protective order or other appropriate remedy prior to such disclosure and (b) will only disclose such Confidential Information as is reasonably necessary. “Customer Information” means (i) the nonpublic personal information (as defined in 15 U.S.C. § 6809(4)) of the Mortgagors and information relating to the Mortgage Loans including, without limitation, a Mortgagor’s account information, and (ii) the fact that a Mortgagor or guarantor, if any, has a relationship with the Assignee, as owner of the related Mortgage Loan.

The Assignor agrees to properly destroy or permanently erase (on all forms of recordation), in a manner consistent with the Assignee's obligations under applicable laws and regulations, all Customer Information to the extent that such information is to be destroyed or erased.

The Assignor shall implement and maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Information Security Standards (the "Guidelines"), Section 216 of the Fair and Accurate Credit Transactions Act (including its implementing regulations, "FACTA"), as well as any amendments thereto or other applicable regulations regarding safeguarding information enacted or released by a regulatory agency having jurisdiction over the Assignee or the Assignor. In addition, the Assignor represents to the Assignee that it has in place a response program to respond to any incident of unauthorized access to Customer Information (as defined in the Guidelines). At all times during the term of this Agreement, the Assignor shall maintain administrative, technical and physical safeguards, including proper information disposal procedures, to ensure the security, confidentiality and integrity of Customer Information, and to protect such information against any threats or hazards, including, without limitation, unauthorized access or use. The Assignor will periodically (but not less than annually) review and update its information security procedures. The Assignor shall, at the Assignor's sole expense, take appropriate actions, including such actions as the Assignee may request, to address any actual or apparent incident of theft or unauthorized access, use or disclosure of any Customer Information maintained by the Assignor, including providing prompt notification to the Assignee of any such incident and will, at the Assignee's request, at the Assignor's sole expense, notify the Assignee's customers on the Assignee's behalf of any such unauthorized access, use or disclosure. The Assignor shall promptly provide the Assignee with information regarding such information security measures upon the reasonable request of the Assignee or its designee (including any master servicer of the Mortgage Loans) which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Assignor's operations, and any other audit reports, summaries of test results or equivalent measures or evaluations taken by the Assignor with respect to its security measures.

The obligations set forth in this Section shall survive termination of this Agreement.

9. Solicitation.

From and after the Closing Date, the Assignor hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Assignor’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan for any purpose whatsoever (other than solicitations, for purposes other than pay-off or refinance of any mortgage loan, of Mortgagors who have an ongoing relationship with the Assignor other than in connection with any mortgage loans), including but not limited to any pay-off requests or refinance of a Mortgage Loan, in whole or in part, without the prior written consent of the Assignee. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Assignee pursuant hereto on the Closing Date and the Assignor shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by or on behalf of the Assignor or any Affiliate of the Assignor which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 9. The provisions of this Section 9 shall survive the termination of this Agreement.

10. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

11. Notices.

All demands, notices and communications related to the Mortgage Loans and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight or registered mail, postage prepaid, as follows:

a.	In the case of the Assignor:

Sovereign Bank
1130 Berkshire Boulevard
Wyomissing, PA 19610
Attention: Director of Securitization
Facsimile No.: (610) 320-8448

with a copy to:

Stevens & Lee
111 North 6th Street
Reading, PA 19603
Attention: Kenneth R. Dugan
Facsimile No.: (610) 988-0822

b. In the case of the Assignee:

Lehman Brothers Bank, FSB
745 Seventh Avenue
13th Floor
New York, New York 10019
Attention: Manager, Contract Finance

with a copy to:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, CO 80124
Attention: Jerald W. Dreyer

c. In the case of the Company:

PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: Vice President, Servicing

or such other addresses as may hereafter be furnished to the other parties in writing.

12. Conflicts and Waiver.

In the event that any provision of this Agreement conflicts with any provision of the Sovereign Agreement, the terms of this Agreement shall control. The Assignor and the Company hereby acknowledge, agree and confirm, for the benefit of each other and the Assignee, that this Agreement satisfies any and all requirements of any nature pursuant to Section 2.05 of the Sovereign Agreement, and that each of the Assignor and the Company hereby waive, for the benefit of each other and the Assignee, any requirements under the Sovereign Agreement in connection with the assignment of the Sovereign Agreement and the conveyance of the Mortgage Loans to the Assignee. The Assignor and the Company hereby acknowledge, agree and confirm, for the benefit of each other and the Assignee, that the Assignee shall not be liable or otherwise held responsible for any losses, expenses, fees, damages or otherwise arising out of or relating to the actions of either or both of the Assignor and the Company in connection with the Sovereign Agreement and any mortgage loans conveyed thereunder, including, without limitation, the Mortgage Loans.

13. Entire Agreement

This Agreement together with the schedules and exhibits attached hereto and the documents referenced herein (including, without limitation, the documents referenced in Sections 5 and 7) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior or contemporaneous agreement or understanding, whether written or oral, including without limitation the Purchase Price and Terms Letter.

14. Miscellaneous.

No term or provision of this Agreement may be waived, modified or amended unless such waiver or modification is in writing and signed by the party against whom such waiver, modification or amendment is sought to be enforced.

This Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Assignor, the Assignee or the Company may be merged or consolidated shall, without the requirement for any further writing, be deemed such party hereunder.

Except as set forth in Exhibits D and E hereto, capitalized terms used herein but not otherwise defined (including, without limitation, in Exhibits B and C hereto) shall have the meaning set forth in the Sovereign Agreement.

This Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Sovereign Agreement by the Assignor to the Company.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

The Assignor, the Assignee and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement be executed by their duly authorized officers as of the date first above written.

SOVEREIGN BANK, FSB	LEHMAN BROTHERS BANK, FSB
Assignor	Assignee
By: ______________________________	By: ______________________________
Name: ___________________________	Name: Jack Desens
Its: ______________________________	Its: Vice President

PHH MORTGAGE CORPORATION
Company
By: ______________________________
Name: ___________________________
Its: ______________________________

Signature page for 2007-1 Assignment, Assumption and Recognition Agreement

SCHEDULE I-A

MORTGAGE LOAN SCHEDULE

I-A-1

SCHEDULE I-B

MORTGAGE LOAN SCHEDULE DATA FIELDS

1.	the Seller’s Mortgage Loan identifying number;
2.	the Mortgagor’s and Co-Mortgagor’s (if applicable) names;
3.	the street address of the Mortgaged Property, including the city, state, zip code, county, lot number, block number and section number;
4.
a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a PUD, a townhouse, a unit in a condominium project, a co-operative, a mixed-use property, land, or a non-residential property;

5.	a code indicating the loan is a fixed rate or adjustable rate Mortgage Loan;
6.	Product Description;
7.	a code indicating the lien status of the Mortgage Loan;
8.
the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

9.	the Loan to Value Ratio at origination;
10.	the combined Loan to Value Ratio at origination;
11.	the Mortgage Interest Rate as of the Cut-off Date;
12.	the Payment and Rate Adjustment Frequencies (if applicable);
13.	the Index (if applicable);
14.	the initial Interest Rate Adjustment Date (if applicable);
15.	the initial Payment Adjustment Date (if applicable);
16.	the next Interest Rate Adjustment Date (if applicable);
17.	the next Payment Adjustment Date (if applicable);
18.	the Gross Margin (if applicable);
19.	the minimum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);
20.	Mortgage Interest Rate adjustment frequencies (if applicable);
21.	the maximum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);
22.	the Mortgage Interest Rate adjustment cap at the initial Interest Rate Adjustment Date (if applicable);
23.	the Mortgage Interest Rate adjustment cap at all subsequent Interest Rate Adjustment Dates (if applicable);
24.	the Lifetime Mortgage Interest Rate Cap (if applicable);
25.	the rounding provisions under the terms of the Mortgage Note (if applicable);
26.	the lookback provisions (#of days) under the terms of the Mortgage Note (if applicable);
27.	negative amortization indicator and limit;
28.	the date on which the first payment is due;
29.	the original term of the Mortgage Loan;
30.	the stated maturity date;
31.	the amount of the Monthly Payment;
32.	the next due date as of the Cut-off Date;
33.	the original principal amount of the Mortgage Loan;
34.	the Subordinate balances (if applicable);
35.	the closing date of the Mortgage Loan;
36.	the scheduled principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal scheduled to be paid on or before the Cut-off Date;
37.	monthly payment histories on current and prior mortgages (24 months if available);
38.	the loan purpose code;
39.	the occupancy code;
40.	the loan documentation type,;
41.	the debt to income ratio;
42.	the Mortgagor’s and Co-Mortgagor’s (if applicable) social security numbers;
43.	the Mortgagor’s and Co-Mortgagor’s (if applicable) original FICO score and the current FICO scores;
44.	the purchase price of the Mortgaged Property (if a purchase);
45.	the combined annual income;

I-B-1

46.	the borrower debt payments;
47.	number of units;
48.	as of date;
49.	amortization term;
50.	balloon flag;
51.	prepayment penalty flag;
52.	prepayment penalty term and prepayment penalty description (i.e.- 6 months interest, set percentage of UPB);
53.	payment history current loan;
54.	mortgage insurance provider, or code for LPMI;
55.	mortgage insurance coverage percentage;
56.	mortgage insurance cost;
57.	mortgage insurance certificate number;
58.	the monthly servicing fee;
59.	the escrow balance as of the Cut-off Date;
60.	The MIN number assigned to each Mortgage Loan, if applicable;
61.	Original appraisal amount;
62.	a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM;
63.	Interest Only Mortgage Loan indicator;
64.	DSI Mortgage Loan indicator;
65.	Foreclosure status;
66.	Bankruptcy Chapter;
67.	Heloc Indicator and the Heloc line amount;
68.	Servicer name;
69.	the Servicer’s Mortgage Loan identifying number.

I-B-2

SCHEDULE II

MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Assignee and any prospective Assignee, and which shall be delivered to the Assignee pursuant to Section 1 of the Assignment, Assumption and Recognition Agreement to which this Schedule is attached (the “Agreement”):

(a)
The original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed "Pay to the order of ___________________________________, without recourse and signed in the name of the previous owner by an authorized officer. In the event that the original Mortgage Note is lost, a lost note affidavit in a form acceptable to the Assignee with a copy of the original Note, provided that the Assignor shall indemnify the Assignee and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from the failure to deliver the original Mortgage Note, or any claim, demand, defense or assertion based on or grounded upon, or resulting therefrom, as well as for any expenses reasonably incurred by the Assignor in enforcing its remedies hereunder in connection with any lost original Mortgage Note.

(b)	the original or certified true copy of any guarantee executed in connection with the Mortgage Note (if any);

(c)
the original Mortgage with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by the Assignor indicating that such Mortgage has been delivered for recording. The return directions for the original Mortgage should indicate, when recorded, mail to the Assignor;

(d)
the originals or certified true copies of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a certified copy thereof, the original to be delivered to the Assignor forthwith after return from such recording office) with evidence of recording thereon, if any;

(e)	the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan to ___________________;

(f)
the originals or certified true copies of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the Assignor, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a certified copy thereof, the original to be delivered to the Custodian forthwith after return from such recording office);

II-1

(g)	the original or certified true copy of the mortgage title insurance policy, if applicable; and

(h)	the original or certified true copy of the primary mortgage insurance certificate, if any.

In the event an Officer’s Certificate of the Assignor is delivered to the Assignee because of a delay caused by the public recording office in returning any recorded document, the Assignor shall deliver to the Assignee, within 90 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian, which applicable recorded document will be delivered by such date. An extension of the date specified in (iv) above may be requested from the Assignee, which consent shall not be unreasonably withheld.

II-2

EXHIBIT A

SOVEREIGN AGREEMENT

A-1

EXHIBIT B

REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

The Assignor hereby makes the following representations and warranties as of the date hereof:

a)
Due Organization and Authority. The Assignor is a federal savings bank, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Assignor, and in any event the Assignor is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement. The Assignor has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Assignor and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Assignor; and all requisite corporate action has been taken by the Assignor to make this Agreement valid and binding upon the Assignor in accordance with its terms;

b)
Ordinary Course of Business. The Assignor purchases and sells mortgage loans in the ordinary course of the Assignor’s business, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Assignor pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

c)
No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Assignor, the sale of the Mortgage Loans to the Assignee or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject, or impair the ability of the Assignee to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

d)
Ability to Perform. The Assignor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Assignor is solvent and the sale of the Mortgage Loans will not cause the Assignor to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Assignor’s creditors. The Assignor is an institution whose accounts are insured by the Federal Deposit Insurance Corporation;

B-1

e)
No Litigation Pending. There is no action, suit, proceeding or investigation pending, or, to Assignor’s knowledge, threatened against the Assignor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Assignor, or in any material impairment of the right or ability of the Assignor to carry on its business substantially as now conducted, or in any material liability on the part of the Assignor, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Assignor contemplated herein, or which would be likely to impair materially the ability of the Assignor to perform under the terms of this Agreement;

f)
No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Assignor of or compliance by the Assignor with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans to the Assignee or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

g)	Sale Treatment. The Assignor has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment by the Assignor for accounting and tax purposes;

h)
Financial Statements. The Assignor has delivered to the Assignee financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Assignor and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Assignor since the date of the Assignor’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

i)
Fair Consideration. The consideration received by the Assignor upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

j)
Insured Depository Institution Representations. Assignor is an “insured depository institution” as that term is defined in Section 1812(c)(2) of Title 12 of the United States Code, as amended, and accordingly, the Assignor makes the following additional representations and warranties: (i) this Agreement among the Assignor, the Assignee and the Company conforms to all applicable statutory and regulatory requirements; and (ii) this Agreement is (1) executed contemporaneously with the agreement reached by the Assignor, the Assignee and the Company, (2) approved by a specific corporate or banking association resolution by the Assignor’s board of directors, which approval shall be reflected in the minutes of said board, and (3) an official record of the Assignor. A copy of such resolution, certified by a vice president or higher officer of the Assignor has been provided to the Assignee.

B-2

EXHIBIT C

REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR REGARDING THE MORTGAGE LOANS

The Assignor hereby makes the following representations and warranties with respect to each Mortgage Loan as of the date hereof:

a)
Mortgage Loans as Described. The information set forth in numbered items 1, 3, 4, 7, 9, 10, 11, 28, 30, 31, 32, 35, 36, 38, 40, 41, 43, 50, 61 and 64 of the Mortgage Loan Schedule Data Fields (attached to the Agreement as Schedule I-B) as set forth in the Mortgage Loan Schedule is true and correct in all material respects;

b)
Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Assignor under this Agreement have been delivered to the Assignee or its designee;

c)
Ownership. The Assignor is the sole owner and holder of the Mortgage Loan. The Assignor has good and marketable title to each Mortgage Loan, and has full right to transfer and sell the Mortgage Loan to the Assignee. On the Closing Date, the Assignor will transfer title to the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

d)
Compliance with Applicable Laws. Any and all requirements of any applicable law including, without limitation, usury, truth-in-lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

e)
Valid First Lien. The related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including, except with respect to Mortgage Loans secured by condominiums and Cooperative Apartments, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to:

1. the lien of current real property taxes and assessments not yet due and payable,
2. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

3. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest with respect to each First Lien Mortgage Loan. With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

f)
Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) federal savings and loan associations, savings banks or national banks having principal offices in such state, or (iv) not doing business in such state or (v) not required to qualify to do business in such state;

g)	Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

h)
Environmental Matters. To the knowledge of the Assignor, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Assignor is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Assignor’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

i)
Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

j)
Insurance. The Assignor has caused a blanket hazard policy to be established covering the Improvements located on the Mortgaged Property, and no action, inaction or event has occurred that has resulted in the exclusion from, denial of, or defense to coverage under such insurance policy; and

k)
Compliance with Anti-Money Laundering Laws. The Assignor has complied with all applicable anti-money laundering laws and regulations in connection with the Mortgage Loan, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC’s Sanction Programs and on the Specially Designated Nationals and Blocked Persons List (collectively, the “Anti-Money Laundering Laws”). The Assignor has established an anti-money laundering compliance program to the extent required by the Anti-Money Laundering Laws and has conducted the requisite due diligence in connection with the purchase of each Mortgage Loan for purposes of the Anti-Money Laundering Laws.

EXHIBIT D

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Capitalized terms used in the representations and warranties in this Exhibit D shall have the meanings assigned to them in the LBB Agreement, provided that the terms ‘Assignee’ and ‘Company’ shall be used as defined in this Agreement. The Company hereby makes the following representations and warranties with as of the date hereof:

a)
Due Organization. The Company is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Company by any state having jurisdiction and in any event the Company is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and service each Mortgage Loan in accordance with the terms of this Agreement;

b)
Due Authority. The Company had the full power and authority and legal right to originate, hold and sell the Mortgage Loans. The Company has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Company has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Assignee, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

c)
No Conflict. The execution and delivery of this Agreement, the origination of the Mortgage Loans by the Company, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Assignee to realize on the Mortgage Loans;

d)	Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

e)
No Material Default. Neither the Company nor any of its affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Company or any of its affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Company to perform under this Agreement, nor, to the best of the Company’s knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Company to perform its obligations under this Agreement;

f)
Financial Statements. The Company has delivered to the Assignee financial statements as to the fiscal years ended 2003, 2004 and 2005. Except as has previously been disclosed to the Assignee in writing: (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of PHH Mortgage and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto;

g)
No Change in Business. There has been no change in the business, operations, financial condition, properties or assets of the applicable Company since the date of its financial statements that would have a material adverse effect on the ability of the applicable Company to perform its obligations under this Agreement;

h)
No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened, against the Company, which, either in any one instance or in the aggregate, if determined adversely to the Company would adversely affect the ability of the Company to service the Mortgage Loans hereunder in accordance with the terms hereof, the execution, delivery or enforceability of this Agreement or result in any material liability of the Company, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Company;

i)
No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the date hereof;

j)	Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Company;

k)	No Broker. The Company has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction;

l)
No Untrue Information. Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading;

m)
Non-solicitation. In the event the Company chooses to solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans during the term of this Agreement, such solicitations shall be directed at all of Company’s customers and will not be exclusively directed towards the Mortgagors relating to the Mortgage Loans sold hereunder; and

n)
Privacy. The Company agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Company in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.§313.14(a)(3); and (c) the Company is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law;

o)
Ability to Service. The Company is an approved seller/servicer for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the National Housing Act, with facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans. No event has occurred that would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or that would require notification to either Fannie Mae or Freddie Mac;

p)
Collection Practices. The collection practices used by the Company with respect to each Mortgage Note and Mortgage have been in all respects legal, proper and prudent in the mortgage servicing business; and

q)
MERS. The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

EXHIBIT E

REPRESENTATIONS AND WARRANTIES OF THE COMPANY REGARDING THE MORTGAGE LOANS

Capitalized terms used in the representations and warranties in this Exhibit D shall have the meanings assigned to them in the LBB Agreement, provided that the terms ‘Assignee’, ‘Company’, ‘Cut-off Date’ and ‘Mortgage Loan Schedule’ shall be used as defined in this Agreement. The Company hereby makes the following representations and warranties with as of the date hereof:

a)   Mortgage Loan as Described. Such Mortgage Loan complies with the terms and conditions set forth in the LBB Agreement;

b)    Complete Mortgage Files. The Company is in possession of a Mortgage File respecting such Mortgage Loan, except for such documents as have been previously delivered to the Assignee;

c)    Owner of Record. The Mortgage relating to such Mortgage Loan has been duly recorded in (or sent for recording to) the appropriate recording office;

d)   No Outstanding Charges. There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Mortgage Loan;

e)    Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage related to such Mortgage Loan (and the Proprietary Lease and the Pledge Instruments with respect to each Cooperative Loan, and the Pledged Assets with respect to each Pledged Asset Mortgage Loan) have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage Loan Schedule;

f)    No Defenses. The Mortgage Note and the Mortgage related to such Mortgage Loan (and the Cooperative Pledge Agreement related to each Cooperative Loan, and the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan) are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan), or the exercise of any right thereunder, render such Mortgage (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan) unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto;

g)   Hazard Insurance. (a) All buildings upon the Mortgaged Property related to such Mortgage Loan are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Section 5.10. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the originator of such Mortgage Loan, its successors and assigns, as mortgagee. Such policies are the valid and binding obligations of the insurer, and all premiums thereon due to date have been paid. The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance at such Mortgagor’s cost and expense, and on such Mortgagor’s failure to do so, authorizes the holder of such Mortgage to maintain such insurance at such Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor; or (b) in the case of a condominium or unit in a planned unit development (“PUD”) project that is not covered by an individual policy, the condominium or PUD project is covered by a “master” or “blanket” policy and there exists and is in the Mortgage File a certificate of insurance showing that the individual unit that secures the first mortgage is covered under such policy. The insurance policy contains a standard mortgagee clause naming the originator of such Mortgage Loan (and its successors and assigns), as insured mortgagee. Such policies are the valid and binding obligations of the insurer, and all premiums thereon have been paid. The insurance policy provides for advance notice to the Company or Servicer if the policy is canceled or not renewed, or if any other change that adversely affects the Company’s interests is made; the certificate includes the types and amounts of coverage provided, describes any endorsements that are part of the “master” policy and would be acceptable pursuant to the Fannie Mae Guide or Freddie Mac Servicing Guide;

h)    Compliance With Applicable Laws. All requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending, equal credit opportunity or disclosure laws) applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects;

i)     No Fraud. No error or omission, misrepresentation, negligence or fraud in respect of such Mortgage Loan has taken place on the part of any Person in connection with the origination and servicing of such Mortgage Loan;

j)    No Satisfaction of Mortgage. The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

k)    Valid First Lien. The Mortgage including any Negative Amortization, related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien on the related Mortgaged Property, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender’s title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property; with respect to each Cooperative Loan, each Cooperative Pledge Agreement creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative Corporation for unpaid assessments representing the obligor's pro rata share of the Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Cooperative Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Cooperative Project;

l)     Validity of Documents. The Mortgage Note and the Mortgage related to such Mortgage Loan (and the Cooperative Pledge Agreement with respect to each Cooperative Loan) are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law);

m)    Valid Execution of Documents. All parties to the Mortgage Note and the Mortgage related to such Mortgage Loan had legal capacity to enter into such Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related Mortgage Note and the related Mortgage have been duly and properly executed by such parties; with respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Cooperative Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of Proprietary Lease and such documents have been duly and properly executed by such parties; each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative Corporation if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

n)    Full Disbursement of Proceeds. Such Mortgage Loan has closed and the proceeds of such Mortgage Loan have been fully disbursed prior to the Funding Date; provided that, with respect to any Mortgage Loan originated within the previous 120 days, alterations and repairs with respect to the related Mortgaged Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within 120 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by the Company, a title company or other escrow agent;

o)    Doing Business. All parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located;

p)    Title Insurance. (a) Such Mortgage Loan is covered by an ALTA lender’s title insurance policy or short form title policy acceptable to Fannie Mae and Freddie Mac (or, in jurisdictions where ALTA policies are not generally approved for use, a lender’s title insurance policy acceptable to Fannie Mae and Freddie Mac), issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in clauses (12)(a) and (b) above) the Company or Servicer, its successors and assigns as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan including any Negative Amortization and in the case of ARM Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage providing for adjustment to the applicable Note Rate and Monthly Payment. Additionally, either such lender’s title insurance policy affirmatively insures that there is ingress and egress to and from the Mortgaged Property or the Company warrants that there is ingress and egress to and from the Mortgaged Property and the lender’ s title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey. The originator of the Mortgage Loan, its successor and/or assignee is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Assignee without any further act. No claims have been made under such lender’s title insurance policy, neither the Company, nor to the best of Company’s knowledge, any prior holder of the related Mortgage has done, by act or omission, anything that would impair the coverage of such lender’s insurance policy, and there is no act, omission, condition, or information that would impair the coverage of such lender’s insurance policy; (b) The mortgage title insurance policy covering each unit mortgage in a condominium or PUD project related to such Mortgage Loan meets all requirements of Fannie Mae and Freddie Mac;

q)    No Defaults. (a) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan), or any other agreements, documents, or instruments related to such Mortgage Loan; (b) to the best of the Company’s knowledge, there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Mortgage Loan is not the subject of an Insolvency Proceeding; (d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; (e) in no event has the Company waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan), or any other agreements, documents, or instruments related to such Mortgage Loan; and (f) with respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Cooperative Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the Company has the right under the terms of the Mortgage Note, Cooperative Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

r)     No Mechanics’ Liens. There were no mechanics’ or similar liens, except such liens as are expressly insured against by a title insurance policy, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

s)    Location of Improvements; No Encroachments. All improvements that were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except as permitted under the terms of the Fannie Mae Guide and the Freddie Mac Servicer Guide; no improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

t)      Origination; Payment Terms. Principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such Mortgage Loan. If the interest rate on the related Mortgage Note is adjustable, the adjustment is based on the Index set forth on the Mortgage Loan Schedule. The related Mortgage Note is payable on the first day of each month in arrears, in accordance with the payment terms described on the Mortgage Loan Schedule. With respect to any Mortgage Loan subject to Negative Amortization the Monthly Payments are sufficient during the period following each Payment Adjustment Date to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the original term thereof in accordance with the terms and conditions set forth in the Mortgage Note;

u)    Due On Sale. Except as noted otherwise on the Mortgage Loan Schedule, the related Mortgage contains the usual and customary “due-on-sale” clause or other similar provision for the acceleration of the payment of the Unpaid Principal Balance of such Mortgage Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder;

v)    Prepayment Penalty. No such Mortgage Loan is subject to any Prepayment Penalty;

w)   No Condemnation. There is no proceeding pending for the total or partial condemnation of the related Mortgaged Property (and with respect to a Cooperative Loan, the related Cooperative Project and Cooperative Unit);

x)     Customary Provisions. The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure;

y)     Conformance With Underwriting Standards. Such Mortgage Loan was originated in accordance with the PHH Guide;

z)     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property on forms and with riders approved by Fannie Mae and Freddie Mac, signed prior to the approval of such Mortgage Loan application by an appraiser, duly appointed by the originator of such Mortgage Loan, whose compensation is not affected by the approval or disapproval of such Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac for appraisers. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989. In accordance with specified programs Company may utilize an approved AVM in lieu of an appraisal;

aa)  Deeds of Trust. If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Assignee to the trustee under such deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

bb)  LTV; Primary Mortgage Insurance Policy. Except with respect to Pledged Asset Mortgage Loans and any loan program as defined in the PHH Guide not requiring Primary Mortgage Insurance, if such Mortgage Loan had a Loan-to-Value Ratio of more than 80% at origination, such Mortgage Loan is and will be subject to a Primary Insurance Policy issued by a Qualified Mortgage Insurer, which insures the Company or Servicer, its successors and assigns and insured’s in the amount set forth on the Mortgage Loan Schedule; provided that, a Primary Mortgage Insurance Policy will not be required for any Cooperative Loan if (i) the proceeds of such Cooperative Loan were used to purchase a Cooperative Unit at the “insider's price” when the building was converted to a Cooperative Corporation, (ii) the value of the Cooperative Unit for purposes of establishing the LTV at origination was such “insider's price”, (iii) the principal amount of the Cooperative Loan at origination was not more than 100% of such “insider's price” and (iv) the LTV at origination, as calculated using the Appraised Value at origination, was less than or equal to 80%. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any related Mortgage subject to any such Primary Insurance Policy (other than a “lender-paid” Primary Insurance Policy) obligates the Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith. As of the date of origination, the Loan-to-Value Ratio of such Mortgage Loan is as specified in the applicable Mortgage Loan Schedule;

cc)  Occupancy. The related Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

dd)  Supervision and Examination by a Federal or State Authority. Each Mortgage Loan either was (a) closed in the name of PHH Mortgage (or any prior legal entity for which PHH Mortgage was the eventual successor thereto), or (b) closed in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a “HUD Approved Mortgagee”), and was so at the time such Mortgage Loan was originated (PHH Mortgage or such other entity, the “Originator”) or (c) closed in the name of a loan broker under the circumstances described in the following sentence. If such Mortgage Loan was originated through a loan broker, such Mortgage Loan met the Originator’s underwriting criteria at the time of origination and was originated in accordance with the Originator’s policies and procedures and the Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof. The Mortgage Loans that the Trust is selling to Assignee were originated by or on behalf of PHH Mortgage and subsequently assigned to the Trust.

ee)   Adjustments. All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

ff)    Insolvency Proceedings; The Servicemembers Civil Relief Act. To the best of the Company’s knowledge, the related Mortgagor (1) is not the subject of any Insolvency Proceeding; and (2) has not requested any relief allowed to such Mortgagor under the Servicemembers Civil Relief Act or other similar federal, state or local law;

gg)  Fannie Mae/Freddie Mac Documents. Such Mortgage Loan was closed on standard Fannie Mae or Freddie Mac documents or on such documents otherwise acceptable to them;

hh)  Payments. Unless otherwise disclosed in the Mortgage Loan Schedule, no Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

ii)    The Assignment of Mortgage. The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

jj)    No Advances. Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization;

kk)  Balloon Loans. Unless otherwise disclosed in the Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature. With respect to any Mortgage Loan with a balloon payment feature, the Mortgage Note is payable in Monthly Payments based on a thirty year amortization schedule and has a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Mortgage Loan;

ll)    Condominium Units/PUDs. If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the PHH Guide;

mm) High Cost Mortgage Loans. None of the Mortgage Loans are classified as (a) “high cost” loans under the provisions of the Homeownership and Equity Protection Act of 1994 or (b) “high cost”, “threshold”, “covered”, “predatory” or similar loans under any other applicable state, federal or local law. None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. No Mortgage Loan is classified as “High Cost” or “Covered” as set forth in the current Standard & Poor’s LEVELS® Glossary;

nn) No Rehabilitation Loan. Unless otherwise disclosed in the Mortgage Loan Schedule, no Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

oo) No Adverse Conditions. The Company has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgage Property (or with respect to a Cooperative Loan, the Cooperative Pledge Agreement, the Cooperative Unit or the Cooperative Project), the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

pp)  Scheduled Interest. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

qq)  Environmental Laws. To the best of Company’s knowledge, the Mortgaged Property is in compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Company nor, to the Company’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law. The Mortgaged Property is free from any and all toxic or hazardous substances, and there is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue;

rr)   Negative Amortization. Unless otherwise disclosed in the Mortgage Loan Schedule, no Mortgage Loan is subject to negative amortization;

ss)  Cooperative Lien Search. With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Cooperative Unit is located;

tt)    Cooperative Loan- Proprietary Lease. With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement;

uu) Cooperative Loan- UCC Financing Statement. With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same;

vv) Cooperative Loan- Cooperative Pledge Agreement. With respect to each Cooperative Loan, each Cooperative Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Cooperative Pledge Agreement contains an enforceable provision for the acceleration of the payment of the Unpaid Principal Balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof;

ww) Imaging. Each imaged document represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible, including, but not limited to, accurate reproductions of photographs. No original documents have been or will be altered in any manner; and

xx)   Qualified Mortgage. Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860-2(a)(1).

yy) No Additional Collateral. Except for Pledged Asset Mortgage Loans, the Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in the “Valid First Lien” representation of this Exhibit E;

zz)   Collection Practices; Escrow Payments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note. With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with federal law and the terms of the Mortgage Note. The index used for the adjustment of the Mortgage Interest Rate on each ARM Mortgage Loan is the Index. The Company executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid to the Mortgagor pursuant to state, federal and local law has been properly paid and credited;

aaa) Escrow Analysis. If applicable, with respect to each Mortgage, the Company has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons;

ccc) Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans;

ddd) FEMA Designations. No Mortgaged Property (i) is in a zip code declared by the Federal Emergency Management Agency (“FEMA”) as a federal disaster area and (ii) has been declared by FEMA as being an “Individual Assistance” property or “Category 1” property, or such similar term(s) or classification(s) that may be used by FEMA from time to time (a “FEMA Property”).

eee) Texas Home Equity Loans. With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Mortgage Loan in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution;

fff)  Mortgagor Disclosure. All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Company shall maintain such statement in the Mortgage File;

ggg) Tax Service Contract. Except with respect to the Mortgage Loans for which Assignee will obtain a tax service contract pursuant to Section 13, the Company has obtained a life of loan, transferable real estate tax service contract with an Approved Tax Service Contract Provider on each Mortgage Loan and such contract is assignable to the Assignee without cost;

hhh) Flood Certification Contract. Except with respect to the Mortgage Loans for which Assignee will obtain a flood certification contract pursuant to Section 13, the Company has obtained a life of loan, transferable flood certification contract for each Mortgage Loan with an Approved Flood Policy Insurer and such contract is assignable to the Assignee or the Assignee’s designee without cost;

iii)   FICO Scores. The FICO score of each Mortgage Loan is not less than what is set forth on the Mortgage Loan Schedule;

jjj)   Higher Cost Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any Affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending Affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such Affiliate for underwriting consideration;

kkk) Credit Reporting. The Company has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

lll)   Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. No Mortgage Loan is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or interest in the Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void. The Company hereby covenants that the Company or servicer of the Mortgage Loan, as applicable, will notify the Mortgagor in writing within 60 days of the sale or transfer of the Mortgage Loan to Fannie Mae that the terms of the arbitration are null and void;

mmm) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property or a Cooperative Loan located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Underwriting Guidelines regarding such dwellings and that no residence or dwelling is a rural property, a manufactured home or mobile home. With respect to Mortgage Loan secured by leasehold estates, the leasehold estate securing any Mortgage Loan meets all of Fannie Mae’s requirements for the purchase of mortgage loans secured by leasehold estates. None of the Mortgaged Properties are manufactured homes, mobile homes, log homes, geodesic homes or other unique property. No portion of the Mortgaged Property is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; and

nnn) Insurance. The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Assignee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Assignee; No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance.

EXHIBIT B-2

Sale and Servicing Agreement

B-2-1

EXECUTION

MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

dated as of November 1, 2005

between

Lehman Brothers Bank, FSB, Purchaser

and

PHH MORTGAGE CORPORATION and

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST
(formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST)
Sellers

TABLE OF CONTENTS

-i-

-ii-

-iii-

Schedules

A.	Mortgage Loan Schedule
B.	Contents of Mortgage File
B-1 Collateral File
B-2 Credit Documents
C.	PHH Guide

Exhibits

Exhibit 2.05	Form of Assignment, Assumption and Recognition Agreement
Exhibit 5.01(a)	Limited Power of Attorney
Exhibit 5.01(b)	Workout compensation
Exhibit 5.03	Form of Notice of Foreclosure

Exhibit 5.04	Form of Collection Account Letter Agreement
Exhibit 5.06	Form of Escrow Account Letter Agreement
Exhibit 6.02(a)	Report P-139 -- Monthly Statement of Mortgage Accounts
Exhibit 6.02(b)	Report S-50Y -- Private Pool Detail Report
Exhibit 6.02(c)	Report S-213 -- Summary of Curtailments Made Remittance Report
Exhibit 6.02(d)	Report S-214 -- Summary of Paid in Full Remittance Report
Exhibit 6.02(e)	Report S-215 -- Consolidation of Remittance Report
Exhibit 6.02(f)	Report T-62C -- Monthly Accounting Report
Exhibit 6.02(g)	Report T-62E -- Liquidation Report
Exhibit 6.02(h)	Report P-4DL -- Delinquency Report
Exhibit 6.02(i)	Report P-195 -- Delinquency Report
Exhibit 9	Form of Officer’s Certificate
Exhibit 10	Form of Warranty Bill of Sale
Exhibit 11-1	Form of Sarbanes-Oxley Certification
Exhibit 11-2	Form of Annual Certification
Exhibit 12	Servicing Criteria To Be Addressed In Assessment of Compliance

MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

This Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of November 1st, 2005, is entered into between Lehman Brothers, FSB, as the Purchaser (“Purchaser”), PHH Mortgage Corporation (“PHH Mortgage”) and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) (the “Trust,” together with PHH Mortgage, the “Sellers” and individually, each a “Seller”), as the Sellers.

PRELIMINARY STATEMENT

1. PHH Mortgage is engaged in the business, inter alia, of making loans to individuals, the repayment of which is secured by a first lien mortgage on such individuals’ residences (each, a “Mortgage Loan”). The Trust is engaged in the business of purchasing such Mortgage Loans from PHH Mortgage and selling same to investors.

2. Purchaser is engaged in the business, inter alia, of purchasing Mortgage Loans for its own account.

3. PHH Mortgage has established certain terms, conditions and loan programs, as described in the PHH Investor Manual (the “PHH Guide”), which may be updated from time to time, and Purchaser is willing to purchase Mortgage Loans that comply with the terms of such terms, conditions and loan programs. The applicable provisions of the current PHH Guide are attached hereto as Schedule C.

4. Purchaser and Sellers desire to establish a flow program whereby PHH Mortgage will make Mortgage Loans which meet the applicable provisions of the PHH Guide, and Purchaser will, on a regular basis, purchase such Mortgage Loans from PHH Mortgage or the Trust, as applicable, provided the parties agree on the price, date and other conditions or considerations as set forth in this Agreement.

5. Purchaser and Sellers wish to prescribe the terms and manner of purchase by the Purchaser and sale by the Sellers of the Mortgage Loans, and the management and servicing of the Mortgage Loans by PHH Mortgage, as the Servicer (the “ Servicer”), in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Purchaser and the Sellers agree as follows:

ARTICLE I:
DEFINITIONS

Section 1.01 Defined Terms

Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

“Accounting Cut-off Date”: The first Business Day of each month during the term hereof.

“Affiliate”: When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

“Agreement”: This Mortgage Loan Flow Purchase, Sale & Servicing Agreement between the Purchaser and the Sellers.

“ALTA”: The American Land Title Association.

“Appraised Value”: With respect to any Mortgaged Property, the lesser of: (i) the value thereof as determined by an appraisal or a PHH approved AVM (as defined in the PHH Guide) made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided that, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property shall be based solely upon the value determined by an appraisal or a PHH approved AVM (as defined in the PHH Guide) made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“ARM Loan”: An “adjustable rate” Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms of the Mortgage Note.

“Assignment”: An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan to the Purchaser or, in the case of a MERS Mortgage Loan, an electronic transmission to MERS, identifying a transfer of ownership of the related Mortgage to the Purchaser or its designee.

“Assignment of Proprietary Lease”: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Proprietary Lease.

“Assignment of Recognition Agreement”: With respect to a Cooperative Loan, an assignment of the Recognition Agreement sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Recognition Agreement.

“AVM”: Automated Value Model. Electronic system to calculate the estimated property value from a provider that has been approved by the Seller.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1330), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

“Business Day”: Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Federal Reserve is closed.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: The separate Eligible Account or accounts created and maintained pursuant to Section 5.04 which shall be entitled “PHH Mortgage Corporation, as servicer and custodian for the Purchaser of Mortgage Loans under the Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of November 1st, 2005.”

“Commission”: The United States Securities and Exchange Commission.

“Condemnation Proceeds”: All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation.

“Consent”: A document executed by the Cooperative Corporation (i) consenting to the sale of the Cooperative Unit to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Unit have been paid.

“Control Agreement”: With respect to each Pledged Asset Mortgage Loan, the Pledged Collateral Account Control Agreement between the guarantor or mortgagor, as applicable, and the related Pledged Asset Servicer, pursuant to which the guarantor or mortgagor, as applicable, has granted a security interest in a Securities Account.

“Cooperative Corporation”: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Cooperative Lien Search”: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Project into the Cooperative Corporation.

“Cooperative Loan”: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

“Cooperative Pledge Agreement”: The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

“Cooperative Project”: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

“Cooperative Shares”: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificates.

“Cooperative Unit”: With respect to any Cooperative Loan, a specific unit in a Cooperative Project.

“Credit Documents”: Those documents, comprising part of the Mortgage File, required of the Mortgagor, as described in Section 2 (Specific Loan Program Guidelines) of the PHH Guide. The Credit Documents are specified on Schedule B-2 hereto.

“Cut-off Date”: The first day of the month in which the respective Funding Date occurs.

“Defective Mortgage Loan”: As defined in Section 3.04.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

“Depositor”: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

“Determination Date”: The 16th day of each calendar month, commencing on the 16th day of the month following the Funding Date, or, if such 16th day is not a Business Day, the Business Day immediately following such 16th day.

“Due Date”: With respect to any Mortgage Loan, the day of the month on which each Monthly Payment is due thereon, exclusive of any days of grace.

“Due Period”: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

“Eligible Account”: One or more accounts (i) that are maintained with a depository institution that has assets of $20 billion or more and must be rated by either Standard and Poor’s Inc. or Moody’s Investors Service. If the institution is rated by Standard and Poor’s Inc., it must have both an “A2” (or better) short-term financial rating and a “BBB” (or better) long-term “senior unsecured” financial rating. If the institution is rated by Moody’s Investors Service, it must have both a “P-2” (or better) short-term rating and a “Baa3” (or better) long term “senior unsecured” financial rating. Or, a depository institution that has assets of less than $20 billion does not have to be rated by either Standard or Poor’s Inc. or Moody’s Investor Services—but, if it is, it must satisfy the financial rating criteria mentioned above. If the depository institution is not rated by either of these agencies, it must have a financial rating of “75” (or better) from IDC Financial Publishing, Inc.

“Environmental Assessment”: A “Phase I” environmental assessment of a Mortgaged Property prepared by an Independent Person who regularly conducts environmental assessments and who has any necessary license(s) required by applicable law and has five years experience in conducting environmental assessments.

“Environmental Conditions Precedent to Foreclosure”: As defined in Section 5.13.

“Environmental Laws”: All federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

“Escrow Account”: The separate Eligible Account or accounts created and maintained pursuant to Section 5.06 which shall be entitled “PHH Mortgage Corporation, as servicer and custodian for the Purchaser under the Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of November 1st, 2005 (as amended), and various mortgagors.”

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, , mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estoppel Letter”: A document executed by the Cooperative Corporation certifying, with respect to a Cooperative Unit, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Stock Certificate was registered in the Mortgagor’s name and the Cooperative Corporation has not been notified of any lien upon, pledge of, levy of execution on or disposition of such Stock Certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative Corporation have been paid.

“Event of Default”: Any one of the conditions or circumstances enumerated in Section 10.01.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fannie Mae”: The Federal National Mortgage Association or any successor organization.

“Fannie Mae Guide”: The Fannie Mae Selling Guide and Servicing Guide, collectively, in effect on and after the Funding Date.

“FDIC”: The Federal Deposit Insurance Corporation or any successor organization.

“Fidelity Bond”: A fidelity bond to be maintained by the Servicer pursuant to Section 5.12.

“Financing Statement”: A financing statement in the form of a UCC-1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

“Financing Statement Change”: A financing statement in the form of a UCC-3 filed to continue, terminate, release, assign or amend an existing Financing Statement.

“Foreclosure Profits”: As to any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and proceeds from any REO Disposition (net of all amounts reimbursable therefrom pursuant to Section 5.13, Section 5.14 and Section 5.15) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related prepayment period over the sum of the Unpaid Principal Balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 5.13, Section 5.14 and Section 5.15) plus accrued and unpaid interest at the Mortgage Rate on such Unpaid Principal Balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor organization.

“Freddie Mac Servicing Guide”: The Freddie Mac Sellers’ and Servicers’ Guide in effect on and after the Funding Date.

“Funding Date”: Each date that Purchaser purchases Mortgage Loans from the Sellers hereunder.

“Gross Margin”: With respect to each ARM Loan, the fixed percentage added to the Index on each Rate Adjustment Date, as specified in each related Mortgage Note and listed in the Mortgage Loan Schedule.

“HUD”: The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“Independent”: With respect to any specified Person, such Person who: (i) does not have any direct financial interest or any material indirect financial interest in the applicable Mortgagor, the Sellers, the Purchaser, or their Affiliates; and (b) is not connected with the applicable Mortgagor, the Sellers, the Purchaser, or their respective Affiliates as an officer, employee, promoter, underwriter, trustee, member, partner, shareholder, director, or Person performing similar functions.

“Index”: With respect to each ARM Loan, on each Rate Adjustment Date, the applicable rate index set forth on the Mortgage Loan Schedule, which shall be an index described on such Mortgage Loan Schedule.

“Insolvency Proceeding”: With respect to any Person: (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person’s creditors; in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

“Insurance Proceeds”: Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own or its Affiliates’ account or managed by it for third-party institutional investors.

“Legal Documents”: Those documents, comprising part of the Mortgage File, set forth in Schedule B-1 of this Agreement.

“Lender-Paid Mortgage Insurance Rate”: With respect to any Mortgage Loan, the Lender-Paid Mortgage Insurance Rate for any “lender-paid” Primary Insurance Policy shall be a per annum rate equal to the percentage indicated on the Mortgage Loan Schedule.

“Liquidation Proceeds”: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

“Loan-to-Value Ratio” or “LTV”: With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property, subject to any applicable law for calculating the LTV. The Loan-to-Value Ratio of any Pledged Asset Mortgage Loan shall be calculated by reducing the principal balance of such Pledged Asset Mortgage Loan by the amount of the Original Pledged Asset Requirement with respect to such Mortgage Loan. This is referred to in the PHH Guide as the effective loan-to- value.

“MAI Appraiser”: With respect to any real property, a member of the American Institute of Real Estate Appraisers with a minimum of 5 years of experience appraising real property of a type similar to the real property being appraised and located in the same geographical area as the real property being appraised.

“Master Servicer”: Aurora Loan Services LLC or such other master servicer as the Purchaser may designate by written instructions to the Seller.

“MERS”: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Eligible Mortgage Loan”: Any Mortgage Loan that under applicable law and investor requirements is recordable in the name of MERS in the jurisdiction in which the related Mortgaged Property is located.

“MERS Mortgage Loan”: Any Mortgage Loan as to which the related Mortgage, or an Assignment, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

“Maximum Rate”: With respect to each ARM Loan, the rate per annum set forth in the related Mortgage Note as the maximum Note Rate thereunder. The Maximum Rate as to each ARM Loan is set forth on the related Mortgage Loan Schedule.

“Minimum Rate”: With respect to each ARM Loan, the rate per annum set forth in the related Mortgage Note as the minimum Note Rate thereunder. The Minimum Rate as to each ARM Loan is set forth on the related Mortgage Loan Schedule. The floor in all cases will never be less than the margin.

“Monthly Advance”: The aggregate amount of the advances made by the Servicer on any Remittance Date pursuant to and as more fully described in Section 6.03.

“Monthly Payment”: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

“Monthly Period”: Initially, the period from the Funding Date through to and including the first Record Date during the term hereof, and, thereafter, the period commencing on the day after each Record Date during the term hereof and ending on the next succeeding Record Date during the term hereof (or, if earlier, the date on which this Agreement terminates).

“Mortgage”: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, an unsubordinated estate in fee simple in real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Mortgage Note.

“Mortgaged Property”: With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

“Mortgage File”: With respect to a particular Mortgage Loan, those origination and servicing documents, escrow documents, and other documents as are specified on Schedule B-1 and B-2 to this Agreement. These documents shall be stored in a secure manner using paper or electronic storage.

“Mortgage Loan”: Each individual mortgage loan or Cooperative Loan (including all documents included in the Mortgage File evidencing the same, all Monthly Payments, Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, and other proceeds relating thereto, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith) which is the subject of this Agreement and the related Purchase Price and Terms Letter. The Mortgage Loans subject to this Agreement shall be identified on Mortgage Loan Schedules prepared in connection with each Funding Date.

“Mortgage Loan Schedule”: The list of Mortgage Loans identified on each Funding Date that sets forth the information with respect to each Mortgage Loan that is specified on Schedule A hereto (as amended from time to time to reflect the addition of any Qualified Substitute Mortgage Loans). A Mortgage Loan Schedule will be prepared for each Funding Date.

“Mortgage Note”: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgagor”: The obligor on a Mortgage Note.

“Negative Amortization”: That portion of interest accrued at the Note Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

“Non-recoverable Advance”: As of any date of determination, any Monthly Advance or Servicing Advance previously made or any Monthly Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer and in accordance with the servicing standard set forth in Section 5.01, will not or, in the case of a proposed advance, would not be ultimately recoverable pursuant to Section 5.05 (3) or (4) hereof. The determination by the Servicer that it has made a Non-recoverable Advance or that any proposed advance would constitute a Non-recoverable Advance shall be evidenced by an Officer's Certificate satisfying the requirements of Section 6.04 hereof and delivered to the Purchaser on or before the Determination Date in any month.

“Note Rate”: With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon.

“Offering Materials”: All documents, tapes, or other materials relating to the Mortgage Loans provided by Seller to Purchaser prior to Purchaser submitting its bid to purchase the Mortgage loans.

“Officers’ Certificate”: A certificate signed by (i) the President or a Vice President and (ii) the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered by the Servicer to the Purchaser as required by this Agreement.

“Original Pledged Asset Requirement”: With respect to any Pledged Asset Mortgage Loan, an amount equal to the Pledged Assets required at the time of the origination of such Pledged Asset Mortgage Loan. Even though for other purposes the Original Pledged Asset Requirement may actually exceed thirty percent (30%) of the original principal balance of a Pledged Asset Mortgage Loan, solely for purposes of the Required Surety Payment, the Original Pledged Asset Requirement for a Pledged Asset Mortgage Loan will be deemed not to exceed thirty percent (30%) of its original principal balance.

“Payment Adjustment Date”: The date on which Monthly Payments shall be adjusted. Payment Adjustment Date shall occur on the date which is eleven months from the first payment date for the Mortgage Loan, unless otherwise specified in the Mortgage Note, and on each anniversary of such first Payment Adjustment Date.

“Payoff”: With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such Mortgage Loan, all accrued and unpaid prepayment penalties, premiums, and/or interest with respect thereto, and all other unpaid sums due with respect to such Mortgage Loan.

“Periodic Rate Cap”: With respect to each ARM Loan, the maximum or minimum permissible percentage increases and decreases in the Note Rate on any Rate Adjustment Date determined in accordance with the related Mortgage Note.

“Permitted Investments”: Investments that mature, unless payable on demand, not later than the Business Day preceding the related Remittance Date; provided that such investments shall only consist of the following:

(i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) repurchase obligations (the collateral for which is held by a third party) with respect to any security described in clause (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest rating categories;

(iii) certificates of deposit, time deposits and bankers’ acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such bank or trust company (or, in the case of the principal depository institution of a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest rating categories;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest rating category; and

(v) any other demand, money market or time deposit account or obligation, or interest-bearing or other security or investment, acceptable to the Purchaser (such acceptance evidenced in writing);

provided further that “Permitted Investments” shall not include any instrument described hereunder which evidences either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PHH Guide”: As defined in paragraph 3 of the Preliminary Statement to this Agreement.

“Pledge Agreements”: Each Control Agreement and Pledged Asset Agreement for each Pledged Asset Mortgage Loan.

“Pledged Assets”: With respect to any Pledged Asset Mortgage Loan, the related Securities Account and the financial assets held therein subject to a security interest pursuant to the related Pledged Asset Agreement.

“Pledged Asset Agreement”: With respect to each Pledged Asset Mortgage Loan, the Pledge Agreement for Securities Account between the related mortgagor and the related Pledged Asset Servicer pursuant to which such mortgagor granted a security interest in the related securities and other financial assets held therein.

“Pledged Asset Mortgage Loan”: Each Mortgage Loan as to which Pledged Assets, in the form of a security interest in the Securities Account and the financial assets held therein and having a value, as of the date of origination of such Mortgage Loan, of at least equal to the related Original Pledged Asset Requirement, were required to be provided at the closing thereof, which is subject to the terms of this Agreement from time to time.

“Pledged Asset Servicer”: The entity responsible for administering and servicing the Pledged Assets with respect to a Pledged Asset Mortgage Loan, as identified in the Purchase Price and Terms Letter.

“Pledged Asset Servicing Agreement”: With respect to each Pledged Asset Mortgage Loan, the Agreement between the related Pledged Asset Servicer and PHH, including any exhibits thereto, pursuant to which such Pledged Asset Servicer shall service and administer the related Pledged Assets.

“Pledge Instruments”: With respect to each Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease, the Assignment of the Mortgage Note and the Cooperative Pledge Agreement.

“Prepaid Monthly Payment”: Any Monthly Payment received prior to its scheduled Due Date and which is intended to be applied to a Mortgage Loan on its scheduled Due Date.

“Prepayment Interest Shortfall Amount”: With respect to any Mortgage Loan that was subject to a voluntary (not including discounted payoffs and short sales) Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

“Primary Insurance Policy”: Each primary policy of mortgage insurance in effect with respect to a Mortgage Loan and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer pursuant to Section 5.08.

“Principal Prepayment”: Any payment or other recovery of principal on a Mortgage Loan (including a Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

“Principal Prepayment Period”: The Due Period preceding the related Remittance Date.

“Proprietary Lease”: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

“Purchase Price and Terms Letter”: With respect to each purchase of Mortgage Loans, that certain letter agreement setting forth the general terms and conditions of such transaction and identifying the Mortgage Loans to be purchased thereunder by and between the Seller and the Purchaser, which will be in a form customarily used by PHH Mortgage for similar types of Purchases.

“Purchaser”: Lehman Brothers Bank, FSB, or its successor in interest or any successor under this Agreement appointed as herein provided; provided, further, that for the purpose of compliance with Regulation AB, references to the Purchaser shall be deemed to include any assignees or designees of the Purchaser, such as any Depositor, a master servicer or a trustee.

“Purchaser’s Account”: The account of the Purchaser at a bank or other entity most recently designated in a written notice by the Purchaser to the Sellers as the “Purchaser’s Account.”

“Purchase Price”: As to each Mortgage Loan to be sold hereunder, the price set forth in the Mortgage Loan Schedule and the related Purchase Price and Terms Letter.

“Qualified Correspondent”: Any Person from which either Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between such Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to such Seller, in accordance with underwriting guidelines designated by such Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by such Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by such Seller in origination of mortgage loans of the same type as the Mortgage Loans for such Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by such Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by such Seller; and (iv) such Seller employed, at the time such Mortgage Loans were acquired by such Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by such Seller.

“Qualified Mortgage Insurer”: A mortgage guaranty insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located if such qualification is necessary to issue the applicable insurance policy or bond, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae or Freddie Mac (or with a different rating as may be required by a Rating Agency in connection with a Pass-Through Transfer in order to achieve the desired ratings for the securities to be issued).

“Qualified Substitute Mortgage Loan”: A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due and received in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Unpaid Principal Balance of the Deleted Mortgage Loan and not less than ninety percent (90%) of the Unpaid Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed by the applicable Seller to the Purchaser in the month of substitution), (ii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iii) have a Note Rate not less than (and not more than one percentage point greater than) the Note Rate of the Deleted Mortgage Loan, (iv) with respect to each ARM Loan, have a Minimum Rate not less than that of the Deleted Mortgage Loan, (v) with respect to each ARM Loan, have a Maximum Rate not less than that of the Deleted Mortgage Loan and not more than two (2) percentage points above that of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan, have a Gross Margin not less than that of the Deleted Mortgage Loan, (vii) with respect to each ARM Loan, have a Periodic Rate Cap equal to that of the Deleted Mortgage Loan, (viii) have a Loan-to-Value Ratio at the time of substitution equal to or less than the Loan-to-Value Ratio of the Deleted Mortgage Loan at the time of substitution, (ix) with respect to each ARM Loan, have the same Rate Adjustment Date as that of the Deleted Mortgage Loan, (x) with respect to each ARM Loan, have the same Index as that of the Deleted Mortgage Loan, (xi) comply as of the date of substitution with each representation and warranty set forth in Sections 3.01, 3.02 and 3.03, (xii) be in the same credit grade category as the Deleted Mortgage Loan and (xiii) have the same prepayment penalty term.

“Rate Adjustment Date”: With respect to each ARM Loan, the date on which the Note Rate adjusts.

“Rating Agency”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Moody’s Investors Service, Inc., and Fitch, Inc.

“Recognition Agreement”: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

“Reconstitution": Any Securitization Transaction or Whole Loan Transfer.

“Reconstitution Agreement”: An agreement or agreements entered into by the Servicer, the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under this Agreement.

“Record Date”: The close of business of the first Business Day of the month of the related Remittance Date.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation AB Servicer”: As defined in Section 6.06(iii).

“Refinanced Mortgage Loan”: A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code or any similar tax vehicle providing for the pooling of assets (such as a Financial Asset Security Investment Trust).

“Remittance Date”: The 18th day of each calendar month, commencing on the 18th day of the month following the Funding Date, or, if such 18th day is not a Business Day, then the next Business Day immediately following such 18th day.

“Remittance Rate”: With respect to each Mortgage Loan, the related Note Rate minus the Servicing Fee Rate.

“REO Disposition”: The final sale by the Servicer of any REO Property.

“REO Disposition Proceeds”: All amounts received with respect to any REO Disposition.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Purchaser as described in Section 5.14.

“Repurchase Price”: As to (a) any Defective Mortgage Loan required to be repurchased hereunder with respect to which a breach occurred or (b) any Mortgage Loan required to be repurchased pursuant to Section 3.04 and/or Section 7.02, an amount equal to the Unpaid Principal Balance of such Mortgage Loan at the time of repurchase; plus (2) interest on such Mortgage Loan at the applicable Note Rate from the last date through which interest has been paid and distributed to the Purchaser hereunder to the date of repurchase; minus (3) any amounts received in respect of such Defective Mortgage Loan which are being held in the Collection Account for future remittance.

“Required Surety Payment”: With respect to any defaulted Pledged Asset Mortgage Loan for which a claim is payable under the related Surety Bond under the procedures referred to herein, the lesser of (i) the principal portion of the realized loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Pledged Assets required at origination with respect to such Mortgage Loan (but not more than 30% of the original principal balance of such Mortgage Loan) over (b) the net proceeds realized by the related Pledged Asset Servicer from the related Pledged Assets.

“Scheduled Principal Balance”: With respect to any Mortgage Loan, (i) the outstanding principal balance as of the Funding Date after application of principal payments due on or before such date whether or not received, minus (ii) all amounts previously remitted to the Purchaser with respect to such Mortgage Loan representing (a) payments or other recoveries of principal, or (b) advances of principal made pursuant to Section 6.03.

“Securities Account”: With respect to any Pledged Asset Mortgage Loans, the account, together with the financial assets held therein, that is the subject of the related Pledged Asset Agreement.

“Securities Act”: The Securities Act of 1933, as amended.

“Securitization Transaction”: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

“Seller Information”: As defined in Section 9.01(2)(A)(1).

“Sellers”: PHH Mortgage Corporation, a New Jersey corporation and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust), a Delaware business trust, or their successors in interest or any successor under this Agreement appointed as herein provided.

“Servicer”: PHH Mortgage Corporation, a New Jersey corporation.

“Servicing Advances”: All “out of pocket” costs and expenses that are customary, reasonable and necessary which are incurred by the Servicer in the performance of its servicing obligations hereunder, including (without duplication) (i) reasonable attorneys’ fees and (ii) the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the servicing, management and liquidation of any Specially Serviced Mortgaged Loans and/or any REO Property, and (d) compliance with the Servicer’s obligations under Section 5.08.

“Servicing Criteria”: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Event”: Any of the following events with respect to any Mortgage Loan: (i) any Monthly Payment being more than 60 days delinquent; (ii) any filing of an Insolvency Proceeding by or on behalf of the related Mortgagor, any consent by or on behalf of the related Mortgagor to the filing of an Insolvency Proceeding against such Mortgagor, or any admission by or on behalf of such Mortgagor of its inability to pay such Person’s debts generally as the same become due; (iii) any filing of an Insolvency Proceeding against the related Mortgagor that remains undismissed or unstayed for a period of 60 days after the filing thereof; (iv) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the related Mortgagor or with respect to any Mortgaged Property; (v) any receipt by the Servicer of notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property; (vi) any proposal of a material modification (as reasonably determined by the Seller) to such Mortgage Loan due to a default or imminent default under such Mortgage Loan; or (vii) in the reasonable judgment of the Servicer, the occurrence, or likely occurrence within 60 days, of a payment default with respect to such Mortgage Loan that is likely to remain uncured by the related Mortgagor within 60 days thereafter.

“Servicing Fee”: The annual fee, payable monthly to the Servicer out of the interest portion of the Monthly Payment and or Payoff actually received on each Mortgage Loan. The Servicing Fee with respect to each Mortgage Loan for any calendar month (or a portion thereof) shall be 1/12 of the product of (i) the Unpaid Principal Balance of the Mortgage Loan and (ii) the Servicing Fee Rate applicable to such Mortgage Loan.

“Servicing Fee Rate”: Unless otherwise specified on the Mortgage Loan Schedule, (i) with respect to any ARM Loan, 0.375% per annum; provided that, prior to the first Rate Adjustment Date with respect to any such Mortgage Loan, such rate may be, at the Servicer’s option, not less than 0.25% per annum; and (ii) with respect to any Mortgage Loan other than an ARM Loan, 0.25% per annum.

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by the Servicer to the Purchaser upon request therefor by the Purchaser, as such list may from time to time be amended.

“Specially Serviced Mortgage Loan”: A Mortgage Loan as to which a Servicing Event has occurred and is continuing.

“Static Pool Information”: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

“Stock Certificate”: With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.

“Stock Power”: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

“Subservicer”: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

“Surety Bond”: With respect to each Pledged Asset Mortgage Loan, the surety bond issued by the related Surety Bond Issuer covering such Pledged Asset Mortgage Loan.

“Surety Bond Issuer”: With respect to each Pledged Asset Mortgage Loan, the surety bond issuer for the related Surety Bond covering such Pledged Asset Mortgage Loan, as identified in the Purchase Price and Terms Letter.

“Third-Party Originator”: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by either Seller.

“Uniform Commercial Code”: The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unpaid Principal Balance”: With respect to any Mortgage Loan, at any time, the actual outstanding principal balance then payable by the Mortgagor under the terms of the related Mortgage Note including any cumulative Negative Amortization.

“VA”: The United States Department of Veterans Affairs.

“Warranty Bill of Sale”: A warranty bill of sale with respect to the Mortgage Loans purchased on a Funding Date in the form annexed hereto as Exhibit 10.

“Whole Loan Transfer”: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II:
SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Sale and Conveyance of Mortgage Loans

Seller agrees to sell and Purchaser agrees to purchase, from time to time, those certain Mortgage Loans identified in a Mortgage Loan Schedule, at the price and on the terms set forth herein and in the related Purchase Price and Terms Letter. Purchaser, on any Funding Date, shall be obligated to purchase only such Mortgage Loans set forth in the applicable Mortgage Loan Schedule, subject to the terms and conditions of this Agreement and the related Purchase Price and Terms Letter.

Purchaser will purchase Mortgage Loan(s) from Seller, up to four (4) times per month on such Funding Dates as may be agreed upon by Purchaser and Seller. The closing shall, at Purchaser’s option be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person at such place as the parties shall agree. On the Funding Date and subject to the terms and conditions of this Agreement, each Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse except as set forth in this Agreement, and the Purchaser will purchase, all of the right, title and interest of the applicable Seller in and to the Mortgage Loans being conveyed by it hereunder, as identified on the Mortgage Loan Schedule.

Examination of the Mortgage Files may be made by Purchaser or its designee as follows. No later than 5 Business Days prior to the Funding Date, Seller will deliver to Purchaser or its custodian, Legal Documents required pursuant to Schedule B-1. Upon Purchaser’s request, Seller shall make the Credit Documents available in either original paper form or electronic imaged format to Purchaser for review, at Seller’s place of business and during reasonable business hours. If Purchaser makes such examination prior to the Funding Date and identifies any Mortgage Loans that do not conform to the PHH Guide, such Mortgage Loans will be deleted from the Mortgage Loan Schedule at Purchaser’s discretion. Purchaser may, at its option and without notice to Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan files shall not affect Purchaser’s rights to demand repurchase, substitution or other relief as provided herein.

On the Funding Date and in accordance with the terms herein, Purchaser will make its best effort to pay the Seller by 4:00 p.m. Eastern Standard Time, by wire transfer of immediately available funds, the Purchase Price, together with interest, if any, accrued from the Cut-off Date through the day immediately preceding the Funding Date, according to the instructions to be provided, respectively, by PHH Mortgage and the Trust. Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to Purchaser a Warranty Bill of Sale with respect to the Mortgage Loans in the form annexed hereto as Exhibit 10.

Purchaser shall be entitled to all scheduled principal due after the Cut-off Date, all other recoveries of principal collected after the Cut-off Date and all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). Notwithstanding the foregoing, on the first Remittance Date after the Funding Date the Purchaser shall be entitled to receive the interest accrued from the Cut-off Date through the day immediately preceding the Funding Date. The principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts shall be the property of Purchaser. Seller shall hold any such prepaid amounts for the benefit of Purchaser for subsequent remittance by Seller to Purchaser. All scheduled payments of principal due on or before the Cut-off Date and collected by Servicer after the Cut-off Date shall belong to Seller.

Section 2.02 Possession of Mortgage Files

Upon the sale of any Mortgage Loan, the ownership of such Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, payments, proceeds and obligations arising therefrom or in connection therewith, shall then be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and, to the extent retained by the Seller, shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The contents of such Mortgage File not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof and the Sellers’ possession of the contents of each Mortgage File so retained is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Seller is in a custodial capacity only. Mortgage Files shall be maintained by the Seller and the books and records of the Seller shall clearly reflect the sale of the related Mortgage Loan to the Purchaser. Each Seller shall release from its custody of the contents of any Mortgage File only in accordance with written instructions from the Purchaser, except where such release is required as incidental to the Servicer’s servicing of the Mortgage Loans or is in connection with a repurchase or substitution of any such Mortgage Loan pursuant to Section 3.04.

Any documents released to a Seller or the Servicer in connection with the foreclosure or servicing of any Mortgage Loan shall be held by such Person in trust for the benefit of the Purchaser in accordance with this Section 2.02. Such Person shall return to the Purchaser such documents when such Person’s need therefor in connection with such foreclosure or servicing no longer exists (unless sooner requested by the Purchaser); provided that, if such Mortgage Loan is liquidated, then, upon the delivery by a Seller or the Servicer to the Purchaser of a request for the release of such documents and a certificate certifying as to such liquidation, the Purchaser shall promptly release and, to the extent necessary, deliver to such Person such documents.

Section 2.03 Books and Records

The sale of each of its Mortgage Loans shall be reflected on the applicable Seller’s balance sheet and other financial statements as a sale of assets by the applicable Seller. Each Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans it conveyed to the Purchaser which shall be clearly marked to reflect the sale of each Mortgage Loan to the Purchaser and the ownership of each Mortgage Loan by the Purchaser.

Section 2.04 Defective Documents; Delivery of Mortgage Loan Documents

If, subsequent to the related Funding Date, the Purchaser or either Seller finds any document or documents constituting a part of a Mortgage File to be defective or missing in any material respect (in this Section 2.04, a “Defect”), the party discovering such Defect shall promptly so notify the other parties. If the Defect pertains to the Mortgage Note or the Mortgage, then the applicable Seller shall have a period of 60 days within which to correct or cure any such defect after the earlier of such Seller’s discovery of same or such Seller being notified of same. If such Defect can ultimately be cured but is not reasonably expected to be cured within such 60 day period, such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided that such Seller has commenced curing or correcting such Defect and is diligently pursuing same. If the Defect pertains to any other document constituting a part of a Mortgage File, then such Seller shall have a period of 60 days within which to correct or cure any such Defect after the earlier of such Seller’s discovery of same or such Seller being notified of same. If such Defect can ultimately be cured but is not reasonably expected to be cured within the 60 day period, then such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided such Seller has commenced curing or correcting such Defect and is diligently pursuing same. PHH Mortgage hereby covenants and agrees that, if any material defect cannot be corrected or cured, the related Mortgage Loan shall automatically constitute, upon the expiration of the applicable cure period described above and without any further action by any other party, a Defective Mortgage Loan, whereupon PHH Mortgage shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04.

The applicable Seller will, with respect to each Mortgage Loan to be purchased by the Purchaser, deliver and release to the Purchaser the Legal Documents as set forth in Section 2.01. If the applicable Seller cannot deliver an original Mortgage with evidence of recording thereon, original assumption, modification and substitution agreements with evidence of recording thereon or an original intervening assignment with evidence of recording thereon within the applicable time periods, then such Seller shall promptly deliver to the Purchaser such original Mortgages and original intervening assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, except in cases where the original Mortgage or original intervening assignments are retained permanently by the recording office, in which case, such Seller shall deliver a copy of such Mortgage or intervening assignment, as the case may be, certified to be a true and complete copy of the recorded original thereof. If the applicable Seller cannot deliver the original security instrument or if an original intervening assignment has been lost, then the applicable Seller will deliver a copy of such security instrument or intervening assignment, certified by the local public recording official. If the original title policy has been lost, the applicable Seller will deliver a duplicate original title policy.

If the original Mortgage was not delivered pursuant to the preceding paragraph, then the applicable Seller shall use its best efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser promptly upon receipt thereof. Notwithstanding the foregoing, if the original Mortgage, original assumption, modification, and substitution agreements, the original of any intervening assignment or the original policy of title insurance is not so delivered to the Purchaser within 180 days following the Funding Date, then, upon written notice by the Purchaser to PHH Mortgage, the Purchaser may, in its sole discretion, then elect (by providing written notice to PHH Mortgage) to treat such Mortgage Loan as a Defective Mortgage Loan, whereupon PHH Mortgage shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04. It is understood that from time to time certain local recorder offices become backlogged with document volume. It is agreed that the Seller will provide an Officer’s Certificate to document that the Seller has performed all necessary tasks to insure delivery of the required documentation within 180 days and the delay beyond 180 is caused by the backlog. If the delay exceeds 360 days, regardless of the backlog the Purchaser may elect to collect the documents with its own resources with the reasonable cost and expense to be borne by the Seller. The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the Mortgage Files shall not affect its right to demand repurchase or any other remedies provided in this Agreement.

At the Purchaser’s request, the Assignments shall be promptly recorded in the name of the Purchaser or in the name of a Person designated by the Purchaser in all appropriate public offices for real property records. If any such Assignment is lost or returned unrecorded because of a defect therein, then the applicable Seller shall promptly prepare a substitute Assignment to cure such defect and thereafter cause each such Assignment to be duly recorded. All recording fees related to such a one-time recordation of the Assignments to or by a Seller shall be paid by the applicable Seller.

Section 2.05 Transfer of Mortgage Loans

Subject to the provisions of this Section 2.05, the Purchaser shall have the right, without the consent of the Sellers, at any time and from time to time, to assign any of the Mortgage Loans and all or any part of its interest under this Agreement and designate any person to exercise any rights of the Purchaser hereunder, and the assignees or designees shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. The Sellers recognize that the Mortgage Loans may be divided into “packages” for resale (“Mortgage Loan Packages”).

All of the provisions of this Agreement shall inure to the benefit of the Purchaser and any such assignees or designees. All references to the Purchaser shall be deemed to include its assignees or designees. Utilizing resources reasonably available to the Seller without incurring any cost except the Seller’s overhead and employees’ salaries, the applicable Seller shall cooperate in any such assignment of the Mortgage Loans and this Agreement; provided that the Purchaser shall bear all costs associated with any such assignment of the Mortgage Loans and this Agreement other than such Seller’s overhead or employees’ salaries.

The Servicer and the Purchaser acknowledge that the Servicer shall continue to remit payments to the Purchaser on the Remittance Date after the transfer of the Mortgage Loans, unless the Servicer was notified in writing of the new record owner of the Mortgage Loans 3 Business Days prior to the Record Date, in which case, the Servicer shall remit to the new record owner (or trustee or master servicer, as the case may be) of the Mortgage Loans.

Any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans may review and underwrite the Servicer’s servicing and origination operations, upon reasonable prior notice to the Servicer, and the Servicer shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are reasonably available and can be produced without unreasonable expense or effort. The Servicer shall make the Mortgage Files related to the Mortgage Loans held by the Servicer available at the Servicer’s principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Servicer (in no event less than 15 Business Days prior notice). The Servicer may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release agreement with respect to its activities on the Servicer’s premises.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. The Purchaser may, subject to the terms of this Agreement, sell and transfer, in whole or in part, any or all of the Mortgage Loans; provided that no such sale and transfer shall be binding upon the Servicer unless such transferee shall agree in writing to an Assignment, Assumption and Recognition Agreement, in substantially the form of Exhibit 2.05 attached hereto, and an executed copy of such Assignment, Assumption and Recognition Agreement shall have been delivered to the Servicer. The Servicer shall evidence its acknowledgment of any transfers of the Mortgage Loans to any assignees of the Purchaser by executing such Assignment, Assumption and Recognition Agreement. The Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by any such assignees, and the previous Purchaser shall be released from its obligations hereunder accruing after the date of transfer to the extent such obligations relate to Mortgage Loans sold by the Purchaser. This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Servicer and their permitted successors, assignees and designees.

ARTICLE III:
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REPURCHASE AND SUBSTITUTION; REVIEW OF MORTGAGE LOANS

Section 3.01 Representations and Warranties of each Seller

Each Seller, as to itself, represents, warrants and covenants to the Purchaser that as of each Funding Date or as of such date specifically provided herein:

(1) Due Organization. The Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and with respect to PHH Mortgage, service each Mortgage Loan in accordance with the terms of this Agreement.

(2) Due Authority. The Seller had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired. The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(3) No Conflict. The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Seller, the sale of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(4) Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5) No Material Default. Neither the Seller nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller’s knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(6) Financial Statements. PHH Mortgage has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2004. Except as has previously been disclosed to the Purchaser in writing: (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of PHH Mortgage and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. The Trust has delivered to the Purchaser financial statements dated as of December 31, 2004 (the “Trust Financials”) and such Trust Financials fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of the Trust. Except as has previously been disclosed to the Purchaser in writing, there has been no change in such Trust Financials since their date and the Trust is not aware of any errors or omissions therein;

(7) No Change in Business. There has been no change in the business, operations, financial condition, properties or assets of the applicable Seller since (i) in the case of PHH Mortgage, the date of its financial statements and (ii) in the case of the Trust, the date of delivery of the Trust Financials, that would have a material adverse effect on the ability of the applicable Seller to perform its obligations under this Agreement;

(8) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened, against the Seller, which, either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Seller, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Seller;

(9) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(11) No Broker. The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(12) No Untrue Information. Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

(13) Non-solicitation. In the event the Seller chooses to solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans during the term of this Agreement, such solicitations shall be directed at all of Seller’s customers and will not be exclusively directed towards the Mortgagors relating to the Mortgage Loans sold hereunder; and

(14) Privacy. The Seller agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Seller in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.§313.14(a)(3); and (c) Seller is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law.

Section 3.02 Representations and Warranties of the Servicer

The Servicer represents warrants and covenants to the Purchaser that as of the Funding Date or as of such date specifically provided herein:

(1) Ability to Service. The Servicer is an approved seller/servicer for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the National Housing Act, with facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans. No event has occurred that would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or that would require notification to either Fannie Mae or Freddie Mac;

(2) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Servicer’s knowledge, threatened, against the Servicer which, either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the ability of the Servicer to service the Mortgage Loans hereunder in accordance with the terms hereof or have a material adverse effect on the financial condition of the Servicer; and

(3) Collection Practices. The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper and prudent in the mortgage servicing business.

(4) MERS. The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

(5) Non-solicitation. In the event the Servicer chooses to solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans during the term of this Agreement, such solicitations shall be directed at all of the Servicer’s customers and will not be exclusively directed towards the Mortgagors relating to the Mortgage Loans sold hereunder; and

(6) Privacy. The Servicer agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Servicer in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.§313.14(a)(3); and (c) Servicer is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law.

Section 3.03 Representations and Warranties as to Individual Mortgage Loans.

With respect to each Mortgage Loan, the applicable Seller hereby makes the following representations and warranties to the Purchaser on which the Purchaser specifically relies in purchasing such Mortgage Loan. Such representations and warranties speak as of the Funding Date unless otherwise indicated, but shall survive any subsequent transfer, assignment or conveyance of such Mortgage Loans:

(1) Mortgage Loan as Described. Such Mortgage Loan complies with the terms and conditions set forth herein, and all of the information set forth with respect thereto on the Mortgage Loan Schedule is true and correct in all material respects;

(2) Complete Mortgage Files. The instruments and documents specified in Section 2.02 with respect to such Mortgage Loan have been delivered to the Purchaser in compliance with the requirements of Article II. The Seller is in possession of a Mortgage File respecting such Mort gage Loan, except for such documents as have been previously delivered to the Purchaser;

(3) Owner of Record. The Mortgage relating to such Mortgage Loan has been duly recorded in (or sent for recording to) the appropriate recording office, and the applicable Seller or Servicer is the owner of record of such Mortgage Loan and the indebtedness evidenced by the related Mortgage Note;

(4) Payments Current. All payments required to be made up to and including the Funding Date for such Mortgage Loan under the terms of the Mortgage Note have been made, such that such Mortgage Loan is not delinquent 30 days or more on the Funding Date; and, if the Mortgage Loan is a Pledged Asset Mortgage Loan, neither the Mortgage Loan nor the related Pledged Assets has been dishonored. Unless otherwise disclosed in the Offering Materials or the Mortgage Loan Schedule, there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the twelve months preceding the Funding Date; and, if the Mortgage Loan is a Cooperative Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever been threatened or commenced with respect to the Cooperative Loan;

(5) No Outstanding Charges. There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Mortgage Loan;

(6) Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage related to such Mortgage Loan (and the Proprietary Lease and the Pledge Instruments with respect to each Cooperative Loan, and the Pledged Assets with respect to each Pledged Asset Mortgage Loan) have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage Loan Schedule;

(7) No Defenses. The Mortgage Note and the Mortgage related to such Mortgage Loan (and the Cooperative Pledge Agreement related to each Cooperative Loan, and the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan) are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan), or the exercise of any right thereunder, render such Mortgage (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan) unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto;

(8) Hazard Insurance. (a) All buildings upon the Mortgaged Property related to such Mortgage Loan are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Section 5.10. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the originator of such Mortgage Loan, its successors and assigns, as mortgagee. Such policies are the valid and binding obligations of the insurer, and all premiums thereon due to date have been paid. The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance at such Mortgagor’s cost and expense, and on such Mortgagor’s failure to do so, authorizes the holder of such Mortgage to maintain such insurance at such Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor; or (b) in the case of a condominium or unit in a planned unit development (“PUD”) project that is not covered by an individual policy, the condominium or PUD project is covered by a “master” or “blanket” policy and there exists and is in the Mortgage File a certificate of insurance showing that the individual unit that secures the first mortgage is covered under such policy. The insurance policy contains a standard mortgagee clause naming the originator of such Mortgage Loan (and its successors and assigns), as insured mortgagee. Such policies are the valid and binding obligations of the insurer, and all premiums thereon have been paid. The insurance policy provides for advance notice to the Seller or Servicer if the policy is canceled or not renewed, or if any other change that adversely affects the Seller’s interests is made; the certificate includes the types and amounts of coverage provided, describes any endorsements that are part of the “master” policy and would be acceptable pursuant to the Fannie Mae Guide or Freddie Mac Servicing Guide;

(9) Compliance With Applicable Laws. All requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending, equal credit opportunity or disclosure laws) applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects;

(10) No Fraud. No error or omission, misrepresentation, negligence or fraud in respect of such Mortgage Loan has taken place on the part of any Person in connection with the origination and servicing of such Mortgage Loan.

(11) No Satisfaction of Mortgage. The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(12) Valid First Lien. The Mortgage including any Negative Amortization, related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien on the related Mortgaged Property, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender’s title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property; with respect to each Cooperative Loan, each Cooperative Pledge Agreement creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative Corporation for unpaid assessments representing the obligor's pro rata share of the Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Cooperative Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Cooperative Project;

(13) Validity of Documents. The Mortgage Note and the Mortgage related to such Mortgage Loan (and the Cooperative Pledge Agreement with respect to each Cooperative Loan) are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law);

(14) Valid Execution of Documents. All parties to the Mortgage Note and the Mortgage related to such Mortgage Loan had legal capacity to enter into such Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related Mortgage Note and the related Mortgage have been duly and properly executed by such parties; with respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Cooperative Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of Proprietary Lease and such documents have been duly and properly executed by such parties; each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative Corporation if the Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

(15) Full Disbursement of Proceeds. Such Mortgage Loan has closed and the proceeds of such Mortgage Loan have been fully disbursed prior to the Funding Date; provided that, with respect to any Mortgage Loan originated within the previous 120 days, alterations and repairs with respect to the related Mortgaged Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within 120 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by the Seller, a title company or other escrow agent;

(16) Ownership. The Mortgage Note and the Mortgage related to such Mortgage Loan have not been assigned, pledged or otherwise transferred by the applicable Seller, in whole or in part, and the Seller has good and marketable title thereto, and the Seller is the sole owner thereof (and with respect to any Cooperative Loan, the sole owner of the related Cooperative Pledge Agreement)and has full right and authority to transfer and sell such Mortgage Loan, and is transferring such Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(17) Doing Business. All parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located;

(18) Title Insurance. (a) Such Mortgage Loan is covered by an ALTA lender’s title insurance policy or short form title policy acceptable to Fannie Mae and Freddie Mac (or, in jurisdictions where ALTA policies are not generally approved for use, a lender’s title insurance policy acceptable to Fannie Mae and Freddie Mac), issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in clauses (12)(a) and (b) above) the Seller or Servicer, its successors and assigns as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan including any Negative Amortization and in the case of ARM Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage providing for adjustment to the applicable Note Rate and Monthly Payment. Additionally, either such lender’s title insurance policy affirmatively insures that there is ingress and egress to and from the Mortgaged Property or the Seller warrants that there is ingress and egress to and from the Mortgaged Property and the lender’ s title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey. The originator of the Mortgage Loan, its successor and/or assignee is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser without any further act. No claims have been made under such lender’s title insurance policy, neither the Seller, nor to the best of Seller’s knowledge, any prior holder of the related Mortgage has done, by act or omission, anything that would impair the coverage of such lender’s insurance policy, and there is no act, omission, condition, or information that would impair the coverage of such lender’s insurance policy; (b) The mortgage title insurance policy covering each unit mortgage in a condominium or PUD project related to such Mortgage Loan meets all requirements of Fannie Mae and Freddie Mac;

(19) No Defaults. (a) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan), or any other agreements, documents, or instruments related to such Mortgage Loan; (b) to the best of the Seller’s knowledge, there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Mortgage Loan is not the subject of an Insolvency Proceeding; (d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; (e) in no event has the Seller waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan), or any other agreements, documents, or instruments related to such Mortgage Loan; and (f) with respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Cooperative Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the Seller has the right under the terms of the Mortgage Note, Cooperative Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(20) No Mechanics’ Liens. There were no mechanics’ or similar liens, except such liens as are expressly insured against by a title insurance policy, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(21) Location of Improvements; No Encroachments. All improvements that were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except as permitted under the terms of the Fannie Mae Guide and the Freddie Mac Servicer Guide; no improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

(22) Origination; Payment Terms. Principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such Mortgage Loan. If the interest rate on the related Mortgage Note is adjustable, the adjustment is based on the Index set forth on the related Mortgage Loan Schedule. The related Mortgage Note is payable on the first day of each month in arrears, in accordance with the payment terms described on the related Mortgage Loan Schedule. With respect to any Mortgage Loan subject to Negative Amortization the Monthly Payments are sufficient during the period following each Payment Adjustment Date to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the original term thereof in accordance with the terms and conditions set forth in the Mortgage Note ;

(23) Due On Sale. Except as noted otherwise on the Mortgage Loan Schedule, the related Mortgage contains the usual and customary “due-on-sale” clause or other similar provision for the acceleration of the payment of the Unpaid Principal Balance of such Mortgage Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder;

(24) Prepayment Penalty. Except as noted otherwise on the Mortgage Loan Schedule, such Mortgage Loan is not subject to any Prepayment Penalty;

(25) Mortgaged Property Undamaged; No Condemnation. The related Mortgaged Property (and with respect to a Cooperative Loan, the related Cooperative Project and Cooperative Unit) is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(26) Customary Provisions. The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure;

(27) Conformance With Underwriting Standards. Such Mortgage Loan was underwritten in accordance with the PHH Guide;

(28) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property on forms and with riders approved by Fannie Mae and Freddie Mac, signed prior to the approval of such Mortgage Loan application by an appraiser, duly appointed by the originator of such Mortgage Loan, whose compensation is not affected by the approval or disapproval of such Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac for appraisers. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989. In accordance with specified programs Seller may utilize an approved AVM in lieu of an appraisal;

(29) Deeds of Trust. If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under such deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(30) LTV; Primary Mortgage Insurance Policy. Except with respect to Pledged Asset Mortgage Loans and any loan program as defined in the PHH Guide not requiring Primary Mortgage Insurance, if such Mortgage Loan had a Loan-to-Value Ratio of more than 80% at origination, such Mortgage Loan is and will be subject to a Primary Insurance Policy issued by a Qualified Mortgage Insurer, which insures the Seller or Servicer, its successors and assigns and insured’s in the amount set forth on the Mortgage Loan Schedule; provided that, a Primary Mortgage Insurance Policy will not be required for any Cooperative Loan if (i) the proceeds of such Cooperative Loan were used to purchase a Cooperative Unit at the “insider's price” when the building was converted to a Cooperative Corporation, (ii) the value of the Cooperative Unit for purposes of establishing the LTV at origination was such “insider's price”, (iii) the principal amount of the Cooperative Loan at origination was not more than 100% of such “insider's price” and (iv) the LTV at origination, as calculated using the Appraised Value at origination, was less than or equal to 80%. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any related Mortgage subject to any such Primary Insurance Policy (other than a “lender-paid” Primary Insurance Policy) obligates the Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith. As of the date of origination, the Loan-to-Value Ratio of such Mortgage Loan is as specified in the applicable Mortgage Loan Schedule;

(31) Occupancy. The related Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(32) Supervision and Examination by a Federal or State Authority. Each Mortgage Loan either was (a) closed in the name of PHH Mortgage, or (b) closed in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a “HUD Approved Mortgagee”), and was so at the time such Mortgage Loan was originated (PHH Mortgage or such other entity, the “Originator”) or (c) closed in the name of a loan broker under the circumstances described in the following sentence. If such Mortgage Loan was originated through a loan broker, such Mortgage Loan met the Originator’s underwriting criteria at the time of origination and was originated in accordance with the Originator’s policies and procedures and the Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof. The Mortgage Loans that the Trust is selling to Purchaser were originated by or on behalf of PHH Mortgage and subsequently assigned to the Trust.

(33) Adjustments. All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(34) Insolvency Proceedings; The Servicemembers Civil Relief Act. To the best of the Seller’s knowledge, the related Mortgagor (1) is not the subject of any Insolvency Proceeding; and (2) has not requested any relief allowed to such Mortgagor under the Servicemembers Civil Relief Act;

(35) Fannie Mae/Freddie Mac Documents. Such Mortgage Loan was closed on standard Fannie Mae or Freddie Mac documents or on such documents otherwise acceptable to them;

(36) Payments. Unless otherwise disclosed in the Offering Materials or the Mortgage Loan Schedule, no Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(37) The Assignment of Mortgage. The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(38) No Advances. Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization;

(39) Balloon Loans. Unless otherwise disclosed in the Offering Materials or the Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature. With respect to any Mortgage Loan with a balloon payment feature, the Mortgage Note is payable in Monthly Payments based on a thirty year amortization schedule and has a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Mortgage Loan;

(40) Condominium Units/PUDs. If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the PHH Guide;

(41) High Cost Mortgage Loans. None of the Mortgage Loans are classified as (a) “high cost” loans under the provisions of the Homeownership and Equity Protection Act of 1994 or (b) “high cost”, “threshold”, “covered”, or “predatory” loans under any other applicable state, federal or local law. None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.;

(42) No Rehabilitation Loan. Unless otherwise disclosed in the Offering Materials or the Mortgage Loan Schedule, no Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(43) No Adverse Conditions. The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgage Property (or with respect to a Cooperative Loan, the Cooperative Pledge Agreement, the Cooperative Unit or the Cooperative Project), the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(44) Scheduled Interest. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(45) Environmental Laws. To the best of Seller’s knowledge, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(46) Negative Amortization. Unless otherwise disclosed in the Offering Materials or the Mortgage Loan Schedule, no Mortgage Loan is subject to negative amortization;

(47) Cooperative Lien Search. With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Cooperative Unit is located;

(48) Cooperative Loan- Proprietary Lease. With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement;

(49) Cooperative Loan- UCC Financing Statement. With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same;

(50) Cooperative Loan- Cooperative Pledge Agreement. With respect to each Cooperative Loan, each Cooperative Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Cooperative Pledge Agreement contains an enforceable provision for the acceleration of the payment of the Unpaid Principal Balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof;

(51) Imaging. Each imaged document represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible, including, but not limited to, accurate reproductions of photographs. No original documents have been or will be altered in any manner; and

(52) Qualified Mortgage. Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860-2(a)(1).

Section 3.04 Repurchase and Substitution.

It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File.

Upon discovery by either of the Sellers or the Purchaser of a breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the interest of the Purchaser (or that materially and adversely affects the interests of the Purchaser in the related Mortgage Loan, in the case of a representation or warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Unless permitted a greater period of time to cure as set forth in Section 2.04, the applicable Seller shall have a period of 60 days from the earlier of either discovery by or receipt of written notice from the Purchaser to the Seller of any breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the interest of the Purchaser (or that materially and adversely affects the interests of the Purchaser in the related Mortgage Loan, in the case of a representation or warranty relating to a particular Mortgage Loan) (a “Defective Mortgage Loan”; provided that “Defective Mortgage Loan” shall also include (a) any Mortgage Loan treated or designated as such in accordance with Section 2.04 and (b) any Mortgage Loan regarding which the Mortgagor fails to make the first regularly scheduled payment of principal and interest within 30 days of its Due Date) within which to correct or cure such breach. If such breach can ultimately be cured but is not reasonably expected to be cured within the 60-day period, then the applicable Seller shall have such additional time, if any, as is reasonably determined by the Purchaser to cure such breach provided that the Seller has commenced curing or correcting such breach and is diligently pursuing same. Each Seller hereby covenants and agrees with respect to each Mortgage Loan conveyed by it that, if any breach relating thereto cannot be corrected or cured within the applicable cure period or such additional time, if any, as is reasonably determined by the Purchaser, then such Seller shall, at the direction of the Purchaser, repurchase the Defective Mortgage Loan at the applicable Repurchase Price. Notwithstanding anything to the contrary contained herein, if the first regularly scheduled payment of principal and interest due under any Mortgage Loan has been delinquent more than 30 days, the Purchaser may, by written notice to the applicable Seller, require that the Seller repurchase the related Mortgage Loan. However, if the Seller provides evidence that the delinquency was due to a servicing setup error, no repurchase shall be required. Within 30 Business Days following the delivery of any such written notice from the Purchaser, the applicable Seller shall repurchase the specified Mortgage Loan by paying the Repurchase Price therefor by wire transfer of immediately available funds directly to the Purchaser’s Account.

Notwithstanding the previous paragraph, the applicable Seller may, at its option and assuming that such Seller has a Qualified Substitute Mortgage Loan or Loans, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (“Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the applicable Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the Defective Mortgage Loan.

As to any Deleted Mortgage Loan for which the applicable Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the applicable Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Legal Documents as are required by Section 2. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01, 3.02 and 3.03.

For any month in which the applicable Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution (after application of scheduled principal payments due in the month of substitution which have been received or as to which an advance has been made) is less than the aggregate outstanding principal balance of all such Deleted Mortgage Loans. The amount of such shortfall shall be paid by the applicable Seller on the date of such substitution) by wire transfer of immediately available funds directly to the Purchaser’s Account.

Any repurchase of a Defective Mortgage Loan required hereunder shall be accomplished by payment of the applicable Repurchase Price within 3 Business Days of expiration of the applicable time period referred to above in paragraph 3.04 by wire transfer of immediately available funds directly to the Purchaser’s Account. It is understood and agreed that the obligations of a Seller (a) set forth in this Section 3.04 to cure any breach of such Seller’s representations and warranties contained in Sections 3.01, 3.02 and 3.03 or to repurchase the Defective Mortgage Loan(s) and (b) set forth in Section 9.01(1) to indemnify the Purchaser in connection with any breach of a Seller’s representations and warranties contained in Sections 3.01, 3.02 and 3.03 shall constitute the sole remedies of the Purchaser respecting a breach of such representations and warranties.

In the event of a repurchase or substitution, the Seller shall, simultaneously with such repurchase or substitution, give written notice (by telecopier, electronically or otherwise) to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and in the case of substitution, identify the Qualified Substitute Mortgage Loan(s) and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan(s) this Agreement.

The parties further agree that, in recognition of the Trust’s rights against PHH Mortgage with respect to the Mortgage Loans acquired by it from PHH Mortgage and conveyed to the Purchaser hereunder, the Purchaser shall have the right to cause PHH Mortgage to repurchase directly any Defective Mortgage Loan (other than as a result of a breach by the Trust of Section 3.03 (3) or 3.03(16) hereof, in which case the Purchaser shall have the right to cause the Trust to repurchase directly the Defective Mortgage Loan) acquired hereunder by the Purchaser from the Trust.

Section 3.05 Certain Covenants of each Seller and the Servicer.

With respect to Securitizations (as defined below) closing (i) on or before December 31, 2005 and (ii) after December 31, 2005 (but only to the extent that the provisions of clause (1) of this Section 3.05 are not contrary to the provisions of Sections 3.06, 6.06, 7.04(2), 7.05(2), 7.08, 9.01(2) and 10.01(B)):

(1) Without incurring undue effort or any cost except the Seller’s overhead or employees’ salaries, each Seller shall take reasonable steps to assist the Purchaser, if the Purchaser so requests by 15 days’ advance written notice to the related Seller or Sellers (it is agreed that electronic mail shall not be considered valid notification if not followed by verbal communication by the Purchaser to the related Seller or Sellers), in re-selling the Mortgage Loans in a whole loan sale or in securitizing the Mortgage Loans and selling undivided interests in such Mortgage Loans in a public offering or private placement or selling participating interests in such Mortgage Loans, which steps may include, (a) providing any information relating to the Mortgage Loans reasonably necessary to assist in the preparation of any disclosure documents, (b) providing information relating to delinquencies and defaults with respect to the Servicer’s servicing portfolio (or such portion thereof as is similar to the Mortgage Loans), (c) entering into any other servicing, custodial or other similar agreements, that are consistent with the provisions of this Agreement, and which contain such provisions as are customary in securitizations rated “AAA” (including a securitization involving a REMIC) (a “Securitization”), (d) to restate the representations and warranties contained in Article III hereof as of the closing date of such Securitization or whole loan sale; provided, however, Servicer may qualify and/or modify any such representations or warranties to reflect any facts or circumstances arising subsequent to the related Funding Date, (e) provide such opinions of counsel as are customary in such transactions, provided, however, that any opinion of outside counsel shall be provided at Purchaser’s expense and (f) provide Sarbanes-Oxley certification in the form of Exhibit 11-1. In connection with such a Securitization, the Purchaser may be required to engage a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders, at the Purchaser’s sole cost and expense. In the event that a master servicer or trustee is requested by the Purchaser to determine the allocation of payments and to make remittances to the certificateholders, the Servicer agrees to service the Mortgage Loans in accordance with the reasonable and customary requirements of such Securitization, which may include the Servicer’s acting as a subservicer in a master servicing arrangement. With respect to the then owners of the Mortgage Loans, the Servicer shall thereafter deal solely with such master servicer or trustee, as the case may be with respect to such Mortgage Loans which are subject to the Securitization and shall not be required to deal with any other party with respect to such Mortgage Loans. The cost of such securitization shall be borne by the Purchaser, other than the Seller’s overhead or employees’ salaries.

Section 3.06 Additional Representations and Warranties of the Servicer.

(1) The Servicer and each Seller (but only with respect to clauses (vi) and (vii)) shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 6.06 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against a Seller, the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to a Seller, the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(2) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 6.06, a Seller and/or the Servicer, as applicable, shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section 3.06(2) or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

ARTICLE IV:
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND CONDITIONS PRECEDENT TO FUNDING

Section 4.01 Representations and Warranties

The Purchaser represents, warrants and covenants to the Seller that as of each Funding Date or as of such date specifically provided herein:

(1) Due Organization. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Purchaser by any state having jurisdiction and in any event the Purchaser is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan.

(2) Due Authority. The Purchaser had the full power and authority and legal right to acquire the Mortgage Loans that it acquired. The Purchaser has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(3) No Conflict. None of the execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Purchaser, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(4) Ability to Perform. The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5) No Material Default. The Purchaser is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Purchaser is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Purchaser to perform under this Agreement, nor, to the best of the Purchaser’s knowledge, has any event occurred which, with notice, lapse of time or both would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

(6) No Change in Business. There has been no change in the business, operations, financial condition, properties or assets of the Purchaser since the date of the Purchaser’s financial statements that would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement

(7) Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Purchaser’s knowledge, threatened, against the Purchaser, which, either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the Purchasers ability to purchase of the Mortgage Loans or the execution, delivery or enforceability of this Agreement or result in any material liability of the Purchaser, or draw into question the validity of this Agreement, or the Mortgage Loans or have a material adverse effect on the financial condition of the Purchaser;

(8) Broker. The Purchaser has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.

(9) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, the purchase of the Mortgage Loans from the Seller or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser;

(11) Non-Petition Agreement. The Purchaser covenants and agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of all rated obligations of Bishop’s Gate Residential Mortgage Trust, acquiesce, petition or otherwise, directly or indirectly, invoke or cause Bishop’s Gate Residential Mortgage Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against Bishop’s Gate Residential Mortgage Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Bishop’s Gate Residential Mortgage Trust. This covenant and agreement shall be binding upon the Purchaser and any assignee or transferee of the Purchaser;

(12) No Untrue Information. Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading;

(13) Non-solicitation. In the event the Purchaser chooses to solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans during the term of this Agreement, such solicitations shall be directed at all of Purchaser’s customers and will not be exclusively directed towards the Mortgagors relating to the Mortgage Loans sold hereunder;

(14) Privacy. Purchaser agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Purchaser in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.§313.14(a)(3); and (c) Purchaser is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law; and

(15) MERS. The Purchaser is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the Purchaser’s performance of its obligations under this Agreement with respect to the Mortgage Loans, for as long as such Mortgage Loans are registered with MERS.

Section 4.02 Conditions Precedent to Closing

Each purchase of Mortgage Loans hereunder shall be subject to each of the following conditions:

(a)
All of the representations and warranties of Seller under the PHH Guide, and of Seller and Purchaser under this Agreement shall be true and correct as of the Funding Date, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement or under the PHH Guide;

(b)
Purchaser shall have received, or Purchaser’s attorneys shall have received in escrow, all closing documents as specified herein, in such forms as are agreed upon and acceptable to Purchaser, duly executed by all signatories other than Purchaser as required pursuant to the respective terms thereof;

(c)	All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to Seller on each Funding Date the applicable Purchase Price as provided herein.

ARTICLE V:
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01 PHH Mortgage to Act as Servicer; Servicing Standards; Additional Documents; Consent of the Purchaser

(1) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and REO Property from and after each Funding Date in accordance with the terms and provisions of the Mortgage Loans, applicable law and the terms and provisions of this Agreement for and on behalf of, and in the best interests of, the Purchaser (without taking into account any relationship the Servicer may have with any Mortgagor or other Person, the participation, if any, of the Servicer in any financing provided in connection with the sale of any Mortgaged Property, or the Servicer’s obligation to advance any expenses or incur any costs in the performance of its duties hereunder) in accordance with a standard that is not less than the higher of (a) the same care, skill, prudence and diligence with which it services similar assets held for its own or its Affiliates’ account and (b) the same care, skill, prudence and diligence with which it services similar assets for third party institutional investors, in each case giving due consideration to customary and usual standards of practice of prudent institutional mortgage loan servicers utilized with respect to mortgage loans comparable to the Mortgage Loans. Subject to the foregoing standards, in connection with such servicing and administration, the Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes; provided that nothing contained herein shall be construed as an express or implied guarantee by the Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Seller, including with respect to Servicing Fees.

In the event that any of the Mortgage Loans included on the Mortgage Loan Schedule for a particular Funding Date are Pledged Asset Mortgage Loans, such Pledged Asset Mortgage Loans will be serviced in accordance with Section 5.18 hereof.

(2) To the extent consistent with Section 5.01(1) and further subject to any express limitations set forth in this Agreement, the Servicer (acting alone or, solely in the circumstances permitted hereunder, acting through a subservicer) shall have full power and authority to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including the power and authority (a) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents (including estoppel certificates), (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (c) to submit claims to collect any Insurance Proceeds and Liquidation Proceeds, (d) to consent to the application of any Insurance Proceeds or Condemnation Proceeds to the restoration of the applicable Mortgaged Property or otherwise, (e) to bring an action in a court of law, including an unlawful detainer action, to enforce rights of the Purchaser with respect to any Mortgaged Property, (f) to execute and deliver, on behalf of the Purchaser, documents relating to the management, operation, maintenance, repair, leasing, marketing and sale of any Mortgaged Property or any REO Property, and (g) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action not provided for in this Agreement that is materially inconsistent with or materially prejudices the interest of the Purchaser in any Mortgage Loan or under this Agreement. The Purchaser shall furnish the Servicer with a power of attorney in the form of Exhibit 5.01(a) and other documents reasonably necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and the REO Properties, including documents relating to the foreclosure, receivership, management, operation, maintenance, repair, leasing, marketing and sale (in foreclosure or otherwise) of any Mortgaged Property or any REO Property. Nothing contained in this Agreement shall limit the ability of the Servicer to lend money to (whether on a secured or unsecured basis), and otherwise generally engage in any kind of business or dealings with, any Mortgagor as though the Servicer were not a party to this Agreement or to the transactions contemplated hereby.

(3) Notwithstanding anything to the contrary contained herein:

(a)
the Servicer acknowledges that the Purchaser will retain title to, and ownership of, the Mortgage Loans and the REO Properties and that the Servicer does not hereby acquire any title to, security interest in, or other rights of any kind in or to any Mortgage Loan or REO Property or any portion thereof;

(b)
the Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in or on any Mortgage Loan or REO Property, unless authorized pursuant to a judicial or administrative proceeding or a court order;

(c)
the Servicer shall, in servicing the Mortgage Loans, follow and comply with the servicing guidelines established by Fannie Mae, provided that the Servicer shall specifically notify the Purchaser in writing and obtain the Purchaser’s written consent prior to the Servicer taking any of the following actions: (1) modifying, amending or waiving any of the financial terms of, or making any other material modifications to, a Mortgage Loan, except the Servicer may be permitted to do so in the event of a Specially Serviced Mortgage Loan or with respect to a Mortgage Loan insured by HUD, the VA or a Primary Insurance Policy, upon the Mortgagor’s request, accept a principal prepayment and re-amortize the then remaining principal balance over the then remaining term of the loan (resulting in a lower scheduled monthly payment but no change in the maturity date); (2) selling any Specially Serviced Mortgage Loan; (3) forgiving principal or interest on, or permitting to be satisfied at a discount, any Mortgage Loan except in the event of a Specially Serviced Mortgage Loan; or (4) accepting substitute or additional collateral, or releasing any collateral, for a Mortgage Loan. If the Purchaser has not approved or rejected in writing any proposed action(s) recommended by the Servicer to be taken hereunder within 5 Business Days of the date such recommendation is made, then the Purchaser shall be deemed to have accepted such recommended action(s) and the Servicer shall take any such action(s);

(d)
the Servicer shall notify the Purchaser of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Purchaser, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof;

(e)
in accordance with the Fannie Mae Guide, the Servicer shall be entitled to workout compensation as it relates to repayment plans, loan modifications, short-sales, deed-in lieu of foreclosure, and hardship assumptions as evidenced in Exhibit 5.01(b);

(f)	the Servicer shall remain primarily liable for the full performance of its obligations hereunder notwithstanding any appointment by the Servicer of a subservicer or subservicers hereunder; and

(g)
the Purchaser may at any time and from time to time, in its sole discretion, upon 30 Business Days written notice to the Servicer, terminate the Servicer’s servicing obligations hereunder with respect to (1) any REO Property or (2) any Mortgage Loan that, in accordance with the Purchaser’s internal credit classification criteria, has been classified as “doubtful” or a “loss” and Purchaser shall reimburse Servicer all Monthly Advances and Servicing Advances , take all necessary steps and absorb all associated costs to assume such servicing Upon the effectiveness of any such termination of the Servicer’s servicing obligations with respect to any such REO Property or Mortgage Loan, the Servicer shall deliver all agreements, documents, and instruments related thereto to the Purchaser, in accordance with applicable law.

Section 5.02 Collection of Mortgage Loan Payments

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans, which procedures shall in any event comply with the servicing standards set forth in Section 5.01. Furthermore, the Servicer shall ascertain and estimate annual ground rents, taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgages, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 5.03 Notice of Foreclosure Sale

The Servicer shall, within two (2) Business Days following the occurrence of any foreclosure sale with respect to any Mortgaged Property, deliver to the Purchaser a notice of foreclosure sale substantially in the form of Exhibit 5.03.

Section 5.04 Establishment of Collection Account; Deposits in Collection Account

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts which shall be an Eligible Account. The creation of any Collection Account shall be evidenced by a letter agreement in the form of Exhibit 5.04 attached hereto. A copy of such letter agreement shall be furnished to the Purchaser upon Purchaser’s request.

The Servicer shall deposit in the Collection Account, within two Business Days after receipt (or as otherwise required pursuant to this Agreement in the case of clauses (8), (9) and (10) of this Section 5.04) and retain therein the following payments and collections received or made by it subsequent to each Funding Date, or received by it prior to the Funding Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Funding Date:

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(2) all payments on account of interest less the Servicing Fee on the Mortgage Loans;

(3) all Liquidation Proceeds;

(4) all REO Disposition Proceeds;

(5) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 5.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Properties or released to the applicable Mortgagors in accordance with the Servicer’s normal servicing procedures, the related Mortgages or applicable law;

(6) all Condemnation Proceeds affecting any Mortgaged Property which are not released to a Mortgagor in accordance with the Servicer’s normal servicing procedures, the related Mortgage or applicable law;

(7) any Monthly Advances in accordance with Section 6.03;

(8) [reserved];

(9) any amounts required to be deposited by the Servicer pursuant to Section 5.16 in connection with any losses on Permitted Investments; and

(10) any amounts required to be deposited in the Collection Account pursuant to Sections 7.01 or 7.02 or otherwise pursuant to the terms hereof.

(11) Foreclosure Profits

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 7.01, and any Prepayment Penalties on the Mortgage Loans need not be deposited by the Servicer in the Collection Account and shall be retained by the Servicer as additional compensation.

Section 5.05 Permitted Withdrawals from the Collection Account

The Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

(1) to reimburse itself for unreimbursed Monthly Advances and Servicing Advances that the Servicer has determined to be Non-Recoverable Advances as provided in Section 6.04;

(2) to make payments to the Purchaser in the amounts, at the times and in the manner provided for in Section 6.01;

(3) to reimburse itself for Monthly Advances;

(4) to reimburse itself for unreimbursed Servicing Advances and for unreimbursed Monthly Advances, the Servicer’s right to reimburse itself pursuant to this Subsection (4) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser, except that, where a Seller or the Servicer is required to repurchase (or substitute a Qualified Substitute Mortgage Loan for) a Mortgage Loan pursuant to Sections 2.04, 3.04 and/or 7.02, the Servicer’s right to such reimbursement shall be subsequent and subordinate to the payment to the Purchaser of the applicable Repurchase Price (or delivery of a Qualified Substitute Mortgage Loan) and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(5) to pay to itself as additional servicing compensation any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date), any Foreclosure Profits and any prepayment penalties or premiums relating to any Principal Prepayments; provided that no such amounts shall be payable as servicing compensation to the extent they relate to a Mortgage Loan with respect to which a default, breach, violation, or event of acceleration exists or would exist but for the lapse of time, the giving of notice, or both;

(6) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.04, 3.04 and/or 7.02 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined (except to the extent that such amounts constitute part of the Repurchase Price to be remitted to the Purchaser);

(7) to remove any amounts deposited into the Collection Account in error; and

(8) to clear and terminate the Collection Account in the event a new Collection Account has been established, or upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this Agreement.

The Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to this Section.

Section 5.06 Establishment of Escrow Accounts; Deposits in Escrow

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts which shall be an Eligible Account. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown on Exhibit 5.06 attached hereto. A copy of such letter agreement shall be furnished to the Purchaser upon Purchaser’s request.

The Servicer shall deposit in each Escrow Account within two Business Days after receipt, and retain therein, (i) all Escrow Payments collected on account of the related Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under Sections 5.07 and/or 5.08. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, without any right of reimbursement therefor.

Section 5.07 Permitted Withdrawals From Escrow Accounts

Withdrawals from any Escrow Account may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) if permitted by applicable law, for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to the restoration or repair of the Mortgaged Property in accordance with the terms of the related Mortgage Loan, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse a Mortgagor in connection with the making of the Payoff of the related Mortgage Loan or the termination of all or part of the escrow requirement in connection with the Mortgage Loan, (viii) to remove any amounts deposited into the Escrow Account in error; or (ix) to clear and terminate the Escrow Account in the event a new Escrow Account has been established or upon the termination of this Agreement.

Section 5.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. If a Mortgage does not provide for Escrow Payments, then the Servicer shall require that any such payments be made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments but shall be entitled to reimbursement thereof in accordance with the terms of this Agreement.

The Servicer shall maintain in full force and effect a Primary Insurance Policy, conforming in all respects to the description set forth in Section 3.03(30), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is required. Such coverage will be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 75% or less in the case of a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80% or until such time, if any, as such insurance is required to be released in accordance with the provisions of applicable law including, but not limited to, the Homeowners Protection Act of 1998. The Servicer shall assure that all premiums due under any Primary Insurance Policy are paid in a timely manner, but, shall be entitled to reimbursement pursuant to the terms of this Agreement for premiums paid by the Servicer on behalf of any Mortgagor who is obligated to pay such premiums but fails to do so. The Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect on the Funding Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with an insurer that satisfies the standards set forth in Section 3.03(30). The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, then the Servicer shall obtain, and, except as otherwise provided above, maintain, a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 5.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal in accordance with Section 5.05.

Section 5.09 Transfer of Accounts

The Servicer may transfer the Collection Account or any Escrow Account to a different depository institution from time to time; provided that (i) no such transfer shall be made unless all certifications or letter agreements required under Section 5.04 have been executed and delivered by the parties thereto; and (ii) concurrently upon any such transfer, the Servicer shall give written notice thereof to the Purchaser. Notwithstanding anything to the contrary contained herein, the Collection Account and each Escrow Account shall at all times constitute Eligible Accounts.

Section 5.10 Maintenance of Hazard Insurance

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (1) the Unpaid Principal Balance of such Mortgage Loan or (2) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the loss payee from becoming a co-insurer.

If any Mortgaged Property is in an area identified by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, then the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the outstanding principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) or (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended (assuming that the area in which such Mortgaged Property is located is participating in such program).

The Servicer shall also maintain on each REO Property fire, hazard and liability insurance, and to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of such property and (b) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Note Rate and related Servicing Advances.

All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least 30 days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided that the Servicer shall not accept any such insurance policies from insurance companies unless such companies (a) currently reflect (1) a general policyholder’s rating of B+ or better and a financial size category of III or better in Best’s Key Rating Guide, or (2) a general policyholder’s rating of “A” or “A-“ or better in Best’s Key Rating Guide, and (b) are licensed to do business in the state wherein the related Mortgaged Property is located. Notwithstanding the foregoing, the Servicer may accept a policy underwritten by Lloyd’s of London or, if it is the only coverage available, coverage under a state’s Fair Access to Insurance Requirement (FAIR) Plan. If a hazard policy becomes in danger of being terminated, or the insurer ceases to have the ratings noted above, the Servicer shall notify the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

Pursuant to Section 5.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Collection Account within two Business Days after receipt, subject to withdrawal in accordance with Section 5.05. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Purchaser, be added to the Unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 5.11 Reserved

Section 5.12 Fidelity Bond; Errors and Omissions Insurance

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the “Mortgage Banker’s Blanket Bond” and shall protect and insure the Servicer against losses, including losses arising by virtue of any Mortgage Loan not being satisfied in accordance with the procedures set forth in Section 7.02 and/or losses resulting from or arising in connection with forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of or by such Persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Servicing Guide. The Servicer shall cause to be delivered to the Purchaser upon request: (i) a certified true copy of the Fidelity Bond and insurance policy; and (ii) a written statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 5.13 Realization Upon Specially Serviced Mortgage Loans and REO Properties

The Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which (a) in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with prudent lending practices, be made for collection of delinquent payments pursuant to Section 5.01 and (b) such foreclosure or other conversion is otherwise in accordance with Section 5.01. The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine that such expenses will be recoverable to it as Servicing Advances either through Liquidation Proceeds or through Insurance Proceeds (in accordance with Section 5.05) or from any other source relating to the Specially Serviced Mortgage Loan. The Servicer shall be required to advance funds for all other costs and expenses incurred by it in any such foreclosure proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated by Section 5.05.

Upon any Mortgaged Property becoming an REO Property, the Servicer shall promptly notify the Purchaser thereof, specifying the date on which such Mortgaged Property became an REO Property. Pursuant to its efforts to sell such REO Property, the Servicer shall, either itself or through an agent selected by it, protect and conserve such REO Property in accordance with the servicing standards set forth in Section 5.01 and may, subject to Section 5.01(3)(c) and incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, for the period to the sale of such REO Property.

Notwithstanding anything to the contrary contained herein, the Purchaser shall not, and the Servicer shall not on the Purchaser’s behalf, acquire any real property (or personal property incident to such real property) except in connection with a default or a default that is imminent on a Mortgage Loan. If the Purchaser acquires any real property (or personal property incident to such real property) in connection with such a default, then such property shall be disposed of by the Servicer in accordance with this Section and Section 5.15 as soon as possible but in no event later than 3 years after its acquisition by the Servicer on behalf of the Purchaser, unless the Servicer obtains, at the expense of the Purchaser, in a timely fashion an extension from the Internal Revenue Service for an additional specified period.

If, in the exercise of its servicing obligations with respect to any Mortgaged Property hereunder, the Servicer deems it is necessary or advisable to obtain an Environmental Assessment, then the Servicer shall so obtain an Environmental Assessment, it being understood that all reasonable costs and expenses incurred by the Servicer in connection with any such Environmental Assessment (including the cost thereof) shall be deemed to be Servicing Advances recoverable by the Servicer pursuant to Section 5.14(4). Such Environmental Assessment shall (a) assess whether (1) such Mortgaged Property is in material violation of applicable Environmental Laws or (2) after consultation with an environmental expert, taking the actions necessary to comply with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, and (b) identify whether (1) any circumstances are present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or re mediation could be required under any federal, state or local law or regulation, or (2) if such circumstances exist, after consultation with an environmental expert, taking such actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. (The conditions described in the immediately preceding clauses (a) and (b) shall be referred to herein as “Environmental Conditions Precedent to Foreclosure.”) If any such Environmental Assessment so warrants, the Servicer is hereby authorized to and shall perform such additional environmental testing as it deems necessary and prudent to establish the satisfaction of the foregoing Environmental Conditions Precedent to Foreclosure or to proceed as set forth below (such additional testing thereafter being included in the term “Environmental Assessment”).

If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with this Section 5.13 establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property, but the Servicer in good faith reasonably believes that it is in the best economic interest of the Purchaser to proceed against such Mortgaged Property and, if title thereto is acquired, to take such remedial, corrective or other action with respect to the unsatisfied condition or conditions as may be prescribed by applicable law to satisfy such condition or conditions, then the Servicer shall so notify the Purchaser. If, pursuant to Section 5.01(3)(c), the Purchaser is deemed to have accepted Servicer’s recommendation to proceed against such Mortgaged Property, then the Servicer shall so proceed. The cost of any remedial, corrective or other action contemplated by the preceding sentence in respect of any of the Environmental Conditions Precedent to Foreclosure that is not satisfied shall not be an expense of the Servicer and the Servicer shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with any such action.

If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with this Section 5.13 establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property and, in accordance with Section 5.01(3)(c), the Purchaser elects or is deemed to have elected not to proceed against such Mortgaged Property, then the Servicer shall, subject to Section 5.01(3)(c), take such action as it deems to be in the best economic interest of the Purchaser (other than proceeding against the Mortgaged Property or directly or indirectly becoming the owner or operator thereof) as determined in accordance with the servicing standard set forth in Section 5.01 and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

Prior to the Servicer taking any action with respect to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or re mediation could be required under any federal, state or local law or regulation on any Mortgaged Property, the Servicer shall request the approval of the Purchaser in accordance with Section 5.01(3)(c) and, if such action is deemed approved by the Purchaser, (a) keep the Purchaser apprised of the progress of such action; and (b) take such action in compliance with all applicable Environmental Laws.

Section 5.14 Management of REO Properties

If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an “REO Property”), the deed or certificate of sale shall be taken in the name of the Purchaser or the Person designated by the Purchaser. The Servicer (acting alone or through a subservicer or managing agent specializing in the disposition of REO Properties), on behalf of the Purchaser, shall, subject to Section 5.01(3)(c), dispose of any REO Property pursuant to Section 5.15. Promptly following any acquisition by the Purchaser (through the Servicer) of an REO Property, the Servicer shall obtain a narrative appraisal thereof (at the expense of the Purchaser) in order to determine the fair market value of such REO Property. The Servicer shall also cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter, and Servicer shall be entitled to be reimbursed for expenses in connection therewith in accordance with this Agreement. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser. Notwithstanding anything to the contrary contained herein, if a REMIC election has been or is to be made with respect to the arrangement under which the Mortgage Loans and the REO Properties are held, then the Servicer shall manage, conserve, protect and operate each REO Property in a manner that does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 86OG(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 86OF(a)(2)(B) or any “net income from foreclosure property” within the meaning of Section 86OG(c)(2) of the Code (or comparable provisions of any successor or similar legislation).

The Servicer shall deposit and hold all revenues and funds collected and received in connection with the operation of each REO Property in the Collection Account, and the Servicer shall account separately for revenues and funds received or expended with respect to each REO Property.

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (and, in particular, Section 5.01(3)(c)), to do any and all things in connection with any REO Property as are consistent with the servicing standards set forth in Section 5.01. In connection therewith, the Servicer shall deposit or cause to be deposited within two (2) Business Day of receipt in the Collection Account all revenues and collections received or collected by it with respect to each REO Property, including all proceeds of any REO Disposition. Subject to Section 5.13, the Servicer shall withdraw (without duplication) from the Collection Account and or Escrow Account, but solely from the revenues and collections received or collected by it with respect to a specific REO Property, such funds necessary for the proper operation, management and maintenance of such REO Property, including the following:

(1) all insurance premiums due and payable in respect of such REO Property;

(2) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(3) all customary and reasonable costs and expenses necessary to maintain, repair, appraise, evaluate, manage or operate such REO Property (including the customary and reasonable costs incurred or assessed by any “managing agent” retained by the Servicer in connection with the maintenance, management or operation of such REO Property);

(4) all reasonable costs and expenses of restoration improvements, deferred maintenance and tenant improvements; and

(5) all other reasonable costs and expenses, including reasonable attorneys’ fees, that the Servicer may suffer or incur in connection with its performance of its obligations under this Section (other than costs and expenses that the Servicer is expressly obligated to bear pursuant to this Agreement).

To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (1) through (5) above, the Servicer shall, subject to Section 6.04, advance the amount of funds required to cover the shortfall with respect thereto. The Servicer shall promptly notify the Purchaser in writing of any failure by the Servicer to make a Servicing Advance of the type specified in clauses (1) or (2) above (irrespective of whether such Servicing Advance is claimed to be non-recoverable by the Servicer pursuant to Section 6.04).

Following the consummation of an REO Disposition, the Servicer shall remit to the Purchaser, in accordance with Section 6.01, any proceeds from such REO Disposition in the Collection Account following the payment of all expenses and Servicing Advances relating to the subject REO Property.

Section 5.15 Sale of REO Properties

The Servicer shall offer to sell any REO Property in the manner that is in the best interests of the Purchaser or other owner of the REO, but no later than the time determined by the Servicer to be sufficient to result in the sale of such REO Property on or prior to the time specified in Section 5.13. In accordance with the servicing standards set forth in Section 5.01, the Servicer or designated agent of the Servicer shall solicit bids and offers from Persons for the purchase of any REO Property.

The Servicer shall act on behalf of the Purchaser in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. The Servicer shall manage and negotiate terms of sale on Specially Serviced Mortgage Loans or REO Properties with the same care, skill, prudence and diligence with which Servicer manages its own REO Properties. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in the Collection Account in accordance with Section 5.04.

Section 5.16 Investment of Funds in the Collection Account

The Servicer may direct any depository institution which holds the Collection Account to invest the funds in the Collection Account in one or more Permitted Investments bearing interest. All such Permitted Investments shall be held to maturity, unless payable on demand. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

(a)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(b)
demand payment of all amounts due thereunder promptly upon determination by the Servicer or notice from the Purchaser that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

All income and gain realized from investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 5.05. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any Permitted Investment immediately upon realization of such loss.

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Purchaser may elect to take such action, or instruct the Servicer to take such action, as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings, at the expense of the Servicer.

Section 5.17 MERS

In the case of each MERS Mortgage Loan, the Servicer shall, as soon as practicable after the Purchaser’s request (but in no event more than 30 days thereafter with respect to each Mortgage Loan that was a MERS Mortgage Loan as of the Funding Date, or 90 days thereafter with respect to each Mortgage Loan that was a MERS Eligible Mortgage Loan as of the Funding Date and subsequent to the Funding Date becomes a MERS Mortgage Loan), take such actions as are necessary to cause the Purchaser to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each of the Purchaser and the Servicer shall maintain in good standing its membership in MERS. In addition, Each of the Purchaser and the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended. With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Mortgage Loans. The Servicer shall cooperate with the Purchaser and any successor owner or successor servicer to the extent necessary to ensure that any transfer of ownership or servicing is appropriately reflected on the MERS system.

Section 5.18 Pledged Asset Mortgage Loans

(a)	Representations of Servicer

(1)
Servicer hereby represents and warrants to Purchaser that prior to its assignment to Purchaser of the security interest in and to any Pledged Assets set forth in Section 5.18(b) hereof, Servicer had a first priority perfected security interest in each Securities Account, and/or, if necessary to perfect a first priority security interest in each asset contained in such Securities Account, a first priority perfected security interest in each such asset contained in such Securities Account and following Servicer's assignment of the Pledged Asset Agreements and such security interest in and to any Pledged Assets, Purchaser has a first priority perfected security interest in each Securities Account, and/or, if necessary to perfect a first priority security interest in each asset contained in such Securities Account, a perfected first priority security interest in each such asset contained in such Securities Account. Servicer hereby represents and warrants to Purchaser that prior to the related Pledged Asset Servicer’s assignment to the Servicer of the security interest in and to any Pledged Assets, the related Pledged Asset Servicer had a first priority perfected security interest in each Securities Account, and/or, if necessary to perfect a first priority security interest in each asset contained in such Securities Account, a first priority perfected security interest in each such asset contained in such Securities Account and following such Pledged Asset Servicer's assignment of the Pledged Asset Agreements and such security interest in and to any Pledged Assets, the Servicer had a first priority perfected security interest in each Securities Account, and/or, if necessary to perfect a first priority security interest in each asset contained in such Securities Account, a perfected first priority security interest in each such asset contained in such Securities Account.

(2)
Servicer represents and warrants to Purchaser that each Pledged Asset Mortgage Loan is insured under the terms and provisions of a Surety Bond subject to the limitations set forth therein. Servicer covenants that within 2 Business Days after the Funding Date for any purchase of Pledged Asset Mortgage Loans, Servicer will deliver to each Surety Bond Issuer any instrument required to be delivered under the related Surety Bond, executed by the necessary parties, and that all other requirements for transferring coverage under the related Surety Bonds in respect of such Pledged Asset Mortgage Loans to the Purchaser shall be complied with. Servicer shall indemnify Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that are related to or arise from the non-payment of Required Surety Payments with respect to the Pledged Asset Mortgage Loans purchased by Purchaser from applicable Seller under this Agreement. The indemnification obligation provided in this subparagraph 2 with respect to each Pledged Asset Mortgage Loan shall expire upon receipt by the related Surety Bond Issuer of the necessary documentation referred to in this paragraph, signed by the appropriate parties thereto.

(3)
Servicer represents and warrants that the assignment of rights to Purchaser under each Surety Bond, as described herein, will not result in Purchaser assuming any obligations or liabilities of Servicer with respect thereto.

(4)
Servicer represents and warrants that each Pledged Asset Servicing Agreement and the Pledge Agreements are in full force and effect as of the Funding Date and their provisions have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder. Servicer represents to Purchaser that as of the Funding Date, neither Servicer nor any Pledged Asset Servicer is in default under the related Pledged Asset Servicing Agreement.

(b)	Assignment of Security Interest

(1)
With respect to each Pledged Asset Mortgage Loan sold to Purchaser under this Agreement, the Servicer hereby assigns to the Purchaser its security interest in and to any related Pledged Assets, all of its rights in each related Pledge Agreement, its right to receive amounts due or to become due in respect of any related Pledged Assets and its rights as beneficiary under the related Surety Bond in respect of any Pledged Asset Mortgage Loans.

(c)	Servicing of Pledged Assets

(1)
The parties acknowledge that pursuant to each Pledged Asset Servicing Agreement between Servicer and the related Pledged Asset Servicer, the Securities Accounts and other Pledged Assets in which Purchaser shall (pursuant to the terms of this Agreement) have a security interest, shall continue to be maintained and serviced by such Pledged Asset Servicer. Servicer represents and warrants that the terms of each Pledged Asset Servicing Agreement are not inconsistent with any of the provisions of this Agreement. Subject to subsection (c)(2) below, the Servicer shall service and administer the Securities Accounts and other Pledged Assets, in accordance with (i) prudent business practices and procedures employed in the industry to administer securities accounts and additional collateral similar to that securing the Pledged Asset Mortgage Loans; (ii) the terms of the related Pledge Agreements; and (iii) the terms of this Agreement. Servicer’s obligations under this Section 5.18(c) will be subject to the provisions of Section 9.04 hereof.

(2)
Notwithstanding any other provision of this Agreement to the contrary, except as provided below in this subsection (c)(2), the Servicer shall have no duty or obligation to service and administer the Pledged Assets, and the Servicer shall not be deemed to be the Pledged Asset Servicer with respect to any Pledged Asset Mortgage Loan, unless and until the related Pledged Asset Servicer’s obligations to administer the Pledged Asset as provided in the related Pledged Asset Servicing Agreement have been terminated with respect to such Pledged Asset Mortgage Loans sold hereunder, in which case the Servicer shall be bound to service and administer the related Pledged Assets and the related Surety Bond in accordance with the provisions of this Agreement and the related Pledge Agreements, from the date of such termination. The Servicer shall enforce the obligations of each Pledged Asset Servicer to service and administer the Pledged Assets as provided in the related Pledged Asset Servicing Agreement, and shall take appropriate action thereunder if any Pledged Asset Servicer fails to substantially comply with its obligations to administer the Pledged Assets. Such enforcement, including without limitation, the legal prosecution of claims, termination of the related Pledged Asset Servicing Agreement with respect to the related Pledged Asset Mortgage Loans, and the pursuit of other appropriate remedies, shall be carried out as the Servicer, in its good faith business judgment, would require were it the owner of the related Securities Accounts and other Pledged Assets. Without in any way limiting any other remedies set forth herein, Servicer shall indemnify Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, “Losses”) that arise with respect to Pledged Asset Mortgage Loans purchased by Purchaser from Servicer hereunder, provided that (i) such Losses are caused by the related Pledged Asset Servicer’s failure to administer the Pledged Assets as provided in the related Pledged Asset Servicing Agreement and in a manner consistent with the standard set forth in subsection (c)(1) above, (ii) the indemnification contained in this subsection (c)(2) will in no event exceed the Original Pledged Asset Requirement for the related Pledged Asset Mortgage Loan, and (iii) such indemnification liability shall be offset to the extent that the Losses are covered by a Required Surety Payment.

(3)
The related Pledged Asset Servicer shall use its best reasonable efforts to realize upon any related Pledged Assets for such of the Pledged Asset Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments; provided that the related Pledged Asset Servicer shall not obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the related Pledged Asset Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Servicer shall proceed with any acquisition of REO Property in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 5.05 hereof; provided, that such proceeds shall not be so deposited if the Required Surety Payment in respect of such Pledged Asset Mortgage Loan has been deposited in the Collection Account or otherwise paid to the Purchaser (except to the extent of any such proceeds taken into account in calculating the amount of the Required Surety Payment).

(4)
Servicer’s obligations to administer the Securities Accounts shall terminate upon termination of the related Pledged Asset Agreement. Purchaser acknowledges coverage under the terms and provisions of the related Surety Bond as to any particular Pledged Asset Mortgage Loan shall terminate upon termination of the related Pledged Asset Agreement; provided, however, that such termination shall not affect claims arising under this Agreement or the related Surety Bond prior to the date of termination of the related Pledged Asset Agreement.

(5)
The Pledged Asset Servicer with respect to each Pledged Asset Mortgage Loan may, without the consent of the Purchaser, amend or modify a Pledged Asset Agreement in any non-material respect to reflect administrative or account changes, provided that the same are consistent with the PHH Guide.

(d)	Surety Bonds

(1)
If a Required Surety Payment is payable pursuant to the related Surety Bond with respect to any Pledged Asset Mortgage Loan, as determined by the Servicer, the related Pledged Asset Servicer shall so notify the related Surety Bond Issuer promptly. The Servicer shall cause the prompt completion of any necessary documentation relating to the related Surety Bond and shall cause the prompt submission of such documentation to the related Surety Bond Issuer as a claim for a required surety. The Purchaser shall execute such documentation if requested by the related Pledged Asset Servicer.

(2)
In the event that the Servicer receives a Required Surety Payment from a Surety Bond Issuer on behalf of the Purchaser, the Servicer shall deposit such Required Surety Payment in the Collection Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions hereof applicable to Insurance Proceeds.

(3)	Purchaser will cooperate with Servicer to transfer to Purchaser the coverage of each Surety Bond in respect of the related Pledged Asset Mortgage Loans.

ARTICLE VI:
REPORTS; REMITTANCES; ADVANCES

Section 6.01 Remittances

(1) On each Remittance Date, the Servicer shall remit to the Purchaser (a) all amounts credited to the Collection Account as of the close of business on the last day of the related Due Period (including (1) the amount of any Principal Prepayment, together with interest thereon at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs except when such Principal Prepayment is received on the last day of the related Due Period in which case interest calculated at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs shall not be remitted and (2) all proceeds of any REO Disposition net of amounts payable to the Servicer pursuant to Section 5.14), net of charges against or withdrawals from the Collection Account in accordance with Section 5.05, which charges against or withdrawals from the Collection Account the Servicer shall make solely on such Remittance Date, plus (b) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 6.03; provided that the Servicer shall not be required to remit, until the next following Remittance Date, any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period.

(2) All remittances made to the Purchaser on each Remittance Date will be made to the Purchaser by wire transfer of immediately available funds according to the instructions that will be provided by Purchaser to the Servicer.

(3) With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to One-month LIBOR (as published in the Wall Street Journal) plus 200 basis points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. Neither the payment by the Servicer nor the acceptance by the Purchaser of any such interest shall be deemed an extension of time for payment or a waiver by the Purchaser of any Event of Default.

Section 6.02 Reporting

On or before the 5th Business Day following the Accounting Cut-off Date of each month during the term hereof, the Servicer shall deliver to the Purchaser monthly accounting reports in the form of Exhibits 6.02(a) through 6.02(i) attached hereto with respect to the most recently ended Due Period. Such monthly accounting reports shall include information as to the aggregate Unpaid Principal Balance of all Mortgage Loans, the scheduled amortization of all Mortgage Loans and the amount of any Principal Prepayments as of the most recent Accounting Cut-off Date. Such monthly reports shall be available by the Servicer for the Purchaser on Servicer’s secured web-site. The Servicer shall provide training, secured access and password(s) to the Purchaser on the operation of the website.

Utilizing resources reasonably available to the Servicer and to the extent the requested data is contained within the Servicer’s electronic systems without incurring any cost except the Servicer’s overhead and employees’ salaries, the Servicer shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be reasonably requested by the Purchaser with respect to Mortgage Loans or REO Properties (provided the Purchaser shall have given the Servicer reasonable notice and opportunity to prepare such reports, information or documentation), including any reports, information or documentation reasonably required to comply with any regulations of any governmental agency or body having jurisdiction over the Purchaser, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request. If any of such reports, periodic, special or other reports, information or documentation are not customarily prepared by the Servicer or require that the Servicer program data processing systems to create the reports, information or documentation, then the Purchaser shall pay to the Servicer a fee mutually agreed to by the Purchaser and the Servicer taking into account the Servicer’s actual time and cost in preparing such reports, information or documentation. The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 6.03 Monthly Advances by the Servicer

(1) Not later than the close of business on the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to all Monthly Payments not previously advanced by the Servicer (with interest adjusted to the Remittance Rate) that were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date. The Servicer may reduce the total amount to be deposited in the Collection Account as required by the foregoing sentence by the amount of funds in the Collection Account which are to be remitted to Purchaser on a Remittance Date or Dates subsequent to the related Due Period.

(2) The Servicer’s obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) with respect to the Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Purchaser an Officers’ Certificate evidencing the determination by the Servicer in accordance with Section 6.04 that an advance with respect to such Mortgage Loan would constitute a Non-recoverable Advance.

(3) On the Business Day prior to the Remittance Date, the Servicer shall deposit into the Collection Account payments on account of Prepayment Interest Shortfall Amount in an aggregate amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfall Amount for the related Remittance Date resulting solely from Principal Prepayments during the related Due Period, and (ii) the total amount of the servicing compensation that would be payable to the Servicer if no Principal Prepayment was made during the Due Period related to such Remittance Date. Such payments shall be deposited into the Collection Account.

Section 6.04 Non-recoverable Advances

The determination by the Servicer that it has made a Non-recoverable Advance or that any Monthly Advance or Servicing Advance, if made, would constitute a Non-recoverable Advance shall be evidenced by an Officers’ Certificate delivered to the Purchaser detailing the reasons for such determination.

Section 6.05 Officer’s Certificate.

The Seller shall deliver to the Purchaser an Officer’s Certificate in the form attached hereto as Exhibit 9 on the Initial Funding Date and upon Purchaser’s reasonable request thereafter.

Section 6.06 Information to be Provided the Servicer and the Sellers.

In connection with any Securitization Transaction a Seller or the Servicer, as applicable, shall (1) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 6.06, and (2) as promptly as practicable following notice to or discovery by each Seller and the Servicer, as applicable, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this Section.

(i) If so requested by the Purchaser or any Depositor, a Seller or the Servicer, as applicable, shall provide such information regarding (x) such Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (y) each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the originator’s form of organization;

(B) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller or the Servicer, each Third-Party Originator and each Subservicer, as applicable,; and

(D) a description of any affiliation or relationship between a Seller or the Servicer, each Third-Party Originator or each Subservicer, as applicable, and any of the following parties to a Securitization Transaction, as such parties are identified by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)	the sponsor;
(2)	the depositor;
(3)	the issuing entity;
(4)	any servicer;
(5)	any trustee;
(6)	any originator;
(7)	any significant obligor;
(8)	any enhancement or support provider; and
(9)	any other material transaction party.

(ii) If so requested by the Purchaser or any Depositor, a Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) such Seller, if the such Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (b) each Third-Party Originator. Such Static Pool Information shall be prepared by such Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to such Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by such Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

If so requested by the Purchaser or any Depositor, a Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to such Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii) If so requested by the Purchaser or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Regulation AB Servicer”), as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

(A) the Regulation AB Servicer’s form of organization;

(B) a description of how long the Regulation AB Servicer has been servicing residential mortgage loans; a general discussion of the Regulation AB Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Regulation AB Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Regulation AB Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Regulation AB Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Regulation AB Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
(2) the extent of outsourcing the Regulation AB Servicer utilizes;
(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Regulation AB Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;
(4) whether the Regulation AB Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
(5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Regulation AB Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Regulation AB Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Regulation AB Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Regulation AB Servicer on the Mortgage Loans and the Regulation AB Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Regulation AB Servicer to the effect that the Regulation AB Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Regulation AB Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Regulation AB Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H) information as to how the Regulation AB Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, a Seller or the Servicer shall (or shall cause each Subservicer and Third-Party Originator to) (a) notify the Purchaser and any Depositor in writing of (1) any material litigation or governmental proceedings pending against such Seller or the Servicer, and any Subservicer or any Third-Party Originator, as applicable, and (2) any affiliations or relationships that develop following the closing date of a Securitization Transaction between a Seller or the Servicer and any Subservicer or any Third-Party Originator, as applicable, and any of the parties specified in clause (D) of paragraph (i) of this Section 6.06 (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (b) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(v) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi) In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Servicer shall provide such information reasonably available to the Servicer regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

ARTICLE VII:
GENERAL SERVICING PROCEDURE

Section 7.01 Enforcement of Due-on-Sale Clauses, Assumption Agreements

(1) The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “ due-on-sale” clause applicable thereto; provided that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

(2) If the Servicer is prohibited from enforcing such “due-on-sale” clause, then the Servicer will attempt to enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. (For purposes of this Section 7.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.)

(3) If the Servicer receives a request for any Mortgage Loan to be assumed, then the Servicer shall inquire into the creditworthiness of the proposed transferee and shall use the same underwriting criteria for approving the credit of the proposed transferee that are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans. Where an assumption is allowed, the Servicer, with the prior written consent of the primary mortgage insurer, if any, and subject to the conditions of Section 7.01(3), shall, and is hereby authorized to, enter into a substitution of liability agreement with the Person to whom the Mortgaged Property is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. In no event shall the Note Rate, the amount of the Monthly Payment or the final maturity date be changed. The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Purchaser’s Mortgage File and shall, for all purposes, be considered a part of such Purchaser’s Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional compensation for servicing the Mortgage Loans.

If the credit of the proposed transferee does not meet such underwriting criteria, then the Servicer shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 7.02 Satisfaction of Mortgages and Release of Mortgage Files

Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Purchaser by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.04 have been or will be so deposited and shall request delivery to it of the Purchaser’s Mortgage File held by the Purchaser. Upon receipt of such certification and request, the Purchaser shall promptly release the related mortgage documents to the Servicer and the Servicer shall promptly prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

With the exception of short sales, if the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, or should it otherwise take such action which results in a reduction of the coverage under the Primary Insurance Policy, if any, then the Servicer shall promptly give written notice thereof to the Purchaser, and, within 10 Business Days following written demand therefor from the Purchaser to the Servicer, the Servicer shall repurchase the related Mortgage Loan by paying to the Purchaser the Repurchase Price therefor by wire transfer of immediately available funds directly to the Purchaser’s Account.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the Purchaser’s Mortgage File held by the Purchaser to the Servicer. Such servicing receipt shall obligate the Servicer to return the related mortgage documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Purchaser’s Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Purchaser’s Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection Account, the servicing receipt shall be released by the Purchaser to the Servicer.

Section 7.03 Servicing Compensation

As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicing Fee. The Servicing Fee in respect of a Mortgage Loan for a particular month shall become payable only upon the receipt by the Servicer from the Mortgagor of the full Monthly Payment in respect of such Mortgage Loan. Additional servicing compensation in the form of assumption fees, as provided in Section 7.01, late payment charges, Prepayment Penalties and other servicer compensation for modifications, short sales as provided in Section 5.01(e), and other shall be retained by the Servicer to the extent not required to be deposited in the Collection Account. In the event that Liquidation Proceeds, Insurance Proceeds and proceeds from any REO Disposition exceeds the Unpaid Principal Balance of such Mortgage Loan plus unpaid interest accrued thereon at a per annum rate equal to the related Remittance Rate, the Servicer shall be entitled to retain therefrom and pay to itself any Foreclosure Profits and any Servicing Fee considered to be accrued but unpaid. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 7.04 Annual Statement as to Compliance

(1) The Servicer will deliver to the Purchaser or the Purchaser’s designee on or before March 15, 2006, an Officers’ Certificate in the form of Exhibit 11-1 stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, (ii) the Servicer has fully complied with the provisions of this Agreement and (iii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(2) On or before March 1 of each calendar year, commencing in 2007, the Servicer shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 7.05 Annual Independent Certified Public Accountants’ Servicing Report

(1) On or before February 28, 2006 the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the Servicer generally that include a sampling of the Mortgage Loans, the provisions of Article VI have been complied with and, on the basis of such an examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

(2) (i) On or before March 1 of each calendar year, commencing in 2007, the Servicer shall:

(A) deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(B) deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C) cause each Subservicer and each Subcontractor determined by the Servicer pursuant to Section 7.08(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 7.05(2); and

(D) deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit A.

The Servicer acknowledges that the parties identified in clause (i)(D) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(ii) Each assessment of compliance provided by a Subservicer pursuant to Section 7.05(2)(i)(A) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 7.05(2)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 7.08.

Section 7.06 Purchaser’s Right to Examine Servicer Records

The Purchaser shall have the right to examine and audit, during business hours or at such other times as are reasonable under applicable circumstances, upon 15 Business Days advance notice any and all of (i) the credit and other loan files relating to the Mortgage Loans or the Mortgagors, (ii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) relating to the servicing of the Mortgage Loans and (iii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) that are relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. The Servicer shall be obligated to make the foregoing information available to the Purchaser at the site where such information is stored; provided that the Purchaser shall be required to pay all reasonable costs and expenses incurred by the Servicer in making such information available.

Section 7.07 Appointment and Designation of Master Servicer.

The Purchaser hereby appoints and designates Aurora Loan Services LLC as its master servicer (the “Master Servicer”) for the Mortgage Loans subject to this Agreement. The Seller is hereby authorized and instructed to take any and all instructions with respect to servicing the Mortgage Loans hereunder as if the Master Servicer were the Purchaser hereunder. The authorization and instruction set forth herein shall remain in effect until such time as the Seller shall receive written instruction from the Purchaser that such authorization and instruction is terminated.

Section 7.08 Use of Subservicers and Subcontractors

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (i) of this Section 7.08. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (ii) of this Section 7.08.

(i) Pursuant to and in accordance with the terms of this Agreement, it shall not be necessary for the Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section 7.08 and with Sections 3.06, 6.06(iii), 6.06(v), 7.04(2), 7.05(2), 9.01(2) and 10.01(B) of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 6.06(iv) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 7.04(2), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 7.05(2) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 7.05(2) as and when required to be delivered.

(ii) Pursuant to and in accordance with the terms of this Agreement, it shall not be necessary for the Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 7.05(2), 9.01(2) and 10.01(B) of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 7.05(2), in each case as and when required to be delivered.

The Servicer acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in a Securitization Transaction in addition to the Mortgage Loans may be determined by a Depositor to be a Participating Entity on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation. The Servicer shall (A) respond as promptly as practicable to any good faith request by the Purchaser or any Depositor for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Purchaser or any Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 7.05(2).

ARTICLE VIII:
REPORTS TO BE PREPARED BY THE SERVICER

Section 8.01 Financial Statements

The Servicer understands that, in connection with marketing the Mortgage Loans, the Purchaser may make available to any prospective purchaser of the Mortgage Loans the Servicer’s audited financial statements for its fiscal year 2004 and its audited financial statements for fiscal year 2004, together with any additional statements provided pursuant to the next sentence. During the term hereof, the Servicer will deliver to the Purchaser audited financial statements for each of its fiscal years following the Funding Date and all other financial statements prepared following the Funding Date to the extent any such statements are available upon request to the public at large.

The Servicer also agrees to make available upon reasonable notice and during normal business hours to any prospective purchasers of the Mortgage Loans a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer which may affect, in any material respect, the Servicer’s ability to comply with its obligations under this Agreement, and to permit any prospective purchasers upon reasonable notice and during normal business hours to inspect the Servicer’s servicing facilities for the purpose of satisfying such prospective purchasers that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

ARTICLE IX:
THE SELLERS

Section 9.01 Indemnification; Third Party Claims

(1) Each Seller and Servicer shall indemnify and hold harmless the Purchaser, its directors, officers, agents, employees, and assignees (each, an “Indemnified Party”) from and against any costs, damages, expenses (including reasonable attorneys’ fees and costs, irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), fines, forfeitures, injuries, liabilities or losses (“Losses”) suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by either Seller of any of its representations and warranties contained in Article III or (ii) a breach by either Seller of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in compliance with the terms hereof and in accordance with the standard of care in Section 9.03, provided however, in the case of both of the preceding clauses (i) and (ii), PHH Mortgage shall have no obligation to indemnify an Indemnified Party for a breach by the Trust of the Trust’s representations contained in Sections 3.01, 3.03(3) or 3.03(16) hereof. In the event of a breach by the Trust of the Trust’s representations in Section 3.01, 3.03(3) or 3.03(16), the Indemnified Party’s sole right to indemnification shall be from the Trust. The applicable Seller shall immediately (i) notify the Purchaser if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property (ii) assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and (iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Purchaser in respect of such claim. Nothing contained herein shall prohibit the Purchaser, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither Seller shall be obligated to pay or comply with any settlement to which it has not consented. The Servicer shall be reimbursed from amounts on deposit in the Collection Account for all amounts advanced by it pursuant to the second preceding sentence except when the claim in any way relates to the Servicer’s indemnification pursuant to this Section 9.01(1).

(2) Each Seller and Servicer shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)(1) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Agreement by or on behalf of such Seller or Servicer, or provided under this Agreement by or on behalf of any Subservicer, Subcontractor or Third-Party Originator, as applicable (collectively, the “Company Information”), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(B) any failure by such Seller or Servicer and any Subservicer, any Subcontractor or any Third-Party Originator, as applicable, to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any failure by such Seller or Servicer to identify pursuant to Section 7.08(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(C) any breach by such Seller or Servicer of a representation or warranty set forth in Section 3.06(1) or in a writing furnished pursuant to Section 3.06(2) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by such Seller or Servicer of a representation or warranty in a writing furnished pursuant to Section 3.06(2) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (i)(B) of this Section, such Seller or Servicer shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by such Seller or Servicer and any Subservicer, any Subcontractor or any Third-Party Originator, as applicable.

Section 9.02 Merger or Consolidation of the Seller

Each Seller will keep in full effect its existence, rights and franchises as a corporation or a Delaware business trust, as applicable, under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which a Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of such Seller’s assets to such Person) to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that, unless otherwise consented to by the Purchaser, the successor or surviving Person, in the case of a merger or consolidation, etc. of the Servicer, shall be an institution qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac in accordance with the requirements of Section 3.02(1) and shall not cause a rating on any security backed by a Mortgage Loan to be downgraded.

Section 9.03 Limitation on Liability of the Sellers and Others

Neither the Sellers nor any of the officers, employees or agents of the Sellers shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or pursuant to the express written instructions of the Purchaser, or for errors in judgment made in good faith; provided that this provision shall not protect the Sellers or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, gross negligence or any breach in the performance of the obligations and duties hereunder. The Sellers and any officer, employee or agent of the Sellers may rely in good faith on any document of any kind reasonably believed by the Sellers or such Person to be genuine and prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

The Sellers shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their duties hereunder and which in their opinion may involve them in any expense or liability; provided that the Sellers may in their discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Sellers shall be entitled to be reimbursed therefor out of the Collection Account. This indemnity shall survive the termination of this Agreement.

Section 9.04 Servicer Not to Resign

With respect to the retention by PHH Mortgage of the servicing of the Mortgage Loans and the REO Properties hereunder, PHH Mortgage acknowledges that the Purchaser has acted in reliance upon PHH Mortgage’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Consequently, PHH Mortgage shall not assign the servicing rights retained by it hereunder to any third party nor resign from the obligations and duties hereby imposed on it except (i) in the case of a partial or complete assignment of the servicing rights to one or more servicers that are Fannie Mae- or Freddie Mac-approved, or (ii) 3 Business Days following any determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by PHH Mortgage. Any determination permitting the transfer of the servicing rights or the resignation of PHH Mortgage under Subsection (ii) hereof shall be evidenced by an opinion of counsel to such effect delivered to the Purchaser, which opinion of counsel shall be in form and substance reasonably acceptable to the Purchaser.

ARTICLE X:
DEFAULT

Section 10.01 Events of Default

(A) In case one or more of the following events shall occur and be continuing:

(1) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of 3 Business Days unless such failure to remit is due to a cause beyond the Servicer’s control, including an act of God, act of civil, military or governmental authority, fire, epidemic, flood, blizzard, earthquake, riot, war, or sabotage, provided that the Servicer gives the Purchaser notice of such cause promptly and uses its reasonable efforts to correct such failure to remit and does so remit within 2 Business Days following the end of the duration of the cause of such failure to remit;

(2) any failure on the part of a Seller/Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of such Seller/Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the applicable Seller/Servicer by the Purchaser; provided that such 30-day period shall not begin with respect to any failure to cure, repurchase or substitute in accordance with Sections 2.04 and/or 3.04 until the expiration of the cure periods provided for in Sections 2.04 and/or 3.04, as applicable;

(3) any filing of an Insolvency Proceeding by or on behalf of a Seller/Servicer, any consent by or on behalf of a Seller/Servicer to the filing of an Insolvency Proceeding against a Seller/Servicer, or any admission by or on behalf of a Seller/Servicer of its inability to pay its debts generally as the same become due;

(4) any filing of an Insolvency Proceeding against a Seller/Servicer that remains undismissed or unstayed for a period of 60 days after the filing thereof;

(5) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of a Seller/Servicer;

(6) any failure or inability of PHH Mortgage to be eligible to service Mortgage Loans for Fannie Mae or Freddie Mac;

(7) any sale, transfer, assignment, or other disposition by a Seller/Servicer of all or substantially all of its property or assets to a Person who does not meet the qualifications enumerated or incorporated by reference into Section 9.02, any assignment by a Seller/Servicer of this Agreement or any of a Seller’s/Servicer’s rights or obligations hereunder except in accordance with Section 9.04, or any action taken or omitted to be taken by a Seller/Servicer in contemplation or in furtherance of any of the foregoing, without the consent of the Purchaser; or

(8) any failure by the Seller to be in compliance with applicable “doing business” or licensing laws of any jurisdiction where Mortgaged Property is located;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Sellers may, in addition to whatever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Sellers under this Agreement and in and to the Mortgage Loans and the proceeds thereof subject to Section 12.01, without the Purchaser’s incurring any penalty or fee of any kind whatsoever in connection therewith; provided that, upon the occurrence of an Event of Default under Subsection (3), (4) or (5) of this Section 10.01(A), this Agreement and all authority and power of the Sellers hereunder (whether with respect to the Mortgage Loans, the REO Properties or otherwise) shall automatically cease. On or after the receipt by the Sellers of such written notice, all authority and power of the Sellers under this Agreement (whether with respect to the Mortgage Loans or otherwise) shall cease. Notwithstanding the occurrence of an Event of Default, the Sellers or the Servicer, as applicable, shall be entitled to all amounts due to such party and remaining unpaid on such date of termination.

(B) Notwithstanding anything else in this agreement to the contrary:

(i) Any failure by a Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, or any breach by a Seller or the Servicer of a representation or warranty set forth in Section 3.06(1) or in a writing furnished pursuant to Section 3.06(2) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by a Seller or the Servicer of a representation or warranty in a writing furnished pursuant to Section 3.06(2) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (B) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii) Any failure by a Seller, the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 7.04(2) or 7.05(2), including any failure by the Servicer to identify pursuant to Section 7.08(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(iii) The Servicer shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

ARTICLE XI:
TERMINATION

Section 11.01 Term and Termination

(1) The servicing obligations of the Servicer under this Agreement may be terminated as provided in Section 10.01 hereof.

(2) In any case other than as provided under Subsection (1) hereof, the respective obligations and responsibilities of the Sellers hereunder shall terminate upon: (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (b) the mutual written consent of the Sellers and the Purchaser.

(3) Upon any termination of this Agreement or the servicing obligations of the Servicer hereunder, then the Servicer shall prepare, execute and deliver all agreements, documents and instruments, including all Servicer Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect such termination, all at the Servicer’s sole expense. In any such event, the Servicer agrees to cooperate with the Purchaser in effecting the termination of the Servicer’s servicing responsibilities hereunder, including the transfer to the Purchaser or its designee for administration by it of all cash amounts which shall at the time be contained in, or credited by the Servicer to, the Collection Account and/or the Escrow Account or thereafter received with respect to any Mortgage Loan or REO Property.

Section 11.02 Survival

Notwithstanding anything to the contrary contained herein, the representations and warranties of the parties contained herein and in any certificate or other instrument delivered pursuant hereto, as well as the other covenants hereof (including those set forth in Section 9.01) that, by their terms, require performance after the termination by this Agreement, shall survive the delivery and payment for the Mortgage Loans on each Funding Date as well as the termination of this Agreement and shall inure to the benefit of the parties, their successors and assigns. Sellers further agree that the representations, warranties and covenants made by Sellers herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Purchaser notwithstanding any investigation heretofore made by Purchaser or on Purchaser’s behalf.

ARTICLE XII:
GENERAL PROVISIONS

Section 12.01 Successor to the Servicer

Upon the termination of the Servicer’s servicing responsibilities and duties under this Agreement pursuant to Section 9.04, 10.01, or 11.01, the Purchaser shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement or (ii) appoint a successor servicer which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; provided, however, that in the case of any assignment by the Servicer of servicing rights pursuant to clause (i) of the second sentence of Section 9.04, any related assignee of such servicing rights shall succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement with respect to the Mortgage Loans to be serviced by such assignee. If the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, then the Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof (if applicable) all on the terms and conditions contained herein and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The termination of the Servicer’s servicing responsibilities pursuant to any of the aforementioned Sections shall not, among other things, relieve the Servicer of its obligations pursuant to Section 2.04 and/or 7.02, the representations and warranties or other obligations set forth in Sections 2.04, 3.01, 3.02 and 3.03 and the remedies available to the Purchaser under the various provisions of this Agreement. In addition, such termination shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination.

The Servicer shall promptly deliver to the successor the funds in the Collection Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liability of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Servicing Advances which the successor retains hereunder and which could otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor Servicer.

Section 12.02 Governing Law

This Agreement is to be governed by, and construed in accordance with the internal laws of the State of New York without giving effect to principals of conflicts of laws. The obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.03 Notices

Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of the Purchaser, Lehman Brothers Bank, FSB, 745 Seventh Avenue, 6th Floor, New York, NY 10019 Attention: Contract Finance 212-526-7000, (ii) in the case of PHH Mortgage, PHH Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, Attention: Vice President, Servicing, and (iii) in the case of the Trust, c/o PHH Mortgage Corporation, as Administrator, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, Attention: Peter A. Thomas, Vice President, Secondary Marketing ,or such other address as may hereafter be furnished to the Purchaser in writing by the applicable Seller.

Section 12.04 Severability of Provisions

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.05 Schedules and Exhibits

The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

Section 12.06 General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(2) any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(3) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs, ” and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(5) a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(6) a reference to a “day” shall be a reference to a calendar day;

(7) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(8) the terms “include” and “including” shall mean without limitation by reason of enumeration .

Section 12.07 Waivers and Amendments, Noncontractual Remedies; Preservation of Remedies

This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 12.08 Captions

All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

Section 12.09 Counterparts; Effectiveness

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective as of the date first set forth herein upon the due execution and delivery of this Agreement by each of the parties hereto.

Section 12.10 Entire Agreement; Amendment

This Agreement (including the schedules and exhibits annexed hereto or referred to herein), together with the PHH Guide, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representatives of the parties hereto.

Section 12.11 Further Assurances

Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby. The Sellers will promptly and duly execute and deliver to the Purchaser such documents and assurances and take such further action as the Purchaser may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Purchaser.

Section 12.12 Intention of the Parties

(1) Each Seller intends that the conveyance of such Seller’s right, title and interest in and to the Mortgage Loans to the Purchaser shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the applicable Seller intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. Each Seller also intends and agrees that, in such event, (i) the applicable Seller shall be deemed to have granted to the Purchaser and its assigns a first priority security interest in such Seller's entire right, title and interest in and to the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans, all amounts held from time to time in the accounts mentioned pursuant to this Agreement and all reinvestment earnings on such amounts, together with all of the applicable Seller’s right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

(2) The Purchaser and the Sellers acknowledge and agree that the purpose of Sections 3.06, 6.06, 7.04(2), 7.05(2), 7.08, 9.01(2) and 10.01(B) of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Sellers acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Sellers shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to either Seller, the Servicer, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

Section 12.13 Appointment and Designation of Master Servicer.

The Purchaser may, in its sole discretion from time to time, engage a master servicer (the “Master Servicer”) to assist the Purchaser in the supervision of the performance by the Seller of its obligations and responsibilities arising under this Agreement. In the event that the Purchaser so appoints a Master Servicer, the Purchaser shall provide written notice thereof to the Seller. From the date of such notice until such time as the Seller receives written notice from the Purchaser that it has terminated or replaced such Master Servicer, the Seller shall deliver all notices, reports and remittances that the Seller is obligated to deliver to the Purchaser under this Agreement directly to the Master Servicer named in such notice (or to any successor master servicer named in any subsequent written notice received from the Purchaser). The Master Servicer, acting on behalf of the Purchaser, shall have the benefit of the covenants and agreements of the Seller under this Agreement and the Master Servicer, acting on behalf of the Purchaser, shall have the same rights as the Purchaser to the to enforce the obligations of the Seller arising under this Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Seller under this Agreement upon the occurrence of an Event of Default as provided in this Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Purchaser under this Agreement; and in connection with the performance of the Master Servicer’s duties hereunder the Seller agrees that the Master Servicer shall be entitled to all of the rights, protections, indemnities and limitations of liability afforded to the Purchaser under this Agreement. The Purchaser hereby appoints Aurora Loan Services LLC as its Master Servicer hereunder.

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective officers as of the date first written above.

LEHMAN BROTHERS BANK, FSB

By:_________________________________________

Name: Jack E. Desens
Title: Vice President

PHH MORTGAGE CORPORATION

By:________________________________________

Name: Pete A. Thomas
Title: Vice President

BISHOP’S GATE RESIDENTIAL
MORTGAGE TRUST (formerly known as
CENDANT RESIDENTIAL MORTGAGE TRUST)

By: PHH Mortgage Corporation, as Administrator

By:_________________________________________

Name: Peter A. Thomas
Title: Vice President

EXHIBIT 2.05

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Assignment”), dated of _________ __, 2005, is entered into among [_________________], a ___________________ (the “Assignee”), [______________________] (the “Assignor”), [PHH Mortgage Corporation] [Bishop’s Gate Residential Mortgage Trust] (the “Seller ”), with PHH Mortgage Corporation, as the servicer (the “Servicer”).

RECITALS

WHEREAS the Assignor, the Seller and the Servicer have entered into a certain Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of _____________, 2005 (as amended or modified to the date hereof, the “Agreement”), pursuant to which the Assignor has acquired certain Mortgage Loans pursuant to the terms of the Agreement and Servicer has agreed to service such Mortgage Loans; and

WHEREAS the Assignee has agreed, on the terms and conditions contained herein, to purchase from the Assignor [certain] [all] of the Mortgage Loans (the “Specified Mortgage Loans”) which are subject to the provisions of the Agreement and are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”);

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. Assignment and Assumption

(a) On and of the date hereof, the Assignor hereby sells, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all rights related thereto as provided under the Agreement to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Seller hereby acknowledges such assignment and assumption.

(b) On and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee’s ownership interests in the Specified Mortgage Loans since the date of the Assignor’s acquisition of the Specified Mortgage Loans.

2. Recognition of Purchaser

From and after the date hereof, both the Assignee and the Seller shall note the transfer of the Specified Mortgage Loans to the Assignee in their respective books and records and shall recognize the Assignee as the owner of the Specified Mortgage Loans, and Servicer shall service the Specified Mortgage Loans for the benefit of the Assignee pursuant to the Agreement, the terms of which are incorporated herein by reference. It is the intention of the Seller, the Servicer, the Assignee and the Assignor that the Assignment shall be binding upon and inure to the benefit of the Assignee and the Assignor and their successors and assigns.

3. Representations and Warranties

(a) The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Seller or the Assignor other than those contained in the Agreement or this Assignment.

(b) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

(c) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4. Continuing Effect

Except as contemplated hereby, the Agreement shall remain in full force and effect in accordance with its terms.

5. Governing Law

This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

6. Notices

Any notices or other communications permitted or required under the Agreement to be made to the Assignee shall be made in accordance with the terms of the Agreement and shall be sent to the Assignee as follows: [_____________________], or to such other address as may hereafter be furnished by the Assignee to the parties in accordance with the provisions of the Agreement.

7. Counterparts

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

8. Definitions

Any capitalized term used but not defined in this Agreement has the same meaning as in the Agreement.

[Assignment continues with signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:

[__________________]

By: ___________________________ Name: _________________________ Title: __________________________

SELLER:

[PHH MORTGAGE CORPORATION] [BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST]

By: ___________________________ Name: _________________________ Title: __________________________

ASSIGNEE:

By: ___________________________ Name: _________________________ Title: __________________________

SERVICER:

PHH MORTGAGE CORPORATION

By: ___________________________ Name: _________________________ Title: __________________________

EXHIBIT 10

FORM OF WARRANTY BILL OF SALE

On this _______ day of ________, 200__, [PHH Mortgage Corporation] [Bishop's Gate Residential Mortgage Trust] ("Seller") as the Seller under that certain Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of _____________, 2005 (the "Agreement") does hereby sell, transfer, assign, set over and convey to [______________] as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.01 of the Agreement, the Seller has delivered to the Purchaser or its custodian the Legal Documents for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Mortgage File required to be retained by PHH Mortgage Corporation ("PHH") to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by PHH for the benefit of the Purchaser as the owner thereof. PHH's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by PHH shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of PHH shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by PHH at the will of the Purchaser in such custodial capacity only.

The Seller confirms to the Purchaser that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 of the Agreement are true and correct as of the date hereof, and that all statements made in the Sellers' Officer's Certificate and all attachments thereto remain complete, true and correct in all respects as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

[PHH MORTGAGE CORPORATION]
[BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST]

(Seller)

By:

Name:

Title:

EXHIBIT 11-1

FORM OF SARBANES-OXLEY CERTIFICATION

I, Martin Foster, certify to [Master Servicer Name], in connection with [Insert name and date of applicable contract and/or name of securitization deal] (the “Agreement”), that I am a duly elected Senior Vice President of PHH Mortgage Corporation, a corporation organized under the laws of the State of New Jersey (the “Servicer”) and further as follows:

(i) Based on my knowledge, the information in the Annual Statement of Compliance, and the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer by the Servicer, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading, as of the last day of the period covered by the Annual Statement of Compliance;

(ii) Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under the Agreement has been provided to the Master Servicer;

(iii) I am responsible for reviewing the activities performed by the Servicer under this Agreement and based upon the review required by this Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report, or otherwise disclosed in a writing submitted to the Master Servicer, the Servicer has, as of last day of the period covered by the Annual Statement of Compliance, fulfilled its obligations under this Agreement; and

(iv) I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards as determined in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in this Agreement.

Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.

PHH Mortgage Corporation

By: ______________________________
Martin Foster
Senior Vice President
Date:

EXHIBIT 11-2

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, Martin Foster, the Senior Vice President of PHH Mortgage Corporation (the “Servicer”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by each Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.

By: ______________________________
Martin Foster
Senior Vice President

Date:

EXHIBIT 12

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [PHH Mortgage Corporation] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Regulation AB Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Regulation AB Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Regulation AB Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Regulation AB Servicer’s records regarding the mortgage loans agree with the Regulation AB Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SERVICER] [NAME OF SUBSERVICER]

Date: _________________________
By: __________________________
Name:
Title:

Schedule B-1

CONTENTS OF PURCHASER'S MORTGAGE FILE

With respect to each Mortgage Loan, the Purchaser's Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the applicable Seller or delivered to the Purchaser pursuant to the provisions of the Sellers' Warranties and Servicing Agreement.

To be Delivered 5 days prior to Closing Date:

1.
The original Mortgage Note bearing all intervening endorsements, endorsed, at the direction of the Purchaser either (1) "Pay to the order of ”-------“, without recourse," or (2) in blank and signed in the name of the applicable Seller by an authorized officer. To the extent that there is no space on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Purchaser is so advised by the Seller that state law so allows

2.
If the Mortgage Loan is not a MERS Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Mortgage shall be assigned, at the direction of the Purchaser either (1) to "---------" or (2) with assignee's name left blank. The Assignment of Mortgage must be duly recorded only on the direction of the Purchaser. If the Mortgage Loan was acquired by the applicable Seller in a merger, the Assignment of Mortgage must be made by "PHH Mortgage Corporation, successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name or under an assumed name, the Assignment must be by "PHH Mortgage Corporation formerly known as [previous name] or [PHH Mortgage Corporation dba ______________, ] respectively.

3.	With respect to each Pledged Asset Mortgage Loan, a copy of the related Control Agreement and Pledged Asset Agreement.

4.
With respect to each Pledged Asset Mortgage Loan, a copy of the UCC-1, to the extent the Pledged Asset Servicer was required to deliver such UCC-1 to Servicer, and an original form UCC-3, if applicable, to the extent the Pledged Asset Servicer was required to deliver such UCC-3 to Servicer, together with any instrument required to be delivered under the related Surety Bond for transferring coverage under such Surety Bond.

5.
With respect to each Cooperative Loan, the original Stock Certificate and related Stock Power, in blank, executed by the Mortgagor with such signature guaranteed and original Stock Power, in blank executed by the Seller provided, that if the Seller delivers a certified copy, the Seller shall deliver the original Stock Certificate and Stock Powers to the Custodian on or prior to the date which is 180 days after the related Closing Date.

To be delivered within 180 days after the related Closing Date:

1.
the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the applicable Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the applicable Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

2.	To the extent applicable, the original of each power of attorney, surety agreement or guaranty agreement with respect to such Mortgage Loan;

3.
Originals of any executed intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the applicable Seller to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

4.
Originals of all assumption, modification and substitution agreements, if any, or, if the originals of any such assumption, modification and substitution agreements have not yet been returned from the recording office, a copy of such instruments certified by the applicable Seller to be a true copy of the original of such instruments which have been sent for recording in the appropriate jurisdictions in which the Mortgaged Properties are located.

5.
The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company, in each case, including an Environmental Protection Agency Endorsement and an adjustable-rate endorsement.

6.	With respect to each Cooperative Loan, the original Recognition Agreement and the original Assignment of Recognition Agreement;

7.	With respect to each Cooperative Loan, an Estoppel Letter and/or Consent;

8.	With respect to each Cooperative Loan, the Cooperative Lien Search;

9.	With respect to each Cooperative Loan, the guaranty of the Mortgage Note and Cooperative Loan, if any; and

10.	With respect to each Cooperative Loan, the original Cooperative Pledge Agreement.

11.
With respect to each Cooperative Loan, the original Proprietary Lease and the Assignment of Proprietary Lease executed by the Mortgagor in blank or if the Proprietary Lease has been assigned by the Mortgagor to the Seller, then the Seller must execute an assignment of the Assignment of Proprietary Lease in blank;

12.	With respect to each Cooperative Loan, the recorded state and county Financing Statements and Financing Statement Changes;

From time to time, the Sellers shall forward to the Custodian additional original documents pursuant to the Agreement or additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Sellers, in accordance with the Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the “Custodial File”.

PHH Mortgage Corporation
Mortgage File Cover Sheet: Credit Documents
(Schedule B-2)

Prepared by:_________________________	Phone: _____________

Location: PHH Mortgage Corporation	Fax: ________________

Borrower Name: _____________________

Loan Number: _______________________

General:

_______ 1.	Mortgage File Cover Sheet Checklist - Inside File
_______ 2.	Borrower’s Authorization to Obtain Information (Original)
_______ 3.	Fannie Mae1008(original) or Underwriter’s Worksheet (CUW2)

 Applications:
_______ 4.	Final Signed Typed Loan Application (Form 1003 or personal profile)
_______ 5.	Initial Signed Loan Application (personal profile, handwritten or typed)

 Credit Documentation:
_______ 6	Credit Report(s), Merged In-file or RMCR) (original or photocopy)
_______ 7.	Borrower’s explanations (credit, employment, etc., if applicable)
_______ 8.	VOM(s) or other form of verification(s) on all mortgages (not required on Aus scored loans)
_______ 9.	Separation agreement, divorce decree (if applicable)
_______ 10.	Miscellaneous Credit Documents (if applicable)

Employment/Income Documentation:
_______ 11.	Copy or Original initial VOE(s); OR
_______ 12.	Paystubs dated with 30 days of closing; OR
_______ 13.	IRS Form W-2’s Original or Copy (for wage earner); OR
_______ 14.	IRS Form 1040’s, 1120’s, 1065’s, etc.,(2 years)for self-employed);
_______ 15.	Leases (if applicable)
_______ 16.	All documentation required to support Borrower’s cash flow for loans Originated.

Asset Documentation:
_______ 17.	Copy or Original VOD(s) or source of funds to close (if applicable)
_______ 18.	Gift Letter (if applicable) (original)
_______ 19.	Verification of original purchase price, real estate sales contract, or HUD-1 on first mortgage (if applicable)
 Property Documentation:
_______ 20.	Appraisal, including original photos of subject and comps. (original)
_______ 21.	Review Appraisal or second full Appraisal (if required) (original)
_______ 22.	442 Final Inspection
_______ 23.	Copy or Original Contract of Sale
_______ 24.	Miscellaneous

EXHIBIT C

Assignment and Assumption Agreement

C-1

Exhibit D

Mortgage Loan Schedule

[To be retained in a separate closing binder entitled
“LMT 2007-5 Mortgage Loan Schedules” at McKee Nelson LLP]

D-1

EXHIBIT E

EXHIBIT 13

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

[Date]

[Custodian]
[Address]
Attention: [ ]

In connection with the administration of the mortgages held by you as Custodian under a certain Custodial Agreement dated as of May 1, 2007, between Wells Fargo Bank, N.A., as Trustee, and you, as Custodian (the “Custodial Agreement”), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Custodian with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

Reason for requesting file:

___ 1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

___ 2. Mortgage Loan being foreclosed.

___ 3. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

___ 4. Other. (Describe.)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased (in which case the Mortgage File will be retained by us permanently).

E-1

Capitalized terms used herein shall have the meanings ascribed to them in the Custodial Agreement.

_____________________________________
PHH MORTGAGE CORPORATION

By: _________________________________
Name:
Title: Servicing Officer

E-2

EXHIBIT F

FANNIE MAE GUIDE NO. 95-19
Reference

• Selling        This announcement amends the guide(s) indicated.
• Servicing    Please keep it for reference until we issue a formal change.

Subject    “Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring -- as of the month ending March 31, 1996 -- servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date -- for example, at the and of the first week of a month -- to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad

Senior Vice President - Mortgage and Lender Standards

11/20/95

F-1

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A "full-file" status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number
Consumer Credit Associates, Inc.	Call (713) 595-1190, either extension
950 Threadneedle Street, Suite 200	150, 101, or 112, for all inquiries.
Houston, Texas 77079-2903

Equifax
Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services	Call (800) 831-5614 for all inquiries,
601 TRW Parkway	current members should select option 3;
Allen, Texas 75002	lenders that need to set up an account
should select Option 4.

Trans Union Corporation	Call (312) 258-1818 to get the name of
555 West Adams	the local bureau to contact about setting
Chicago, Illinois 60661	up an account or obtaining other
information.

11/20/95

F-2

EXHIBIT G-1

EXHIBIT 5.04

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ __, ____

To: ____________________
____________________
____________________
(the “Depository”)

As Servicer under the Reconstituted Servicing Agreement dated as of May 1, 2007 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 5.04 of the Agreement, to be designated as “PHH Mortgage Corporation, in trust for Wells Fargo Bank, N.A., as Trustee for Lehman Mortgage Trust, Series 2007-5.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

PHH MORTGAGE CORPORATION
Servicer

By:____________________________
Name:
Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

_______________________________
Depository

By: ____________________________
Name:
Title:

G-1-1

EXHIBIT G-2

EXHIBIT 5.06

ESCROW ACCOUNT LETTER AGREEMENT

______________ ___, ____
To: _______________________
_______________________
_______________________
(the “Depository”)

As Servicer under the Reconstituted Servicing Agreement dated as of May 1, 2007 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 5.06 of the Agreement, to be designated as “PHH Mortgage Corporation, in trust for Wells Fargo Bank, N.A., as Trustee for Lehman Mortgage Trust, Series 2007-5.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

PHH MORTGAGE CORPORATION
Servicer

By:_____________________________
Name:
Title:
Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

_______________________________
Depository

By: ____________________________
Name:
Title:

G-2-1

EXHIBIT G-3

EXHIBIT 14

TRANSACTION PARTIES

Depositor: Structured Asset Securities Corporation

Trustee:  Wells Fargo Bank, N.A.

Securities Administrator: N/A

Master Servicer:  Aurora Loan Services LLC

Credit Risk Manager: N/A

PMI Insurer(s): N/A

Interest Rate Swap Counterparty: N/A

Interest Rate Cap Counterparty: Lehman Brothers Special Financing Inc.

Servicer(s): Aurora Loan Services LLC, IndyMac Bank, F.S.B., Countrywide Home Loans Servicing, LP, GreenPoint Mortgage Funding, Inc., National City Mortgage Co., PHH Mortgage Corporation and Colonial Savings, F.A.

Primary Originator(s): Sovereign Bank, FSB, National City Mortgage Co., IndyMac Bank, F.S.B. and Lehman Brothers Bank, FSB.

Custodian(s): Deutsche Bank National Trust Company, LaSalle Bank National Association, Wells Fargo Bank, N.A. and U.S. Bank National Association

Sponsor and Seller: Lehman Brothers Holdings, Inc.

G-3-1

EXHIBIT G-4

EXHIBIT 15

CUSTODIAL ACCOUNT CERTIFICATION NOTICE

May __, 2007

To:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attention: Jerald W. Dreyer (LMT 2007-5)

As Servicer under the Reconstituted Servicing Agreement dated as of May 1, 2007 among PHH Mortgage Corporation, as Servicer, Lehman Brothers Holdings Inc., as Seller and you, as Master Servicer, and as acknowledged by Wells Fargo Bank, N.A. (the “Agreement”), we hereby certify to you that we have established an account at [insert name of financial institution], as a Custodial Account pursuant to the Agreement, to be designated as “[____________], in trust for Wells Fargo Bank, N.A., as Trustee for Lehman Mortgage Trust Mortgage Pass Through Certificates Series 2007-5.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.

PHH MORTGAGE CORPORATION

By:
Name:
Title:

G-4-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

___________________________________
Depository

By:_____________________________
Name:
Title:
Date:

G-4-2

EXHIBIT H-1

EXHIBIT 16

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,
REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

H-1-1

EXHIBIT H-2

EXHIBIT 17

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

FIELD NAME	DESCRIPTION

% of MI Coverage	% of MI Coverage
Actual MI Claim Filed Date	The date the Claim to the MI Company was filed
Actual Bankruptcy Start Date (filing date)	Actual Bankruptcy Start Date (filing date)
Actual Claim Amount Filed	The amount claimed to the MI company on the MI claim
Actual Discharge Date	Date Bankruptcy was Discharged
Actual Due Date	Next Payment Due Date
Actual Eviction Complete Date	Actual Eviction Complete Date
Actual Eviction Start Date	Actual Eviction Start Date
Actual First Legal Date	Actual First Legal Date
Actual Notice of Intent Date (breach letter date)	Actual Notice of Intent Date (breach letter date)
Actual Payment Plan End Date	The date the Last Pre-petition payment is due from the Trustee in a chapter 13 BK
Actual Payment Plan Start Date	The date the First Pre-petition payment is due from the Trustee in a chapter 13 BK
Actual Redemption End Date	Actual Redemption End Date
Actual REO Start Date	The date the account was received by the REO Department
Appraisal, BPO Costs	Total expenses incurred for the purpose of BPO's or Appraisals.
Bankruptcy Chapter	Bankruptcy Chapter 7,11,13
BK Atty Fees & Costs	BK Atty Fees & Costs
BK Flag (Man Code)	A code that identifies the account as an active Bankruptcy.
Bnk Case # (7 digit only)	Bnk Case # (7 digit only)
City	City
Claim Amount Paid	MI Claim Amount
Claim Funds Received Date	The date the MI Claim funds were received from the MI Company
Confirmation Hearing Date	Confirmation Hearing Date
Current Interest Rate	Current Interest Rate
Current Loan Amount	Unpaid Principal Balance
Current P&I Payment Amount	Current P&I Payment Amount
Date Bid Instructions Sent	Date Bid Instructions Sent to Attorney
Date F/C Sale Scheduled	The date the Foreclosure sale is scheduled to occur.
Date Filed Relief/Dismissal	The date the motion for Relief or Dismissal was filed with the BK Court

H-2-1

Date Loan Reinstated	Date Loan Reinstated
Date POC Filed	Date proof of claim filed
Date Relief/Dismissal Granted	The date the BK court granted the motion for Relief or Dismissal
Date REO Offer Accepted	Date REO Offer Accepted
Date REO Offer Received	Date REO Offer Received
Deal Identifier by Loan	Security Name/Cross reference Investor ID (Servicer to Cross reference)
Delinquency Status (Man Code)	30, 60, 90, BK, FC, REO, Claims or a code that can be decoded to determine the current status of the account.
Loss Mit Denial Date	Loss Mit Denial Date
Eviction Atty Fees & Costs	Eviction Atty Fees & Costs
F/B 1st Due (if applicable)	F/B 1st Due (if applicable)
F/B Last Due (if applicable)	F/B Last Due (if applicable)
FC Atty Fees & Costs	FC Atty Fees & Costs
FC Flag	A code that identifies the account as an active Foreclosure.
FC Start Date (referral date)	FC Start Date (referral date)
FC Suspended Date	FC Suspended Date
FC Valuation Amount	The value of the property as determined for the purpose of foreclosure.
FC Valuation Date	The date the property value was determined for the purpose of foreclosure.
FC Valuation Source	The type of valuation that was used to determine the Fc Valuation amount.
FHA 27011A Transmitted Date	FHA 27011A Transmitted Date
FHA 27011B Transmitted Date	FHA 27011B Transmitted Date
FHA Case #	FHA Case #
FHA Part A Funds Received Date	FHA Part A Funds Received Date
First Payment Date	First Payment Date
Foreclosure Actual Sale Date	Date F/C Sale Held
VA Guarantee %	VA Guarantee %
Interest Advances	Interest Advances
Investor Loan Number	Investor Loan Number
INVESTOR/SECURITY BILLING SENT DATE	Date claim submitted to investor
Liquidation Status	Type of PIF, S/S, 3rd Party etc.
VA Loan Guarantee Certificate Number	VA Loan Guarantee Certificate Number
Loan Number	Servicer Loan Number
Loan Term	Loan Term
Loan Type	Loan Type
Loss Mit Approval Date	Loss Mit Approval Date
Loss Mit Flag (Man Code)	A code that identifies the account as an active Loss Mit account.
Loss Mit Removal Date	The date the Loss Mit Department determined that Loss Mit Options were no longer a viable option.
Loss Mit Start Date	Loss Mit Set-up Date

H-2-2

Loss Mit Type	S/S, Forbearance, Repay, Mod, etc.
Loss Mit Workstation Status	Completed, Removed, Active
MI Certificate Number	MI Certificate Number
MI Cost	Price percentage, lender paid only
MI Coverage Y/N	MI Coverage Y/N
Monthly MIP Cost	The monthly fee paid to HUD to maintain coverage on the account.
Next Payment Adjustment Date	Next Payment Adjustment Date
Next Rate Adjustment Date	Next Rate Adjustment Date
Occupancy Status	Occupancy Status
Occupancy Status Date	The date the occupancy status reported was determined.
Original Loan Amount	Original Loan Amount
Original Value Amount	The value of the property as determined at the origination of the account.
Origination Date	The date the closing occurred to originate the loan.
ORIGINATION VALUE DATE	The date the original Value Amount was determined.
ORIGINATION VALUE SOURCE	The type of valuation that was used to determine the Original Value amount.
Other Advance Expenses	Total Advances minus all other/detail and total
Ownership Code
Paid in Full Date	Date loan liquidated from system UPB removed
Paid Off Code
Part B Funds Received Date	FHA/VA Only
Partial Prepayment Amount Collected
Post Petition Due Date
Prepayment Expiration Date	Term
Prepayment Flag
Prepayment Premium Collected
Prepayment Waived
Product Type
Property Condition
PROPERTY PRESERVATION FEES
Property Type
Realized Gain or Loss
Reason for Default
Reason Suspended
Relief/Dismissal Hearing Date
REO Repaired Value
REO Value(As-is)
REO Actual Closing Date
REO Flag (Man Code)
REO List Date
REO List Price
REO Net Sales proceeds

H-2-3

REO Sales Price
REO Scheduled Close Date
REO Value Date
REO VALUE SOURCE
Repay First Due Date
Repay Last Due Date
Repay Next Due Date
Repay Plan Broken Date
Repay Plan Created Date
SBO LOAN NUMBER
Scheduled Balance
Scheduled Due Date
Servicing Fee
State
Street Address
T&I Advances
Title Approval Letter Received Date
Title Package to HUD Date
Title Package to VA Date
VA Claim Funds Received Date
VA Claim Submitted Date
VA FIRST FUNDS RECEIVED AMOUNT
VA FIRST FUNDS RECEIVED DATE
VA NOE Submitted Date
ZIP CODE
FNMA ACTION CODE
FNMA DELINQUENCY REASON CODE

H-2-4

EXHIBIT H-3

EXHIBIT 18

FORM OF LOAN LOSS REPORT

Final Report Field Heading	Definition	Format
Servicer Cut Off Date	Reporting cycle cut off date	DATE(MM/DD/YYYY)
Servicer Loan Number	Individual number that uniquely identifies loan as defined by servicer.	VARCHAR2(15)
Investor Loan Number	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.	NUMBER(9)
Servicer Customer Number	Unique number assigned to each servicer	NUMBER(3)
Investor ID	Unique number assigned to a group of loans in the servicing system.	NUMBER (10,2)
Resolution Type	Description of the process to resolve the delinquency. Ex. Foreclosure, Short Sale, Third Party Sale, Deed In Lieu, etc.	VARCHAR2(15)
Resolution Date	Date the process described in Resolution Type was completed.	DATE(MM/DD/YYYY)
Liquidation Date	Date the loan was liquidated on the servicers servicing system.	DATE(MM/DD/YYYY)
REO Sale Date	Actual date that the sale of the REO property closed escrow.	DATE(MM/DD/YYYY)
Title Date	Date clear title was recorded.	DATE(MM/DD/YYYY)
MI Percent	Percent of coverage provided by the PMI company in the event of loss on a defaulted loan.	NUMBER(6,5)
First Legal Date	Actual date that foreclosure counsel filed the first legal action as defined by state statute.	DATE(MM/DD/YYYY)
Bankruptcy 1 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 1 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Bankruptcy 2 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)

H-3-1

Bankruptcy 2 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Foreclosure Fees	Amount paid to the Foreclosure Attorney for performing his service.	NUMBER(10,2)
Foreclosure Costs	Amount incurred as part of the foreclosure process.	NUMBER(10,2)
Bankruptcy Costs	Amount incurred related to a bankruptcy filing involving the borrower or subject property.	NUMBER(10,2)
Eviction Costs	Amount incurred related to the eviction process.	NUMBER(10,2)
Appraisal Costs	Amount incurred to acquire a value for the subject property.	NUMBER(10,2)
Preservation Costs	Amount incurred to preserve and secure the property.	NUMBER(10,2)
Utility Costs	Amount incurred for utilities at the property.	NUMBER(10,2)
HOA Costs	Amount paid to the Home Owners Association to maintain the property dues.	NUMBER(10,2)
Other Costs	Amount of Miscellaneous Expenses incurred during the default process.	NUMBER(10,2)
Interest on Advances	Interest paid by HUD/VA or MI on the amounts advanced related to the liquidation of the property.	NUMBER(10,2)
Hazard Refunds	Amount of refunds of Hazard Premiums paid.	NUMBER(10,2)
Real Estate Taxes	Amount of any taxes paid during the default process.	NUMBER(10,2)
Hazard Premiums	Amount paid for Hazard Insurance on the property held as collateral for the mortgage.	NUMBER(10,2)
MI Premiums	Amount paid for Mortgage Insurance related to the mortgage loan.	NUMBER(10,2)
Other Escrow	Miscellaneous Expenses incurred from the escrow account during the default process.	NUMBER(10,2)
Sales Proceeds	Funds received in connection with the sale of the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)

H-3-2

Initial Claim Proceeds	Funds received in connection with the conveyance of the property to the insuring agency (Positive Number).	NUMBER(10,2)
Final Claim Proceeds	Claim funds received from the insuring agency (HUD/VA).	NUMBER(10,2)
Other Proceeds	Miscellaneous funds received in connection with the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Escrow Balance	Any positive balance remaining in the escrow account.	NUMBER(10,2)
Replacement Reserve Bal	Amount of funds held in the Replacement Reserve account (Positive Number).	NUMBER(10,2)
Restricted Escrow Bal	Amount of funds held in the Restricted Escrow account.	NUMBER(10,2)
Suspense Balance	Amount of funds held in the Suspense account (Positive Number).	NUMBER(10,2)
Servicer Retained Loss
The total amount of the Gross Final Actual (Loss)/Gain the servicer will take, due to Interest/Expense Curtailments by HUD/VA (This would include Advances not claimed to HUD/VA or MI due to servicer error) (Positive Number).
NUMBER(10,2)

H-3-3

EXHIBIT I

EXHIBIT 19

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The Servicer shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Regulation AB Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Regulation AB Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Regulation AB Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Regulation AB Servicer’s records regarding the mortgage loans agree with the Regulation AB Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.